Exhibit 4.3

                              SUNTRUST BANKS, INC.


                                   401(k) PLAN


                           AMENDED AND RESTATED AS OF
                                 JANUARY 1, 1997

                              SUNTRUST 401(k) PLAN

                                TABLE OF CONTENTS
                                -----------------

SECTION I - INTRODUCTION AND HISTORY                                         1
            1.1         Sun Banks, Inc. SunShare Plan                        1
            1.2         Section 401(k) Provisions                            1
            1.3         ESOP Provisions                                      1
            1.4         SunTrust Banks, Inc. as Plan Sponsor                 1
            1.5         SunTrust ESOP                                        1
            1.6         SunTrust 401(k) Plan                                 2
            1.7         Amendment and Qualification                          2
            1.8         Exclusive Benefit                                    2
            1.9         Designation of Companies                             2

SECTION II - DEFINITIONS                                                     2
            2.1         Construction                                         2
            2.2         Active Participant                                   2
            2.3         Actual Deferral Percentage                           2
            2.5         Annual Addition                                      4
            2.6         Available Compensation                               4
            2.7         Base Compensation                                    4
            2.8         Beneficiary                                          5
            2.9         Board                                                5
            2.10        Break In Service                                     5
            2.11        Certain Other Participants                           5
            2.12        Code                                                 5
            2.13        Company Contribution                                 5
            2.14        Company                                              6
            2.15        Compensation Committee                               6
            2.16        Compensation Deferral Agreement                      6
            2.17        Corporation                                          6
            2.18        Current Obligations                                  6
            2.19        Date of Employment                                   6
            2.20        Disability                                           6
            2.21        Effective Date                                       6
            2.22        Elective Contribution                                6
            2.23        Eligible Employee                                    6
            2.24        Employee                                             7
            2.25        ERISA                                                7
            2.26        Employer Stock                                       7
            2.27        Employer Stock Suspense Account                      8
            2.28        Employment                                           8
            2.29        Employment Termination Date                          8
            2.30        Entry Date                                           8
            2.31        ESOP                                                 9
            2.32        Exempt Loan                                          9
            2.33        Guaranteed Matching Contribution                     9
            2.34        Hardship                                             9
            2.35        Highly Compensated Active Participant                9
            2.36        Hours of Service                                    10
            2.37        Investment Fund                                     13
            2.38        Key Employee                                        13

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            2.39        Leave of Absence                                    13
            2.40        Limitation Year                                     14
            2.41        Matching Contributions                              14
            2.42        Matching Contribution Percentage                    14
            2.43        Participant                                         15
            2.44        Performance Matching Contribution                   15
            2.45        Plan                                                15
            2.46        Plan Year                                           15
            2.47        Plan Committee                                      15
            2.48        Prior PAYSOP                                        16
            2.49        Prior Plan                                          16
            2.50        Qualified Participant                               16
            2.51        Retirement                                          16
            2.52        Service                                             16
            2.53        Taxable Wages                                       18
            2.54        Top-Heavy Determination Date                        18
            2.55        Top-Heavy Plan                                      19
            2.56        Total Account                                       19
            2.57        Trust Agreement                                     19
            2.58        Trust Fund                                          19
            2.59        Trustee                                             19
            2.60        Valuation Date                                      19
            2.61        Vested Account                                      19
            2.62        Voluntary Contributions                             19

SECTION III - ELIGIBILITY AND PARTICIPATION                                 19
            3.1         Participation                                       19
            3.2         Participation of Reemployed Individuals             20
            3.3         Prior Service of Reemployed Individuals             20

SECTION IV - CONTRIBUTIONS                                                  20
            4.1         Company Contribution                                20
            4.3         Changes to Contribution Rate                        21
            4.4         Matching Contributions                              22
            4.5         Minimum Contribution                                23
            4.6         Delivery of Contributions To Trustee                24
            4.7         Separate Accounts and Non-Diversion of Funds        24
            4.8         Return of Company Contributions                     24

SECTION V - MAXIMUM CONTRIBUTIONS                                           25
            5.1         Limitations on Elective Contributions               25
            5.2         Procedure if Elective Contribution
                        Limitation Exceeded                                 25
            5.3         Limitation on Matching Contributions                26
            5.5         Multiple Use Limitation                             28
            5.6         Limitation on Company Contributions                 29
            5.7         Return of Excess Elective Contributions             29
            5.8         General Limitations                                 29
            5.9         Annual Addition                                     30

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            5.10        Limitation for Combination of Plans                 31
            5.11        Preclusion of Excess Annual Additions               32
            5.12        Treatment of Similar Plans                          34
SECTION VI - VESTING AND FORFEITURES                                        35
            6.1         Vested Account                                      35
            6.2         Amendments to Vesting Schedule                      35
            6.3         Forfeiture Reinstatement                            35

SECTION VII - ACCOUNTS AND ALLOCATIONS                                      38
            7.1         Individual Accounts                                 38
            7.2         General Accounts                                    39
            7.3         Valuation Date Adjustments and Allocations          39
            7.4         Valuation of Employer Stock Contributions           46
            7.5         Allocation Report                                   46
            7.6         Allocation Corrections                              46

SECTION VIII - INVESTMENT OF DEPOSITS AND CONTRIBUTIONS                     46
            8.1         Investment                                          47
            8.2         Purchase of Employer Stock                          48
            8.3         Investment Options                                  48
            8.4         Transfer of Investments                             48
            8.5         Special Rules Respecting Stock Elections            49
            8.6         Election by Qualified Participant                   49
            8.7         Diversification Options                             49

SECTION IX - DISTRIBUTIONS, WITHDRAWALS AND LOANS                           50
            9.1         Distributions Upon Disability,
                        Retirement or Termination of
                        Employment                                          50
            9.2         Time of Payment                                     50
            9.4         Limited Lump-Sum Payments                           51
            9.5         Limitation on Commencement and
                        Period of Distribution                              52
            9.6         Distribution to Alternate Payee
                        Pursuant to a Qualified
                        Domestic Relations Order                            55
            9.7         Manner of Distribution                              56
            9.8         Payment Options                                     57
            9.9         Rollover to Eligible Retirement Plan                59
            9.10        Designation of Beneficiary                          60
            9.11        Withdrawal of Benefits                              61
            9.12        Participant Loans                                   64
            9.13        Put Option                                          66

SECTION X - TOP-HEAVY PLANS                                                 68
            10.1        Top-Heavy Defined                                   68
            10.2        Top-Heavy Valuation Date                            69
            10.3        Top-Heavy Group Defined                             69
            10.4        Adjusted Section 415 Limitations                    70
            10.5        Anti-Cutback Rule                                   71
            10.6        Adjustments to Accrued Benefit                      71
            10.7        Employees Included in Computations                  71

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SECTION XI - ADMINISTRATION OF THE PLAN                                     71
            11.1        Designation of Responsibility                       71
            11.2        Responsibility of the Plan Committee                73
            11.3        Responsibility of the Compensation Committee        74
            11.4        Responsibility of the Board                         74
            11.5        Records of the Plan Committee                       75
            11.6        Plan Committee Action                               75
            11.7        Plan Committee Disqualification                     75
            11.8        Compensation                                        75
            11.9        Reliance on Reports                                 75
            11.10       Use of Agents                                       76
            11.11       Benefit Claims                                      76
            11.12       Notice of Committee Action and Appeals              77
            11.13       Annual Statements                                   77
            11.14       Unclaimed Benefits                                  78
            11.15       Indemnification                                     78

SECTION XII - ADMINISTRATION OF THE TRUST FUND                              79
            12.1        Appointment of Trustee                              80
            12.2        Management of Fund                                  80
            12.3        Investment of Fund                                  80
            12.4        Voting Employer Stock                               80
            12.5        Loans Secured by Employer Stock                     81
            12.6        Conversion of Employer Stock                        83
            12.7        Acceptance of Transfers and Rollover
                        Contributions                                       83

SECTION XIII - AMENDMENT OR TERMINATION OF THE PLAN                         84
            13.1        Right to Amend or Terminate the Plan                84
            13.2        Continuance of Plan After Merger                    85
            13.3        Distribution Upon Termination                       85
            13.4        Certain Sales                                       85

SECTION XIV - MISCELLANEOUS                                                 85
            14.1        Facility of Payment                                 85
            14.2        No Contractual Right to Benefits                    86
            14.3        Plan is Voluntary                                   86
            14.4        Nonalienation of Benefits                           86
            14.5        Controlling Law                                     89
            14.6        Terminology                                         89

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                              SUNTRUST BANKS, INC.

                                   401(K) PLAN

                    (formerly known as the SunTrust Banks, Inc. Employee
                Stock Ownership Plan and the Sun Banks, Inc. SunShare Plan)


SECTION I - INTRODUCTION AND HISTORY
------------------------------------

1.1 Sun Banks, Inc. SunShare Plan. Sun Banks, Inc. established the Sun Banks, Inc. SunShare Plan effective July 1, 1984 for the benefit of its eligible employees and for the purpose of enabling participating employees the opportunity to acquire ownership of Sun Banks, Inc. common stock and to receive retirement benefits in addition to those benefits provided by other Sun Banks, Inc. benefit plans. The Corporation further desired to provide its employees with a tax deferral feature in accordance with
      Section 401(k) of the Internal Revenue Code of 1986, as amended. The effective date of the Plan was July 1, 1984.

1.2 Section 401(k) Provisions. Prior to January 1, 1989 this Plan was intended to qualify as a cash or deferred profit sharing plan which was designed to invest plan assets primarily in qualifying employer securities and as such it was designed to meet the requirements of Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended.

1.3 ESOP Provisions. After December 31, 1986 this Plan was also intended to qualify as an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, and as such the Trustee may borrow funds and purchase qualifying employer securities.

1.4 SunTrust Banks, Inc. as Plan Sponsor. As of January 1, 1989 SunTrust Banks, Inc. became the Plan Sponsor pursuant to this plan and trust agreement as amended and restated as of January 1, 1989 and Sun Banks, Inc. delegated all of the rights, powers, responsibilities and duties of the Plan Sponsor to SunTrust Banks, Inc.

1.5 SunTrust ESOP. The Sun Banks, Inc. SunShare Plan was amended and restated as of January 1, 1989 and was thereafter referred to as the SunTrust Banks, Inc. Employee Stock Ownership Plan and such amended and restated plan was adopted and established by SunTrust Banks, Inc. and was amended by the First Amendment to said plan, effective January 1, 1989.

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1.6   SunTrust 401(k) Plan. The SunTrust Banks, Inc. Employee Stock Ownership
      Plan was amended and restated effective January 1, 1990, and was amended and restated again effective January 1, 1993, and renamed the SunTrust Banks, Inc. 401(k) Plan.

1.7 Amendment and Qualification. The SunTrust Banks, Inc. 401(k) Plan is hereby amended and restated effective January 1, 1997. The SunTrust Banks, Inc. 401(k) Plan is intended to be an ESOP and a Cash or Deferred arrangement and is intended to comply with the requirements of Sections 401(a), 401(k), 409(d) as to assets from Prior PAYSOPs, 409(e), (h) and
      (o) and 4975(e)(7) of the Code.

1.8 Exclusive Benefit. The Plan is for the exclusive benefit of Participants and their Beneficiaries. Contributions are made to the Trust Fund by the Corporation for the purpose of providing benefits to Participants and Beneficiaries in accordance with the Plan. Except as specifically provided in other sections of the Plan, no contributions will be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

1.9 Designation of Companies. The Plan Committee periodically will adopt resolutions designating its subsidiaries as a Company hereunder and revoking said designations when appropriate. Upon receipt of such resolutions, the Plan Committee shall be responsible for maintaining a current list of all Companies under this Plan.


SECTION II - DEFINITIONS
------------------------

2.1 Construction. Unless otherwise required by the context, the terms used herein have the following meanings:

2.2 Active Participant shall mean a Participant (i) who is an Employee on the last day of the Plan Year, (ii) who has incurred a Disability during the Plan Year or (iii) who terminated employment with the Company and all Affiliates during the Plan Year due to death or Retirement.

2.3 Actual Deferral Percentage with respect to a Plan Year shall mean the average of the ratios, calculated for all Highly Compensated Active Participants as a group and for all Certain Other Participants as a separate group, of (a)

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      the Elective Contributions made on behalf of each Participant in the group for the applicable Plan Year, to (b) the Participant's Available Compensation received while an eligible Participant during the applicable Plan Year. The ratio for Highly Compensated Active Participants shall be determined with respect to the current Plan Year, but the ratio for Certain Other Participants shall be determined with respect to the immediately preceding Plan Year unless the Corporation files an election to use the ratios for the current Plan Year for both groups. The ratio for each Participant within a group shall be calculated separately prior to averaging all ratios for all Participants within a group. For purposes of this paragraph, the ratio for any Highly Compensated Active Participant who is eligible to make Elective Contributions during a Plan Year under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions are made under a single arrangement. If multiple plans are aggregated for purposes of Section 410(b) of the Code, the provisions of paragraph 5.12 shall apply. The Plan will take into account the actual Elective Contribution ratios of all eligible Employees for purposes of the Actual Deferral Percentage test under paragraph 5.1 and Section 401(k) of the Code. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to make an Elective Contribution under the Plan for all or a portion of a Plan Year and includes the following:

      (a) an Employee who would be a Plan Participant but for the failure to make required contributions;

      (b) an Employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, or due to a hardship distribution; and

      (c) an Employee who cannot make Elective Contributions because of annual addition limitations under paragraphs 5.8 or 5.10 and Section 415 of the Code.

      In the case of an eligible Employee who makes no Elective Contributions, the Elective Contribution ratio that is to be included in determining the Elective Contribution Percentage is zero. If the Plan calculates the Actual Deferral Percentage for the 1997 Plan Year using the ratio for Certain Other Participants from

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      the 1996 Plan Year, for purposes of determining the group of Certain Other
      Participants, the Plan shall use the Plan definition of Highly Compensated Active Participants in force on December 31, 1996.

2.4 Affiliate shall mean for any Plan Year (i) the Corporation or any parent, subsidiary or brother-sister corporation which during such year is a member of a controlled group of corporations (as defined in section 1563(a) of the Code, after disregarding sections 1563(a)(4) and 1563(e)(3)(C) of the Code) of which the Corporation is a member, (ii) any trade or business, whether incorporated or not, which during such year is considered to be under common control with the Corporation under section 414(c) of the Code and (iii) any person or organization which at any time is a member of an affiliated service group under section 414(m) of the Code with the Corporation; provided, solely for purposes of paragraphs
      5.11 and 5.12 hereof, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place that the latter phrase appears in section 1563(a)(1) of the Code. In order to prevent the avoidance of any employee benefit requirement specified in
      Section 414(m)(4) or (n)(3) of the Code through the use of separate organizations, employee leasing or other arrangements, the term "Affiliate" shall include such additional entities as may be required in accordance with Section 414(o) of the Code and the Treasury Regulations issued thereunder.

2.5 Annual Addition shall mean the amount determined in accordance with paragraph 5.09 for determining the limitations set forth in Section 415 of the Code.

2.6 Available Compensation shall mean, for any Plan Year, the sum of (i) the Participant's Taxable Wages, and (ii) any other contributions made on behalf of the Participant for the Plan Year which are not currently includable in gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code (relating to cafeteria plans, cash or deferred arrangements, salary reduction-type simplified employee pensions, and tax deferred annuities, respectively); however, Available Compensation taken into account for an individual for purposes of this plan shall be limited to $150,000 or such greater amount as may be provided under Section 401(a)(17) of the Code.

2.7 Base Compensation shall mean the base salary paid during a Plan Year to a Participant by a Company and shall include, without limitation, vacation pay,

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      draw for a commission Employee, short-term disability pay, sick pay, compensation for shift differential and any other contributions made on behalf of the Participant for the Plan Year which are not currently includible in gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code (relating to cafeteria plans, cash or deferred arrangements, salary reduction-type simplified employee pensions, and tax deferred annuities, respectively), but excluding bonuses, overtime pay, commissions, incentive compensation, stock options, stock appreciation rights, imputed income and contributions to other employee pensions and welfare benefit plans or other similar remuneration; however, Base Compensation taken into account for purposes of this Plan shall be limited to $150,000 or such greater amount as may be provided in accordance with Treasury Regulations.

2.8 Beneficiary shall mean any person or persons, estate or trust designated by a Participant to receive his accounts if the Participant dies before his accounts have been distributed to him. Any designation of a Beneficiary is, however, subject to the rights of a Surviving Spouse under paragraph 9.7 and the rights of an Alternate Payee under paragraph 14.4.

2.9   Board shall mean the Board of Directors of SunTrust Banks, Inc.

2.10 Break In Service shall mean for each Employee or former employee each twelve consecutive month period beginning on an Employee's Employment Termination Date or anniversary of such date during which an employee or former Employee fails to complete an Hour of Service; provided, however, that an Employee shall not have a Break in Service during any Leave of Absence.

2.11 Certain Other Participants shall mean any Participant who is eligible to make Elective Contributions during any portion of the Plan Year and who, with respect to the Plan Year, is not a Highly Compensated Active Participant.

2.12 Code means the Internal Revenue Code of 1986, as amended and as it may be amended in the future, and references thereto shall also include the valid rules and regulations issued thereunder.

2.13 Company Contribution shall mean the Company contribution made pursuant to paragraph 4.1 but such term shall not include Matching Contributions.

2.14 Company shall mean for any Plan Year (i) the Corporation and (ii) each Company which is designated by the Corporation as a Company in Exhibit "A" and (iii) any successor business organization to a Company which is an Affiliate; provided such Affiliate's participation in this Plan has not been terminated during or prior to such Plan Year.

2.15 Compensation Committee shall mean the Compensation Committee of the Board of Directors of SunTrust Banks, Inc.

2.16 Compensation Deferral Agreement shall mean an agreement pursuant to which the Participant agrees to defer receipt, pursuant to paragraph 4.2 hereof, of a stipulated percentage of his Base Compensation and the Company agrees to contribute to the Plan the amount so deferred as an Elective Contribution.

2.17  Corporation shall mean SunTrust Banks, Inc. or any successor corporation.

2.18 Current Obligations shall mean Trust obligations arising from extension of credit to the Trust and payable in cash within one (1) year from the date a Company Contribution or Matching Contribution is due.

2.19 Date of Employment shall mean the first day for which an Employee has an Hour of Service.

2.20 Disability shall mean a disability as defined under the SunTrust Banks, Inc. Long-Term Disability Plan.

2.21 Effective Date shall mean the effective date on which the Corporation or a Company adopts this Plan.

2.22 Elective Contribution shall mean a contribution made on behalf of a Participant pursuant to paragraph 4.2.

2.23  Eligible Employee shall mean all Employees other than the following:

      (a) Employees who are prime time Employees.

      (b) Employees who are temporary Employees. A temporary Employee is any Employee who is hired to work only for a designated time period, which can be either a single designated time period or occasionally, such as summer or holiday periods. Additionally, Employees who work on an as needed basis and who are expected to work less than five hundred (500) hours per year are classified as Temporary Employees.

      (c) Employees who are Leased Employees. For purposes of this paragraph, a "Leased Employee" is any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other firm or individual ("leasing organization") has performed services for the Company or for the Company and related persons on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control by the Company. Leased Employees, as defined herein, shall receive credit for eligibility service for any period of time they are employed by a leasing organization and are performing services for the Company unless the Leased Employee is participating in a qualified pension plan, as defined herein, and Leased Employees do not constitute more than twenty percent (20%) of the Company's non-highly compensated work force (as defined in Section 414(n) of the Code). A "qualified pension plan" is a money purchase pension plan sponsored by the leasing organization which provides: (i) A non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Section 414(n) of the Code), (ii) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization), and (iii) full and immediate vesting; provided, however, that clause (ii) shall not apply to any individual whose compensation from the leasing organization in each Plan Year during the four year period ending with the current Plan Year is less than $1,000.

2.24 Employee shall mean any person employed by a Company including, without limitation, Employees paid in whole or part on a commission basis.

2.25 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended and as it may be amended in the future, and references thereto shall also include the valid rules and regulations issued thereunder.

2.26 Employer Stock shall mean securities described in Section 4975(e)(8) of the Code or Treasury Regulation Section 54.4975-12 or any equivalent provision adopted in the future. In this regard, Employer Stock includes the following:
                                       7

      (a) Any common stock issued by the Corporation or by a corporation which is a member of a controlled group of corporations that includes the Corporation provided the common stock is readily tradeable on an established securities market.

      (b) If there is no common stock that meets the requirements of subparagraph (a) above, Employer Stock shall mean common stock issued by the Corporation or by a corporation which is a member of a controlled group of corporations that includes the Corporation if the common stock has voting power and dividend rights "no less favorable" (within the meaning of Treasury Department Regulation 1.46-8(g)(3)) than the voting power and dividend rights of other common stock issued by SunTrust Banks, Inc. or its subsidiaries.

      (c) Noncallable preferred stock if such stock is convertible at any time into such common stock that meets the requirements of subparagraph (a) or (b), whichever is applicable, and if such conversion is at a conversion price which, as of the date of the acquisition by the Plan, is reasonable. Preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion to common stock which meets the requirements of the preceding sentence.

2.27 Employer Stock Suspense Account shall mean the suspense account set up by the Trustee to hold Employer Stock acquired with the proceeds of an Exempt Loan prior to release of the Employer Stock for allocation to the Participants' accounts pursuant to paragraph 7.3.

2.28 Employment shall mean service of an Employee with a Company. Service with a Company prior to its designation as such shall be deemed to be Employment for purposes of determining Service under the Plan.

2.29  Employment Termination Date shall mean for each Employee the earlier of
      (a) the date such Employee quits, retires, dies or is discharged in accordance with the personnel policy of the Company or (b) the first anniversary of an absence from employment for any other reason provided the Employee has not been reemployed by the Company.

2.30  Entry Date shall mean the first day of each calendar month.

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2.31  ESOP shall mean an "Employee Stock Ownership Plan" as defined in Section
      4975(e)(7) of the Code.

2.32 Exempt Loan shall mean a loan made to the Trust by a disqualified person or a loan to the Trust which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations and Section 54.4975-7(b) of the Treasury Regulations and paragraph 12.5 hereof.

2.33 Guaranteed Matching Contribution shall mean the Matching Contribution determined pursuant to paragraph 4.4 that will be made without regard to the financial performance of the Company.

2.34 Hardship shall mean a condition, the presence of which shall be determined under regulations established by the Plan Committee, taking into account wherever applicable the definition of such term by the Treasury Department in its regulations issued under Section 401(k) of the Code, all on the basis of information supplied to such Committee by the Participant.

2.35 Highly Compensated Active Participant shall mean any Participant who is an Employee during the Plan Year and who:

      (a) was a five percent (5%) owner, as defined in Section 416(i)(1)(B) of the Code, at any time during the Plan Year or the preceding Plan Year, or

      (b) received Available Compensation from the Employer in excess of $80,000, as adjusted pursuant to Section 414(q)(1) of the Code and, if the Corporation elects, was in the top-paid group of employees, as defined below, for the preceding Plan Year.

      For purposes of this paragraph the term "top-paid group of employees" means a group of employees consisting of the top twenty percent (20%) of all employees when ranked on the basis of Available Compensation paid during such Plan Year. For purposes of determining the "top-paid group of employees" any employee who (i) has not attained age twenty one (21), (ii) is part of a unit of employees covered by a collective bargaining agreement (except to the extent provided in Treasury Regulations) and
      (iii) nonresident aliens with no U.S. source income shall be disregarded. Subsections 414(b), (c), (m), (n) and (o) of the Code shall be applied

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

      before the application of this paragraph to define Highly Compensated Active Participant. Available Compensation as used in this paragraph shall be computed without regard to the $150,000 limitation which would otherwise apply pursuant to paragraph 2.6.

2.36 Hours of Service shall mean the following with respect to hourly Employees (see subparagraph (a) below) and salaried Employees (see subparagraph (b) below):

      (a) Hours of Service for hourly Employees shall mean:

          (i) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties. These hours shall be credited for the computation period in which the duties are performed;

         (ii) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for reasons other than for the performance of duties, such as vacation, sickness, disability, holiday, jury duty, temporary military duty, leave of absence or layoff; provided, however, that no more than 501 Hours of Service will be credited with respect to any single continuous period during which the Employee performs no duties (regardless of whether such continuous period is in a single computation period) and no Hours of Service shall be credited if the payment is pursuant to a plan or policy maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws or if the payment reimburses an Employee for medical or medical related expenses. These hours shall be credited to the Employee for the computation period or periods during which payment is actually made or amounts payable to the Employee become due, whichever is earlier;

        (iii) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company; provided, however, that no more than 501 Hours of Service will be credited with respect to any single continuous period during which the Employee did not perform, or would not have performed, duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

         (iv) each hour which is otherwise required to be credited to an Employee under Regulation Section 2530.200b-2 issued by the United States Department of Labor, or any subsequent amendment thereto, and which has not been credited under subparagraphs
                 (a)(i), (ii) or (iii) immediately above.

      (b) Hours of Service for salaried Employees shall mean service accumulated as described in subparagraphs (b)(i) and (ii) below:

          (i) Each Employee shall be credited with ninety-five (95) Hours of Service for each semi-monthly payroll period for which he or she would otherwise be credited with one (1) Hour of Service under subparagraph (a) as if the salaried Employee were an hourly Employee.

         (ii) An Employee shall be credited with such additional Hours of Service as are required to be credited under Regulation Section 2530.200b-3(e) issued by the Department of Labor, or any subsequent amendment thereto, which have not been credited under subparagraph (b)(i) immediately above.

        (iii) In the event that a semi-monthly payroll period for which Hours of Service are credited pursuant to this paragraph overlaps two
                 (2) computation periods, all such Hours of Service shall be credited to the first computation period. No more than ninety-five (95) Hours of Service shall be credited under subparagraphs (b)(i) and (ii) immediately above with respect to any semi-monthly payroll period.

      (c) If an Employee receives a payment as a result of his or her Employment during a period of ti me when no duties are performed and if the payment is calculated on the basis of units of time as described in Regulation Section 2530.200b-2(b)(1) issued by the United States Department of Labor, or any subsequent amendment thereto, additional Hours of Service shall be credited to the Employee equal to the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated as provided in Regulation Section 2530.200b-2(b)(1). If an Employee receives a payment as a result of his or her employment with the Company during a period of time when no duties are performed and if the payment is not calculated on the basis of units of time as described in Regulation
          Section 2530.200b-2(b)(2) issued by the United States Department of Labor, or any subsequent amendment thereto, additional Hours of Service shall be credited to the Employee equal to the amount of the payment divided by the Employee's most recent rate of compensation (as determined under Section 2530.200b-2(b)(2)(ii) of said Regulation). Notwithstanding the above, an Employee shall not be credited with a number of Hours of Service which is greater than the number of hours the Employee is regularly scheduled to perform during said period as determined by the Committee in accordance with Section 2530.200b-2(b)(3) of said Regulation.

      (d) For purposes of this paragraph, the following terms shall be defined as indicated:

          (i) "Salaried Employee" shall mean any common-law employee employed as a salaried Employee including salaried non-exempt Employees.

         (ii) "Salaried non-exempt Employee" shall mean any Employee paid on a salary basis where the Employee is also entitled to overtime pay pursuant to the federal wage and hour laws.

         (iii) "Hourly Employee" shall mean all other common-law employees other than those Employees defined as salaried Employees in subparagraph (f)(i).

2.37 Investment Fund means any fund authorized by the Plan Committee for investment of assets held in the Trust Fund.

2.38 Key Employee means any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the Plan Year, or during any of the four
      (4) preceding Plan Years:

      (a) has Available Compensation in excess of fifty percent (50%) of the dollar amount prescribed in Section 415(b)(1)(A) of the Code (relating to defined benefit plans) and is an officer of the Employer;

      (b) has Available Compensation in excess of the dollar amount prescribed in Section 415(c)(1)(A) of the Code (relating to defined contribution plans) and is one of the Employees owning the ten (10) largest interests in the Employer;

      (c) is a more than five percent (5%) owner of the Employer; or

      (d) is a more than one percent (1%) owner of the Employer and has Available Compensation of more than $150,000.

      The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under subparagraph (a) will not exceed the greater of three (3) or ten percent (10%) of the total number (after application of the exclusions in Section 414(q) of the Code) of Employees, but no more than fifty (50) officers. The determination of who is a Key Employee will be determined in accordance with Section 416(i)(1) of the Code and the Treasury Regulations issued thereunder.

2.39  Leave of Absence shall mean a period during which an Employee:

      (a) is on military duty, provided the Employee is legally entitled to reemployment under the provisions of any federal law pertaining to employment rights following military duty and applies for reemployment within the time provided by such law and in the manner and under the conditions prescribed by such law, or

      (b) is absent for reasons authorized in writing under the standard personnel practices of the Affiliate by which he or she is then employed.

2.40 Limitation Year shall mean the calendar year used for purposes of applying the annual addition limitations of Section 415 of the Code as set forth in
      Section V.

2.41 Matching Contributions shall mean Company matching contributions pursuant to paragraph 4.4.

2.42 Matching Contribution Percentage with respect to a Plan Year shall mean the average of the ratios, calculated for all Highly Compensated Active Participants as a group and for all Certain Other Participants as a separate group, of (a) the amount of the Matching Contributions made on behalf of each Participant in the group for the applicable Plan Year, to
      (b) the Participant's Available Compensation received while an eligible Participant during the applicable Plan Year. The ratio for Highly Compensated Active Participants shall be determined with respect to the current Plan Year, but the ratio for Certain other Participants shall be determined with respect to the immediately preceding Plan Year, unless the Corporation files an election to use the ratios for the current Plan year. The ratio for each Participant within a group shall be calculated separately prior to averaging all ratios for all Participants within a group. For purposes of this paragraph, the ratio for any Highly Compensated Active Participant who is eligible to receive Matching Contributions during a Plan Year or to make nondeductible employee contributions for a Plan Year under two or more plans described in Section 401(a) of the Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan. If multiple plans are aggregated for purposes of Section 410(b) of the Code, the provisions of paragraph 5.12 shall apply. The Plan will take into account the actual Matching Contribution ratios of all eligible Employees for purposes of the Matching Contribution Percentage test under paragraph 5.3 and Section 401(m) of the Code. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions or to make Elective Contributions and includes the following:

      (a) an Employee who would be a Plan Participant but for the failure to make required contributions;

      (b)   an   Employee   whose   right   to  make   Elective
            Contributions or receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate, or due to a hardship distribution; and

      (c) an Employee who cannot make an Elective Contribution or receive a Matching Contribution due to annual additions limitations under paragraphs 5.8 or 5.10 and Section 415of the Code.

            In the case of an eligible Employee who makes no Elective Contributions and who receives no Matching Contributions, the Matching Contribution ratio that is to be included in determining the Matching Contribution Percentage is zero. If the Plan calculates the Matching Contribution Percentaqge for the 1997 Plan Year using the ratio for Certain Other Participants from the 1996 Plan Year, for purposes of determining the group of Certain Other Participants, the Plan shall use the Plan definition of Highly Compensated Active Participants in force on December 31, 1996.

2.43 Participant shall mean an Employee who is or becomes eligible to participate in the Plan in accordance with Section III of the Plan.

2.44 Performance Matching Contribution shall mean the Matching Contribution determined pursuant to paragraph 4.4 that is made only if the Company attains certain financial performance targets.

2.45 Plan shall mean the SunTrust Banks, Inc. 401(k) Plan, a defined contribution plan consisting of a profit sharing plan with a cash or deferred arrangement and a stock bonus plan with employee stock ownership features. The primary purpose of the plan is to invest in qualifying employer securities and the plan is intended to qualify under Sections 401(a), 401(k), 409(d) as to assets from Prior PAYSOPs, 409(e), (h) and
      (o) and 4975(e)(7) of the Code.

2.46  Plan Year shall mean the calendar year.

2.47 Plan Committee shall mean the committee appointed by the Board in accordance with Section XI of the Plan.

2.48 Prior PAYSOP shall mean the Sun Banks, Inc. Employee Stock Ownership Plan and the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan and this term shall also include the provisions of the Third National Corporation Thrift Plan that govern contributions to a payroll-based employee stock ownership plan that entitled the company to an income tax credit under Section 41 of the Code.

2.49 Prior Plan shall mean the Sun Banks, Inc. SunShare Plan (Second Amendment and Restatement as of January 1, 1987), the Third National Corporation Thrift Plan or the Trust Company of Georgia Incentive Compensation Plan and Trust Agreement (As Amended and Restated Effective January 1, 1987).

2.50 Qualified Participant shall mean any Participant who has reached the date which is the first day of the month in which the Participant attains age fifty-five (55).

2.51 Retirement shall mean an Employee's termination of Employment with the Company and all Affiliates after the date the Participant reaches his fifty-fifth (55th) birthday.

2.52 Service shall mean for each Employee, his or her total number of full years of employment and any fractional year (expressed in full months) of employment as an Employee completed in each period of employment as an Employee. A period of employment commences on an Employee's Date of Employment or reemployment date and ends on his or her first Employment Termination Date following such Date of Employment or reemployment date which coincides with the first day of a Break in Service. An Employee's total Service shall be determined in accordance with the following rules:

      (a) Period of Separation Less than 12 months. Service shall include any period of separation due to absence or termination of employment of less than 12 consecutive months without regard to length of Service prior to the period of such separation.

      (b) Credit for Month. An Employee shall receive credit for a full month of Service for each calendar month in which he or she is credited with at least one (1) Hour of Service during such calendar month.

      (c) Aggregation Rules. If an Employee completes more than one period of employment, his or her period of Service completed in each period of employment shall be aggregated and the number of calendar months of Service in excess of a full year in each period of employment shall be aggregated into years on the basis that 12 calendar months equal one year.

      (d) Leave of Absence. An Employee shall be given credit for Service during a Leave of Absence; provided, that, for Plan Years beginning on or after January 1, 1989, the Service credit for any Leave of Absence shall not exceed one year unless the Leave of Absence is an approved medical leave or such service credit is otherwise required under applicable law.

      (e) Service Credit for Previous Employment. An Employee shall not receive Service credit under this Plan for any period of employment completed before he or she first becomes an Employee, except that an Employee shall receive credit for all periods of previous employment (1) required to be credited to such Employee under Sections 411 or 414 of the Code and (2) Employees shall be credited for all services performed for an Affiliate and for all services performed for an entity that becomes an Affiliate prior to the date the entity becomes an Affiliate, as if such services had been performed as an Employee.

      (f) Special Transition Rules Regarding Crediting Service for Participation and Vesting Purposes. On and after January 1, 1990 an Employee shall be credited with Service for participation purposes consisting of the sum of: (i) the number of Years of Eligibility Service credited to the Employee as of the end of the applicable twelve (12) month eligibility computation period for the Employee which ends prior to January 1, 1990 (the "1989 Eligibility Computation Period"), as determined pursuant to the terms of the Plan as in effect on December 31, 1989, plus (ii) the greater of (A) the period of Service that would be credited to the Employee during the twelve (12) month period (the "1990 Eligibility Computation Period") that begins immediately following the end of the 1989 Eligibility Computation Period referenced above, as if the provisions of the Plan in effect on January 1, 1990 regarding the determination of Service were in effect during such eligibility computation period or (B) the number of Years of Eligibility Service credited to the Employee for such 1990 Eligibility Computation Period. For eligibility purposes, service after the end of the 1990 Eligibility Computation Period shall be governed by the terms of the Plan as in effect on January 1, 1990. Employees shall be credited with Service for vesting purposes as of December 31, 1990 consisting of the sum of: (i) the number of Years of Vesting Service credited to the Employee as of December 31, 1989, as defined below; plus (ii) the greater of (A) the period of Service credited to the Employee for the 1990 Plan Year or
         (B) one (1) year of Service if the Employee completes 1,000 "Hours of Benefit Accrual Service" (as such term was defined in the Plan as of December 31, 1990) during 1990. For determining Years of Vesting Service credited to an Employee as of December 31, 1989, each Employee who is employed by the Company on or after January 1, 1990, shall receive credit for one (1) Year of Vesting Service for each Plan Year prior to January 1, 1990 in which such Employee completes an Hour of Service, as such term is defined under the terms of the Plan as in effect on January 1, 1990.

      (g) Maternity or Paternity Leave. Notwithstanding the provisions of this paragraph as set forth above if an Employee's absence is attributable to maternity or paternity leave, an individual's period of severance will not begin until the second anniversary of the date the individual is first absent and does not perform an Hour of Service. The portion of the absence from the first date of absence up to a maximum of one (1) year will be included in the individual's period of Service, but any additional absence for maternity or paternity leave beyond one (1) year and up through the second one (1) year period is neither part of the period of Service nor part of the period of severance in accordance with Section 411(a)(6)(E) of the Code and Section 1.410(a)-9 of the Treasury Regulations.

2.53 Taxable Wages shall mean all remuneration for services performed for the Company which is currently includible in gross income in accordance with the statute and regulations for determining wages subject to federal income taxes for purposes of computing Form W-2.

2.54 Top-Heavy Determination Date shall mean the last day of the preceding Plan Year.

2.55 Top-Heavy Plan shall mean any defined contribution plan that is a Top-Heavy Plan as defined in paragraph 10.1.

2.56 Total Account shall mean the value of a Participant's Company Contribution account, Elective Contribution account, Matching Contribution account, Prior Plan elective contribution account, Pre 1987 Voluntary Contribution account, Post 1986 Voluntary Contribution account, PAYSOP account, Prior Plan Company Contribution account and Participant rollover account as of any Valuation Date.

2.57 Trust Agreement shall mean the instrument executed by the Corporation and the Trustee, as amended from time to time, fixing the rights and responsibilities of each party with respect to the holding, investment and administration of the Trust Fund.

2.58 Trust Fund shall mean the Employer Stock and other property held by the Trustee for the purposes of the Plan.

2.59 Trustee shall mean the person, corporation, association or a combination of them, or their successors, who shall accept the appointment of the Plan Committee to execute the duties of Trustee as stated in the Trust Agreement.

2.60 Valuation Date prior to July 1, 1997, shall mean the last business day of each calendar month. On and after July 1, 1997, Valuation Date shall mean any business day that the United States financial markets are open for business.

2.61 Vested Account shall mean the nonforfeitable value of a Participant's account as of any Valuation Date as determined pursuant to Article VI of this Plan.

2.62 Voluntary Contributions shall mean after-tax Employee contributions to a Prior Plan. Additional Voluntary Contributions shall not be allowed hereunder.


SECTION III - ELIGIBILITY AND PARTICIPATION
-------------------------------------------

3.1 Participation. Each Employee who was a Participant in the Plan immediately prior to January 1, 1993 shall remain a Participant in this Plan as of January 1, 1993, provided he is an Eligible Employee. Every other Employee who is an Eligible Employee shall be eligible to participate in the Plan as of the first Entry Date next following the date the Eligible Employee completes at least one (1) year of Service, provided the Eligible Employee is still in the employ of the Company on that Entry Date and attains age twenty-one (21) no later than the last day of the month in which the Entry Date occurs. If such Eligible Employee has not attained age twenty-one
      (21), such Employee will be eligible to participate on the Entry Date in the month in which the Employee attains age twenty-one (21) provided he is still in the employ of the Company on such Entry Date.

3.2 Participation of Reemployed Individuals. A reemployed ndividual who previously participated in this Plan, a Prior Plan or a Prior PAYSOP shall become a Participant as soon as reasonably possible, pursuant to guidelines adopted by the Plan Committee, following the date he or she is reemployed by the Company. Any other reemployed individual shall become a Participant on the date the participation requirements of paragraph 3.1 are satisfied.

3.3 Prior Service of Reemployed Individuals. A reemployed individual shall receive credit for his or her prior years of Service including prior Service with an Affiliate both before and after such entity became an Affiliate.


SECTION IV - CONTRIBUTIONS
--------------------------

4.1 Company Contribution. The Board of Directors of the Corporation, or the Compensation Committee, shall determine the Company Contribution to be contributed to the Trust Fund for each of its Participants, provided, however, that Company Contributions shall never be less than the amount required to enable the Plan to discharge the Current Obligations after reducing such Current Obligations by the amount of Performance Matching Contributions contributed during the Plan Year and designated by the Company for the repayment of an Exempt Loan. The Corporation and each Company that makes a contribution pursuant to this paragraph for the repayment of an Exempt Loan shall inform the Trustee in writing that such contribution is to be used to repay an Exempt Loan. The Corporation and each Company hereby agree to contribute cash or Employer Stock to the Trust Fund during each Plan Year, within the time prescribed by Section 404(a)(6) of the Code, in an amount equal to the amount of the Current Obligations less the following:

      (a) The dividends on Employer Stock in the Employer Stock Suspense Account used during the Plan Year to repay an Exempt Loan.

      (b) Any Plan earnings (from cash contributed by the Company during the Plan Year for repayment of an Exempt Loan) used during the Plan Year to repay an Exempt Loan.

4.2 Elective Contributions. As of any Entry Date, a Participant may, pursuant to a Compensation Deferral Agreement, direct the Company to contribute Elective Contributions from the Participant's Base Compensation to the Participant's Elective Contribution subaccount in an amount of 2%, 3%, 4%, 5%, 6% 7%, 8%, 9% or 10% of the amount of Base Compensation paid during the pay period provided that the aggregate Elective Contribution for any Participant for any calendar year may not exceed Seven Thousand Dollars ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes. Notwithstanding the provisions of the prior sentence, during any Plan Year, and as often as deemed necessary, the Plan Committee may (a) limit the percentage of Base Compensation that a Highly Compensated Active Participant may defer to any rate less than 10% of his Base Compensation, (b) limit the percentage of Base Compensation deferred by all Highly Compensated Active Participants who earn in excess of an amount of Base compensation selected by the Plan Committee, (c) for future pay periods may limit the maximum dollar amount that a Highly Compensated Active Participant may defer during a Plan Year or (d) a combination of the methods set forth above, if the Plan Committee determines that such action may be necessary to satisfy either of the tests set forth in paragraph 5.1. After having made such a limitation regarding Highly Compensated Active Participants, the Plan Committee may later raise the then permitted percentage of Base Compensation or dollar amount contributed as Elective Contributions on behalf of Highly Compensated Active Participants if the Plan Committee determines that the earlier reduction in the maximum contribution rate or dollar amount for Highly Compensated Active Participants was not necessary to satisfy either of the tests set forth in paragraph 5.1. Elective Contributions shall be made on a payroll deduction basis each pay period.

4.3 Changes to Contribution Rate. If a Participant is eligible to make Elective Contributions during a Plan Year, he or she may file two (2) Compensation Deferral Agreements during such Plan Year in which the

      Participant may elect to increase or decrease the percentage of Base Compensation that is being deferred to a whole percentage allowed pursuant to paragraph 4.2. The new election shall become effective on the first day of the month following the month in which the election is received by the Plan Committee. An initial deferral election made at the beginning of a Plan Year counts as one (1) of the two (2) elections allowed during a Plan Year. Deferral rates for Elective Contributions in force at the end of a Plan Year for each Participant shall carryover and remain in force at the same percentage rate for the next Plan Year unless the Participant files a new Compensation Deferral Agreement. Regardless of the number of deferral elections filed in a Plan Year, a Participant may direct the Company to discontinue making Elective Contributions at any time by giving written notice to the Plan Committee of such suspension on a form provided by the Plan Committee, or in such other manner as may be authorized by the Plan Committee, prior to the beginning of the month for which the suspension is to become effective. Notwithstanding the prior provisions of this paragraph if a Participant discontinues Elective Contributions during a Plan Year, the Participant may change the rate of or resume Elective Contributions only as of the following January 1 or any Entry Date thereafter by giving notice to the Plan Committee on a form provided by the Plan Committee, or in such other manner as may be authorized by the Plan Committee, prior to the beginning of the month that Elective Contributions are to resume. If a Participant has not deferred Elective Contributions during a Plan Year, the Participant may direct the Company to contribute Elective Contributions from the Participant's Base Compensation as of any Entry Date by giving notice to the Plan Committee on a form provided by the Plan Committee, or in such other manner as may be authorized by the Plan Committee, prior to the beginning of the month that includes such Entry Date.

4.4 Matching Contributions. The Company may, at its discretion, make a Matching Contribution to each Participant's Matching Contribution subaccount for each Participant who made Elective Contributions during the Plan Year. The Board or the Compensation Committee prior to the beginning of each Plan Year shall determine the percentage of Elective Contributions that will be contributed by the Company as Matching Contributions for the Plan Year and such determination shall be communicated to each Participant prior to the beginning of each Plan Year. The Board or the Compensation

      Committee may set a Guaranteed Matching Contribution and/or a Performance Matching Contribution. Any Performance Matching Contribution shall be allocated only to the Matching Contribution subaccounts of Active Participants who made Elective Contributions during the Plan Year and such allocation shall be calculated on a semi-monthly basis based upon the actual Elective Contributions contributed in each semi-monthly payroll period of the Plan Year even though the Performance Matching Contribution may not be contributed until after the end of the year. If the Board or the Compensation Committee does not set a Matching Contribution schedule prior to any Plan Year, the Company shall contribute a Guaranteed Matching Contribution for such Plan Year only for Elective Contributions up to two percent (2%) of the Participant's Base Compensation and such Matching Contributions shall be equal to fifty percent (50%) of such eligible Elective Contributions deferred by the Participant and such allocation shall be calculated on a semi-monthly basis based upon the actual Elective Contributions contributed in each semi-monthly payroll period of the Plan Year even though the Guaranteed Matching Contribution may be contributed at such intervals as determined by the Corporation.

4.5 Minimum Contribution. For each Plan Year in which the Plan is determined to be a Top-Heavy Plan, the Company Contributions and forfeitures allocated to the account or accounts of any non-Key Employee under this Plan shall be equal to at least three percent (3%) of that Participant's Taxable Wages during that Plan Year. Notwithstanding any other provisions of this paragraph, if the Company Contributions, Elective Contributions and Matching Contributions and forfeitures allocated to the account or accounts of all Key Employees under this Plan are less than three percent (3%) of his Taxable Wages, the minimum percentage of Taxable Wages that must be contributed by the Company for any non-Key Employee for a Plan Year shall be the largest percentage of Taxable Wages contributed on behalf of any Key Employee under this Plan for the Plan Year. In the case of any non-Key Employee who is a Participant in this Plan and a participant in any defined benefit plan of the Company, the foregoing provisions of this paragraph shall be applied with five percent (5%) substituted for three percent (3%) unless each non-Key Employee eligible to participate in this Plan accrues that minimum accrued benefit required for top-heavy defined benefit plans under the defined benefit plan of the Company, in which event the non-Key Employee will not receive a minimum benefit under this Plan. If the Company is required to make a minimum contribution to a defined contribution plan, then such minimum contribution shall be provided under this Plan in accordance with Section 416 of the Code and the applicable regulations thereunder. For purposes of this paragraph, the term non-Key Employee shall include all Participants still employed on the last day of the Plan Year.

4.6 Delivery of Contributions To Trustee. Company Contributions used for the repayment of an Exempt Loan may be contributed at any time during the Plan Year but must be remitted no later than sixty (60) days following the end of the Plan Year, but shall be deemed to have been made as of the last day of the Plan Year for which the contribution was made.

4.7 Separate Accounts and Non-Diversion of Funds. The Plan Committee shall maintain an individual account for each Participant, former Participant and for each Beneficiary having an interest in the Trust Fund. Upon receipt of contributions, the Trustee will deal with the funds so received in accordance with the provisions of this Plan. Except as provided in paragraphs 4.8 and 5.10, no part of the Trust Fund shall be used for, or directed to, any other purpose than to benefit Employees and their Beneficiaries nor shall any part thereof be otherwise recoverable by the Company.

4.8 Return of Company Contributions. No assets of the Trust Fund shall at any time revert nor be repaid to the Corporation, except that:

      (a) If, due to a mistake of fact, made in good faith, the Company makes a contribution (1) that otherwise would not have been made, or (2)which is of a greater amount than the amount that otherwise would have been contributed, such contribution or excess amount may be repaid by the Trustee to the Company at the Company's option provided that such repayment is made within twelve (12) months from the date that the Company paid the contribution to the Trust; or

      (b) If a contribution (or portion thereof) made by the Company is disallowed as a deduction to the Company for federal income tax purposes, the amount of such contribution (or portion thereof) may be repaid by the Trustee to the Company at the Company's option provided that such repayment is made within twelve (12) months after the disallowance of the deduction has occurred.

           If the Internal Revenue Service shall determine that the Plan as applied to a corporation or business organization which has adopted the Plan is not qualified under Code Section 401(a) all contributions shall, upon request, be returned within one year after the denial of initial qualification. In making repayment under this paragraph, only the amount of the contribution (or portion thereof) involved may be repaid, and no earnings attributable thereto may be included in such repayment. In the event there have been net investment losses that are attributable to such amount, the amount payable will be adjusted to reflect its proportional share of any such net investment losses.

4.9 Model Amendment for USERRA Service and Benefits Credit. Notwithstanding any provision of this Plan to the contrary,l on and after December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 4`4(u). Loan repayments will be suspended under this Plan as permitted under
      Section 414(u) (4).


SECTION V - MAXIMUM CONTRIBUTIONS
---------------------------------

5.1 Limitations on Elective Contributions. Subject to the provisions of paragraph 5.5 the Actual Deferral Percentage ("ADP") for Highly Compensated Active Participants for any Plan Year shall not exceed the greater of (a) or (b) below subject to the provisions of paragraph 5.5:

      (a)   125% of the Actual Deferral Percentage of Certain Other
            Participants, or

      (b) 200% of the Actual Deferral Percentage of Certain Other Participants, provided, however, that the Actual Deferral Percentage for the Highly Compensated Active Participants does not exceed the Actual Deferral Percentage of Certain Other Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

      A Participant who makes Elective Contributions under this Plan during any calendar year in excess of seven thousand dollars ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes, shall be subject to the corrective procedures set forth under Section 402(g) of the Code and paragraph 5.7.

5.2 Procedure if Elective Contribution Limitation Exceeded. During the Plan Year the Plan Committee shall monitor and as of the end of the Plan Year they shall determine whether the Actual Deferral Percentage for the Highly Compensated Active Participants will satisfy either of the tests contained

                                       25a
      in paragraph 5.1. During the Plan Year, the Plan Committee may, at its discretion, take action pursuant to the provisions of paragraph 4.2 so that one of the tests set forth in paragraph 5.1 may be satisfied for the Plan Year. In the event that neither of the tests described in paragraph
      5.1 are satisfied by the end of the Plan Year and the Plan fails to satisfy the multiple use test set forth in paragraph 5.5, any excess deferrals, as defined below, plus any income allocable thereto, shall be distributed to the Highly Compensated Active Participants who are affected, as prescribed below, by the last day of the immediately succeeding Plan Year. For purposes of this paragraph, "excess deferral" shall mean, with respect to a Plan Year, the excess of the amount of Elective Contributions contributed on behalf of the Highly Compensated Active Participants for such Plan Year over the maximum amount allowed in order to satisfy either of the tests of paragraph 5.1, subject to the provisions of paragraph 5.5. The maximum amount allowed is determined by reducing the Elective Contributions, as set forth below, made on behalf of one or more of the Highly Compensated Active Participants in order of such Participants making the largest Elective Contribution by amount and not by percentage. Income (or loss) allocable to the excess deferrals shall also be distributed. The income allocable to the excess deferrals shall include the income (or loss) for the Plan Year in which the excess deferral was made and the income (or loss) between the end of such Plan Year and the end of the month prior to the month in which the distribution is made. Income (or loss) means net income (or net loss). To calculate income or loss for a Plan Year, the Plan Committee will determine allocable income or loss in a nondiscriminatory manner which is reasonably comparable to the manner of determining income and loss to a Participant's account as described in Section VII of the Plan for each Plan Year or portion of such Plan Year that such excess deferral remained in the Plan. The excess deferrals to be distributed to a Participant shall be decreased by the amount of Elective Contributions distributed to the Participant pursuant to paragraph 5.7 for the calendar year ending within the Plan Year. Distributions authorized herein shall be made in the form of a single payment notwithstanding any provisions herein to the contrary.

5.3 Limitation on Matching Contributions. Subject to the provisions of paragraph 5.5 the Matching Contribution Percentage ("MCP") for Highly Compensated Active Participants for any Plan Year shall not exceed the greater of (a) or (b) below subject to the provisions of paragraph 5.5:

      (a) 125% of the Matching Contribution Percentage of Certain Other Participants, or

      (b) 200% of the Matching Contribution Percentage of Certain Other Participants, provided, however, that the Matching Contribution Percentage for the Highly Compensated Active Participants does not exceed the Matching Contribution Percentage of Certain Other Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Active Participant.

5.4 Procedure if Matching Contribution Limitation Exceeded. The Plan Committee shall determine as of the end of the Plan Year whether the Matching Contribution Percentage for the Highly Compensated Active Participants will satisfy either of the tests contained in paragraph 5.3. In the event that neither of the tests described in paragraph 5.3 are satisfied and the Plan fails to satisfy the multiple use test set forth in paragraph 5.5, any excess contributions, as defined below, plus any income allocable thereto, shall be distributed to the Highly Compensated Active Participants who are affected, as prescribed below, by the last day of the immediately succeeding Plan Year. For purposes of this paragraph "excess contributions" shall mean, with respect to a Plan Year, the excess of the amount of Matching Contributions contributed on behalf of the Highly Compensated Active Participants over the maximum amount allowed in order to satisfy either of the tests of paragraph 5.3, subject to the provisions of paragraph 5.5. The maximum amount allowed is determined by reducing the Matching Contributions made on behalf of one or more of the Highly Compensated Active Participants in order of such Participants whose accounts have received the largest amount of Matching Contributions and not by percentages. Income (or loss) allocable to the excess contributions shall also be distributed. The income allocable to the excess contributions shall include the income (or loss) for the Plan Year in which the excess contribution was made and the income (or loss) between the end of such Plan Year and the date of distribution. Income (or loss) means net income (or net loss). To calculate income or loss for a Plan

      Year, the Plan Committee will determine allocable income or loss in a nondiscriminatory manner which is reasonably comparable to the manner of determining income and loss to a Participant's account as described in
      Section VII of the Plan for each Plan Year or portion of such Plan Year that such excess contribution remained in the Plan. Distributions authorized herein shall be made in the form of a single payment notwithstanding any provisions herein to the contrary.

5.5 Multiple Use Limitation. For any given Plan Year the Plan Committee may utilize the test set forth in subparagraph 5.1(b) or the test in subparagraph 5.3(b) in satisfying the requirements of those paragraphs, but the Plan Committee may not utilize both of the tests set forth in subparagraph 5.1(b) and subparagraph 5.3(b) to meet the requirements of paragraphs 5.1 and 5.3 except as may be allowed under the multiple use test set forth below as applied to separate plans (as defined pursuant to Treasury Regulation Section 1.401(k)-1(g)(11) for multiple arrangements under one plan) pursuant to Treasury Regulation Section 1.401(m)-2(b) for employee stock ownership plan contributions and for non-employee stock ownership plan contributions. The Plan Committee may utilize different tests in succeeding years. If at least one Highly Compensated Active Participant is includible in the ADP test under paragraph 5.1 and in the MCP test under paragraph 5.3, the sum of all of the Highly Compensated Active Participant's ADP and MCP may not exceed the multiple use limitation. The multiple use limitation is the sum of (a) and (b) below:

      (a) 125% of the greater of (i) the ADP of all Certain Other Participants; or (ii) the MCP of all Certain Other Participants for the Plan Year.

      (b) 2% plus the lesser of (a)(i) or (a)(ii), but no more than twice the lesser of (a)(i) or (a)(ii).

      The Plan Committee, in lieu of determining the multiple use limitation as the sum of (a) and (b), may elect to determine the multiple use limitation as the sum of (c) and (d):

      (c) 125% of the lesser of (i) the ADP of all Certain Other Participants; or (ii) the MCP of all Certain Other Participants for the Plan Year.

      (d) 2% plus the greater of (c)(i) or (c)(ii) but not more than twice the greater of (c)(i) or (c)(ii).

      The Plan Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under paragraph 5.1 and the MCP test under paragraph 5.3. If, after applying the tests of this paragraph, the Plan Committee determines the Plan has failed to satisfy the multiple use limitation, the Plan Committee will correct the failure by treating the excess amount as excess contributions under paragraph 5.2 or as excess aggregate contributions under paragraph 5.4 as it determines in its sole discretion. This paragraph does not apply unless, prior to application of the multiple use limitation, the ADP and the MCP of the Highly Compensated Active Participants each exceeds 125% of the respective percentages for the group of Certain Other Participants.

5.6 Limitation on Company Contributions. Company Contributions shall not discriminate in favor of Highly Compensated Participants pursuant to the provisions of Section 401(a)(4) of the Code.

5.7 Return of Excess Elective Contributions. If any portion of a Participant's Elective Contribution is included in his gross income pursuant to Section 402(g) of the Code (relating to the $7,000 exclusion limitation on elective deferrals) for any calendar year and not later than the first March 1 following the end of such calendar year the Participant notifies the Plan Committee in writing of the amount of the Elective Contribution that represents an excess deferral, the Plan Committee shall direct the Trustee to distribute such amount plus any income allocable to such amount, as determined in accordance with the procedure set forth in paragraph 5.2 for income on "excess deferrals," in one lump sum to the Participant not later than the first April 15 following the end of such calendar year notwithstanding any other provisions of this Plan. Any return of Elective Contributions pursuant to this paragraph shall not reduce the Elective Contributions taken into account for purposes of calculating the Actual Deferral Percentage of any Highly Compensated Active Participant, but it shall reduce the Elective Contributions taken into account for such purposes for Certain Other Participants if the excess Elective Contributions are made to this Plan or any plan of an Affiliate. The amount to be returned pursuant to this paragraph shall be reduced by the amount of "excess deferrals" previously distributed, pursuant to paragraph 5.2, for the Plan Year.

5.8 General Limitations. Subject to the adjustments hereinafter set forth, the maximum aggregate Annual Addition, as defined in paragraph 5.9 to a Participant's account in any Plan Year shall not exceed the lesser of:

      (a)   25% of the Participant's Taxable Wages, or

      (b) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year, or

      If no more than one-third of the Company Contributions for a Plan Year which are deductible under Section 404(a)(9) of the Code are allocated to Highly Compensated Active Participants, then the following contributions and forfeitures shall not be treated as Annual Additions which are subject to the limitations of this paragraph: (i) Company Contributions which are deductible for the Corporation's fiscal year that ends with or within the Plan Year and are applied within the time prescribed by law for filing the Corporation's federal corporate income tax return for such fiscal year, including extensions, to pay interest on an Exempt Loan, or (ii) the allocation of forfeitures of Employer Stock acquired with the proceeds of an Exempt Loan. The limitation described in subparagraph (b) above shall not apply to (i) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition, or (ii) any amount otherwise treated as an annual addition to an individual medical benefit account under Section 415(1)(2) of the Code.

5.9 Annual Addition. The term "Annual Addition" shall mean the total for the Plan Year of:

      (a) Company Contributions, Elective Contributions and Matching Contribution except as provided in paragraph 5.8, allocated to the account of the Participant under this and any other qualified defined contribution plan of the Company and all Affiliates in which the Participant participates; provided, however, that if any Company Contributions and Matching Contributions are used to repay an Exempt Loan and such amounts are required to be treated as Annual Additions hereunder, the amount to be treated as an Annual Addition shall be calculated based upon the value of the Company Contributions and Matching Contributions required to be treated as Annual Additions hereunder and not with respect to the value of the Employer Stock released from the Employer Stock Suspense Account due to repayment of the Exempt Loan.

      (b) Forfeitures allocated to the account of the Participant under this and any other qualified defined contribution plan of the Company and all Affiliates in which the Participant participates, except as provided in paragraph 5.8.

      (c) Voluntary Contributions made to any other qualified defined contribution plan of the Company and all Affiliates.

      Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit or annuity plan maintained by the Company or an Affiliate are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who at any time during the Plan Year or any preceding Plan Year was a Key Employee in a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company or an Affiliate, are treated as annual additions to a defined contribution plan.

5.10 Limitation for Combination of Plans. In the case of a Participant who participates in this Plan and a qualified defined benefit plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction in any Plan Year shall not exceed 1.0. For purposes of applying the limitation of this paragraph 5.10, the following rules shall apply:

      (a)  The defined benefit plan fraction for such Plan Year is a fraction:

           (i) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the Plan Year), and

           (ii)   the denominator of which is the lesser of the following:

                  (aa) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or

                  (bb) the product of 1.4, multiplied by the amount which may be taken into account under the percentage limitation of
                        Section 415(b)(1)(B) of the Code with respect to such individual for such Plan Year.

      (b) The defined contribution plan fraction for such Plan Year is a fraction:

           (i) the numerator of which is the sum of the total annual additions (as defined in Section 415(c)(2) of the Code) to the Participant's account(s) under the defined contribution plan(s) as of the close of the Plan Year, and

           (ii) the denominator of which is the sum of the lesser of the following amounts for such Plan Year and for each prior year of service with a Company:

                 (aa) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to Section 415(c)(6)), or

                 (bb) the product of 1.4, multiplied by the amount which may be taken into account under the percentage limitation of
                        Section 415(b)(1)(B) of the Code with respect to such individual for such Plan Year.

      If such sum exceeds 1.0, then the benefits from the defined benefit plan will be limited to such amounts as will reduce such sum to 1.0. If such sum still exceeds 1.0 after limiting the benefits under the defined benefit plan, then the Participant's Annual Additions under this Plan shall be limited to such amounts as will reduce such sum to 1.0. For each Plan Year in which the Plan is a Top-Heavy Plan, this paragraph shall be subject to the provisions of paragraph 10.5.

5.11 Preclusion of Excess Annual Additions. In the event the limitations of paragraphs 5.8 or 5.10 are exceeded with respect to any Participant who participates in this Plan and any other qualified plan, the Annual Additions to, or benefits under, such other plan shall be adjusted prior to making any adjustment to this Plan. If it becomes necessary to make an adjustment in Annual Additions to a Participant's account under this Plan, either because of the limitations as applied to this Plan alone or as applied to this Plan in combination with another plan, then the following rules shall apply:

      (a) The excess Annual Additions shall not be deemed Annual Additions in that Plan Year if such excess amounts meet the requirements of Treasury Regulation Section 1.415-6(ii) and (iv), as amended and described herein. If excess Annual Additions occur as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Elective Contributions allowable under the limits of Code Section 415, or under other circumstances the IRS finds justify the availability of these rules, the following actions shall be taken:

            (i) Within one year following the Plan Year in which the excess Annual Additions occurred, the Plan Committee will first return any Elective Contributions to the Participant simultaneously with gains attributable to such Elective Contributions to the extent the distribution would reduce the excess amounts. Distribution of Elective Contributions will automatically result in the reduction of a Participant's allocation of Matching Contribution. The adjustment to the Matching Contribution will be held in suspense and used to reduce future allocations of Matching Contributions for all Participants. The distributed Elective Contributions are disregarded for purposes of Code Section 402(g), the Actual Deferral Percentage test and the Matching Contribution Percentage test. However, the Plan Committee will follow Revenue Procedure 92-93, as modified, concerning the proper reporting of a return of employee contributions or distributions of gains and/or elective deferrals.

            (ii) If excess Annual Additions still exist in a Participant's account at the end of the Plan Year, the Plan Committee will first reduce the Participant's allocation of Company Contributions and then, if necessary, Matching Contributions. Such excess amounts shall be reallocated as follows:

                 (aa) If the Plan covers the Participant at the end of the Plan Year, the Plan Committee will use the excess Annual Additions reduced above to reduce Future Allocations (in the order provided above) for the Participant under the Plan for the next Plan Year and for each succeeding Plan Year, as is necessary.

                 (bb) If the Plan does not cover the Participant at the end of the Plan Year, the Plan Committee will hold the excess amounts unallocated in separate suspense accounts categorized as described above and apply each suspense account to reduce Future Allocations (in the order provided above) for all remaining Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. Neither the Employer nor any Employee may contribute additional amounts to the Plan for any Plan Year once it is determined the Plan will be unable to allocate fully a suspense account maintained pursuant to this subparagraph.

      (b) If the excess Annual Additions with respect to a Participant for a Plan Year do not result from the reasons set forth in (a) above, the excess amounts shall be deemed Annual Additions. In that event, the Plan Committee will dispose of such excess amounts in accordance with the provisions of subparagraph 5.11(a)(ii)(bb). The order by which contributions will be reduced and held in suspense is as follows:

            (i)    Company Contributions

            (ii)   Matching Contributions

5.12 Treatment of Similar Plans. The limitations of this Section V shall apply as if the total benefit payable under all qualified defined benefit plans maintained by a Company or an Affiliate were payable from one plan and as if the total Annual Additions made to all qualified defined contribution plans maintained by a Company or an Affiliate were made to one plan.

SECTION VI - VESTING AND FORFEITURES
------------------------------------

6.1 Vested Account. On and after January 1, 1997, a Participant, including former employees who have accounts in the Plan, shall be fully vested in all accounts in the Plan.

6.2 Amendments to Vesting Schedule. A Participant's vested interest in his or her Company Contribution account shall not be reduced as the result of any direct or indirect amendment to this Article VI. In the event that this Plan is amended to change or modify the applicable vesting schedule, a Participant with at least three (3) years of Service as of the expiration date of the election period may elect to be subject to the vesting schedule in effect prior to the amendment unless the new vesting schedule is more favorable to the Participant in every respect. If a Participant fails to make such election, then the Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the date of the amendment and shall end sixty (60) days after the latest of:

      (a)  the date the amendment is adopted;

      (b)  the effective date of the amendment; or

      (c) the date the Participant receives written notice of the amendment from the Company.

6.3 Forfeiture Reinstatement. If a Participant terminates service with the Company prior to January 1, 1997, the non-vested portion of the Participant's Company Contribution account shall be forfeited in accordance with subparagraph (a) below, if applicable, or subparagraph (b) if (a) is not applicable.

      (a)  Cash Out and Buy Back Rule:

           (i) If the Participant upon termination of employment receives the entire vested balance in all accounts derived from Company contributions no later than the last day of the second Plan Year following the Plan Year in which the termination occurs, the non-vested portion of the Participant's Company Contribution account shall be forfeited as of the date of distribution. If the terminated Participant has no vested interest in any account derived from Company contributions, then for purposes of this paragraph he shall be deemed to have received a cash out distribution of his entire vested balance in such accounts as of the Valuation Date at the end of the second month following the month in which the Participant terminated employment and he shall forfeit his entire interest in such account as of such date.

          (ii) If a Participant receives a distribution pursuant to this subparagraph (a) and resumes service as an Employee, the Participant's Company Contribution account will be restored to the value of the account balance on the date of the distribution if the Participant repays to the Plan the amount of the distribution from such account before the earlier of five (5) years after the date on which the Participant resumes service as an Employee, or the date the Participant incurs, after such termination, five (5) consecutive Breaks in Service. This subparagraph (a)(ii) shall apply only if the Participant forfeited a portion of his Company Contribution account at the time of the prior distribution. If such rehired Participant was deemed to have received a distribution pursuant to the last sentence of subparagraph (a)(i) when he last terminated employment, then the value of the account balance on the date of the forfeiture shall be restored as of the last day of the Plan Year in which the Participant is rehired.

         (iii) The Company shall make additional Company Contributions in an amount sufficient to reestablish the forfeitures of an Employee who is reemployed. Restoration of the account shall occur as of the date full repayment is made pursuant to subparagraph
                 (a)(ii) and any additional assets which are required to be contributed for the restoration of the account must be contributed no later than the last day of the Plan Year following the Plan Year in which full repayment occurs.

          (iv) The repayment by the Employee and restoration of the Company Contribution account balance shall not be treated as an annual addition.

           (v) Notwithstanding any other provisions of this subparagraph (a), if a Participant terminated Employment and incurred a Break in Service prior to January 1, 1985 any forfeiture which occurred prior to January 1, 1985 as a result of his or her termination of Employment shall not be reestablished.


(b)   Delayed Forfeitures:

            i) If subparagraph (a) is not applicable and if a distribution is made prior to January 1, 1997, at a time when a Participant has a vested right to less than 100 percent of the Company Contribution account and the Participant has not incurred five
                 (5) consecutive Breaks in Service prior to January 1, 1997, the Participant's vested interest on January 1, 1997, shall be determined as follows:

                 (aa) A separate subaccount will be established for the
                      Participant's remaining interest in the Company Contribution account as of the time of the distribution, and

                 (bb) On January 1, 1997, the Participant's vested interest in the separate subaccount will be equal to an amount ("X") determined by the following formula: X=P times [AB + (R times D)]-(R times D). For purposes of applying the formula, P is the vested percentage on January 1, 1997, which is 100%, AB is the subaccount balance on January 1, 1997, D is the amount of the distribution, and R is the ratio of the subaccount balance on January 1, 1997, to the Company Contribution account balance after distribution.

           ii) If subparagraph (a) does not apply, and a terminated Participant incurs five (5) consecutive Breaks in Service prior to January 1, 1997, the non-vested portion of the Company Contribution account, as determined pursuant to subparagraph
                 (b)(i), shall be immediately forfeited pursuant to the provisions of the Plan at the relevant time.

SECTION VII - ACCOUNTS AND ALLOCATIONS
--------------------------------------

THE PROVISIONS OF SECTION VII SET FORTH BELOW SHALL BE APPLICABLE ON AND AFTER JULY 1, 1997. THE PROVISIONS OF SECTION VII IN EFFECT ON DECEMBER 31, 1996, SHALL REMAIN IN EFFECT UNTIL JULY 1, 1997.

7.1 Individual Accounts. The Plan Committee shall establish and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary, which interest shall be known as the Participant's Total Account. Such records shall be in the form of individual accounts and each Participant or former Participant shall have the following accounts and each such account shall have a subaccount for tracking cash, cost of Employer Stock, shares of Employer Stock and a separate subaccount for each Investment Fund in which the account has funds invested, as well as any other accounts or subaccounts which the Plan Committee establishes:

          (a)   Company Contribution account

               (i) Company Contribution purchased subaccount (for Employer Stock contributed by a Company or purchased by the Trustee with cash contributed by the Company as a Matching Contribution or other Company contribution, but it shall not include stock purchased with the proceeds of an Exempt Loan, and related cash and costs)

              (ii) Company Contribution Exempt Loan subaccount (for Employer Stock acquired with the proceeds of an Exempt Loan and related cash and costs)

             (iii) Company Contributionfund subaccount (for Matching Contributions and other Company Contributions not required to be invested in Employer Stock)

          (b) Voluntary Contribution account (which account for all Voluntary Contributions but shall separately record contributions made prior to 1987)

          (c)  Participant rollover account

          (d)  Elective Contribution account

            The existence of such accounts will not be deemed to give any person any right, title or interest in any or to any specific assets or part of the Trust Fund. Upon consolidation of any of the Prior Plans with this Plan, any account in the Prior Plan that was attributable to company contributions shall be accounted for hereunder in a Company Contribution account. Any elective deferral (pre-tax employee contribution) made to a Prior Plan shall be accounted for hereunder pursuant to the elective contribution account. Any voluntary contribution (after-tax employee contribution) to a Prior Plan shall be accounted for hereunder pursuant to the Voluntary Contribution account. Any funds held hereunder from a Prior PAYSOP shall be accounted for on and after July 1, 1997, in the Participant's Company Contribution account. Any Participant loans transferred from a Prior Plan or new loans made hereunder shall be accounted for as an investment of the account or subaccount from which the funds were borrowed.

7.2 General Accounts. The Trustee shall also establish and maintain for the Trust an Employer Stock Suspense Account.

7.3 Valuation Date Adjustments and Allocations. On each Valuation Date, except as specified below, the account of each Participant and former Participant or Beneficiary shall be adjusted in accordance with the following provisions in the order set forth below:

          (a) The accounts of Participants, former Participants or Beneficiaries which have incurred a withdrawal of Employer Stock from any of the accounts set forth in paragraph 7.1 since the most recent Valuation Date shall be adjusted as follows with respect to Employer Stock or fractional shares of Employer Stock which is sold from the account:

              (i) The sales proceeds from the Employer Stock which was sold shall be added to the cash subaccount under the account that incurred the withdrawal.

              (ii) Reduce the cost subaccount under the account that incurred the withdrawal by the cost basis of the Employer Stock which was sold.

              (iii) Reduce the Employer  Stock subaccount under the account that incurred the withdrawal by the number of shares of Employer Stock that were sold.

          (b) Reduce the balances in each cash subaccount by any withdrawals from that cash subaccount since the most recent Valuation Date.

          (c) Any Company Contribution made pursuant to paragraph 4.1 for the purpose of repaying an Exempt Loan or any Matching Contribution made pursuant to paragraph 4.4 for the purpose of repaying an Exempt Loan shall be used by the Trustee for such purpose.

          (d) The Elective Contribution account for each Participant shall be credited with an amount equal to the Elective Contributions made on behalf of the respective Participant since the most recent Valuation Date.

          (e) With respect to each Plan Year the Companies shall contribute sufficient cash and/or Employer Stock so that each Active Participant's Company Contribution purchased subaccount will receive Matching Contributions in an amount equal to (i) the percentage of the Participant's Elective Contributions during the Plan Year that are to be matched pursuant to the Performance Matching Contribution as determined pursuant to paragraph 4.4 less (ii) the value, as of the last day of the Plan Year, of the Employer Stock allocated as of such date to the Participant's Company Contribution Exempt Loan Employer Stock account pursuant to subparagraph (i) below. With respect to
               each  month the  Companies  shall contribute   sufficient  cash
               and/or Employer Stock so that each eligible Participant's Company Contribution purchased subaccount will receive Matching
               Contributions   equal  to  the   percentage of the Participant's
               Elective Contributions made since the most recent Valuation Date that are to be matched pursuant to the Guaranteed Matching Contribution as determined pursuant to paragraph 4.4. The cash portion of such contribution shall be allocated to the Participant's Company Contribution purchased Employer Stock subaccount.

          (f) If the Company Contribution for all Active Participants, other than a Company Contribution required to repay an Exempt Loan, has been set based upon a percentage of each eligible Active Participant's Base Compensation, then the Companies shall contribute sufficient cash and Employer Stock so that the Company Contribution purchased subaccount of each Active Participant who has at least 1,000 Hours of Service during the Plan Year will receive Company Contributions, as described above, in an amount equal to such percentage times his Base Compensation after excluding any portion of such Base Compensation that was earned during a period when he was not a Participant. The cash portion of such contribution shall be Participant's investment election and any portion of such contribution made through Employer Stock shall be allocated to such Active Participant's Company Contribution purchased Employer Stock subaccount. If the Company Contribution is not stated as a set percentage of such Active Participant's Base Compensation or if the Companies do not make the contribution required to fund the set percentage for all such Active Participants and the Trustee is not successful in obtaining the required contribution from the Companies, the Company Contributions shall be allocated as set forth in subparagraph 7.3(g) and (h).

          (g) Subject to the provisions of subparagraph 7.3(f), Company Contributions in cash made with respect to a Plan Year that are not used to make payments on an Exempt Loan shall be allocated to the Company Contribution purchased Investment Fund subaccounts of each Active Participant who has at least 1,000 Hours of Service during such Plan Year in the same proportion that each such Active Participant's Base Compensation, after excluding any portion of such Base Compensation that was earned during a period when he was not a Participant, with respect to such Plan Year bears to the total of such Base Compensation of all such Active Participants with respect to such Plan Year.

          (h) Subject to the provisions of subparagraph 7.3(f), Company Contributions in Employer Stock contributed by the Corporation with respect to a Plan Year shall be allocated to the Company Contribution purchased Employer Stock subaccount of each Active Participant who has at least 1,000 Hours of Service during such Plan Year in the same proportion that each such Active Participant's Base Compensation, after excluding any portion of such Base Compensation that was earned during a period when he was not a Participant, with respect to such Plan Year bears to the total of such Base Compensation of all such Active Participants with respect to such Plan Year.

          (i) If Employer Stock is released from the Employer Stock Suspense Account pursuant to subparagraph (p) with respect to a Plan Year, it shall be immediately allocated as set forth below to the Company Contribution Exempt Loan accounts in the same proportions respectively as the aggregate Matching Contributions used during the Plan Year to repay Exempt Loans relates to the aggregate Company Contribution made pursuant to paragraph 4.1 and used to repay Exempt Loans. The portion allocated due to use of Performance Matching Contributions to repay an Exempt Loan shall be allocated to the Company Contribution Exempt Loan Employer Stock account of each Active Participant who is eligible to receive a Matching Contribution pursuant to paragraph 4.4 in proportion to the total value of Performance Matching Contributions that should be allocated with respect to such Active Participant for the Plan Year pursuant to paragraph 4.4 to the total value of Performance Matching Contributions that should be allocated to all such Active Participants for such Plan year. The Employer Stock allocated due to use of other Company Contributions to repay on Exempt Loan shall be allocated to the Company Contribution Exempt Loan Employer Stock account of each Active Participant who has at least 1,000 Hours of Service during such Plan Year in the same proportion that each such Active Participant's Base Compensation, after excluding any portion of such Base Compensation that was earned during a period when he was not a Participant, bears to the total of such Base Compensation of all such Active Participants with respect to such Plan Year.

          (j) With the exception of dividends on Employer Stock, allocate the unrealized gains or losses on all Investment Fund subaccounts (but excluding any general account under paragraph 7.2) which have accrued since the most recent Valuation Date to the respective subaccounts based on the number of units of such Investment Fund held at the most recent Valuation Date (after all additions, withdrawals and transfers were completed on the prior Valuation Date). With the exception of dividends on Employer Stock, allocate on the Valuation Date it is received the dividend income received on each Investment Fund subaccount based on the number of units of such Investment Fund held on the most recent Valuation Date.

          (k) Earnings on Company Contributions and Matching Contributions which were made during the Plan Year and used to repay an Exempt Loan shall be used to repay the Exempt Loan or, if the loan has been paid in full, such remaining earnings shall be allocated as provided in subparagraph 7.3(m).

          (l) Allocate as of the date they became available the earnings from all general accounts under paragraph 7.2, after excluding all dividends on Employer Stock and earnings on Company Contributions and Matching Contributions made during the Plan Year and used to repay an Exempt Loan to the Company Contribution purchased Investment Fund subaccounts for all Participants based on the balance in each such subaccount on the most recent Valuation Date (after all additions, withdrawals and transfers were completed on such prior date).

          (m) Allocate dividend income from Employer Stock, excluding dividend income from all general accounts under paragraph 7.2, on the date the dividend is paid to the cash subaccounts based upon the number of shares of Employer Stock in the corresponding Employer Stock subaccount on the dividend record date (after all additions, withdrawals and transfers were completed on the immediately preceding Valuation Date).

          (n) Restore prior forfeitures as required by paragraph 6.3 on the date the Company transfers assets for the restoration to the Trust.

          (o) The accounts of Participants for whom shares of Employer Stock have been purchased since the most recent Valuation Date (excluding all Employer Stock released from the Employer Stock Suspense Account for the Plan Year) shall be adjusted as follows:

              (i) Reduce the cash subaccount under the account that purchased Employer Stock by the total purchase price of the Employer stock purchased.

              (ii) Increase the cost subaccount under the account that purchased Employer Stock by the total purchase price of the Employer Stock purchased.

              (iii) Increase the Employer Stock  subaccount  under the account that purchased the Employer Stock by the number of shares of Employer Stock purchased.

          (p) All Employer Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the unallocated Employer Stock Suspense Account. The Trustee shall determine the number of shares of Employer Stock to be released pursuant to this subparagraph for each Plan Year. Such Employer Stock shall be released and withdrawn from that account on the last Valuation Date of each Plan Year in accordance with Treasury Regulation
               Section 54.4975-7(b)(8) and Department of Labor Regulations
               Section 2550.408b-3(h) as if all Employer Stock in the Employer Stock Suspense Account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Employer Stock released from the Employer Stock Suspense Account shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction which is determined pursuant to subparagraph (p)(i) or (p)(ii) below as determined irrevocably by the Plan Committee in writing with respect to each Exempt Loan within sixty (60) days after an Exempt Loan is entered into or, if earlier, prior to the date any payment is made on the loan:

              (i) The numerator of the fraction is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

              (ii) The numerator of the fraction is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus all principal to be paid for all future Plan Years.

                  The number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the Employer Stock in the Employer Stock Suspense Account includes more than one (1) class of securities, the securities to be released must be determined by applying the same fraction to each class. The method of releasing Employer Stock set forth in subparagraph (r)(ii) above shall apply only for as long as
                  (1) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten
                  (10) years, (2) the interest included in any payment on an Exempt Loan is determined to be interest under standard loan amortization tables, and (3) in the case of a renewal, extension or refinancing of the Exempt Loan, the expired duration of such Loan plus the renewal period, the extension period, or the duration of the new Exempt Loan, as applicable, does not exceed ten (10) years. In all other events, the formula for releasing Employer Stock set forth in subparagraph
                  (r)(i) shall be applicable. If subparagraph (r)(i) is utilized for releasing Employer Stock and the interest rate is variable, the interest to be paid in future years must be computed by using the interest rate applicable at the end of the Plan Year.

          (q) Dividends on Employer Stock in the Employer Stock Suspense Account and any earnings on such dividends shall be used to repay the Exempt Loan used to purchase such Employer Stock until the Exempt Loan is paid in full. Any remaining income in such account shall be allocated in accordance with the provisions of subparagraph (l).

          (r) Adjust the Investment Fund subaccounts for transfers in and out of each subaccount pursuant to revised Participant investment elections or other transfers among such subaccounts.

          (s) Cash dividends on Employer Stock allocable to Participants' Employer Stock subaccounts may be paid to Participants, as determined in the sole discretion of the Plan Committee, within ninety (90) days after the close of the Plan Year in which the dividend is paid.

          (t) It is not anticipated that after-tax voluntary Employee contributions will be allowed under this Plan as under the Prior Plans or Prior PAYSOP, but such amounts contributed by Employees to the Prior Plans and Prior PAYSOP will be separately accounted for hereunder.

          (u) All loans shall be accounted for as investments of the account or subaccount from which the funds were borrowed and any gains or losses from a loan will accrue to the respective account or subaccount and shall not affect any other subaccount hereunder notwithstanding any other provisions herein.

7.4 Valuation of Employer Stock Contributions. For Plan allocation purposes, Employer Stock contributed to the Plan by the Company shall be valued at the closing price for shares of Employer Stock as reported for the date the Employer Stock is contributed to the Trustee or, if the stock is not traded on said date, the Employer Stock shall be valued at the average of the closing consolidated trading sales prices for the last trading day on which the stock was traded prior to the date the contribution is made and the first trading day on which the stock is traded after the date the contribution is made.

7.5 Allocation Report. As soon as practicable after the last Valuation Date of each Plan Year, the Plan Committee shall furnish to each Participant a statement showing the status of his accounts.

7.6 Allocation Corrections. If an error or omission is discovered in any account, the Plan Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission as of the Plan Year in which the error or omission is discovered.


SECTION VIII - INVESTMENT OF DEPOSITS AND CONTRIBUTIONS
-------------------------------------------------------

THE PROVISIONS OF SECTION VIII SET FORTH BELOW SHALL BE APPLICABLE ON AND AFTER JULY 1, 1997. THE PROVISIONS OF SECTION VIII IN EFFECT ON DECEMBER 31, 1996, SHALL REMAIN IN EFFECT UNTIL JULY 1, 1997 WITH THE EXCEPTION THAT DURING MAY AND JUNE, 1997, THE TRUSTEE AND PLAN COMMITTEE WILL CONVERT FROM MONTHLY VALUATIONS TO DAILY VALUATIONS PURSUANT TO PROCEDURES ADOPTED BY THE PLAN COMMITTEE WHICH IS HEREBY AUTHORIZED TO VARY INVESTMENT POLICIES AND PRACTICES DURING MAY AND JUNE, 1997, TO COMPLETE THE CONVERSION.

8.1 Investment. Except as provided in paragraphs 8.3, 8.4 and 8.6, all deposits and contributions under the Plan shall be invested primarily in Employer Stock and held by the Trustee. A transfer of deposits and contributions by a Company shall be applied by the Trustee, or its designated agent, to purchase Employer Stock in accordance with the Trust Agreement except that for any Plan Year in which the Trustee determines that a payment may be due on an Exempt Loan, the Trustee shall create a reserve from Company Contributions made in cash, additional Company Contributions made for the purpose of repaying the Exempt Loan, cash dividends on Employer Stock held in the Employer Stock Suspense Account and earnings on Company Contributions used to repay an Exempt Loan and such reserve shall not be invested in Employer Stock until such time as the Trustee determines that the amount in the reserve plus certain expected quarterly cash dividends on Employer Stock, as defined below, will be sufficient to make all Exempt Loan repayments (principal and interest) due for the Plan Year. Thereafter, all Company Contributions shall be applied to purchase Employer Stock as provided above unless additional funds are needed later in the Plan Year to increase the reserve fund. For purposes of determining whether the reserve fund is sufficient to make the Exempt Loan payments, the Trustee may anticipate the future receipt of quarterly cash dividends on Employer Stock in the Employer Stock Suspense Account that should be received by the Trustee during the balance of the Plan Year assuming (i) SunTrust Banks, Inc. continues to pay the same quarterly cash dividend of a certain sum per share on each outstanding share of Employer Stock with respect to all future quarterly cash dividends as SunTrust Banks, Inc. declared and paid with respect to its most recent quarterly cash dividend (adjusted for intervening stock splits or stock dividends or other similar recapitalizations) and (ii) that future quarterly cash dividends are paid at the same time as the quarterly cash dividend in the comparable quarter for the immediately preceding year; provided, however, if SunTrust Banks, Inc. has made a public announcement that a new certain sum per share dividend will apply for a future quarterly cash dividend or that a future quarterly cash dividend will not be paid, the Trustee shall base the calculation of future quarterly cash dividends on the information disclosed in the public announcement. If, as of the last day of any month, the reserve fund exceeds the amount necessary to make payments due on the Exempt Loan during the Plan Year, the Trustee may transfer amounts previously contributed as Company Contributions out of the reserve fund if the Trustee also transfers any earnings attributable to such Company Contributions out of the reserve fund. The earnings on the excess Company Contributions shall be determined by multiplying the total earnings for the Plan Year up to the date of the transfer of the reserve fund by a fraction, the numerator of which is the amount of Company Contributions and Matching Contributions that are transferred, and the denominator of which is the aggregate amount in the reserve fund, excluding all earnings, immediately prior to the transfer.

8.2 Purchase of Employer Stock. Where the Trustee, or its designated agent, purchases Employer Stock during a day for more than one (1) account and in such purchases Employer Stock is acquired at different prices, the Plan Committee shall determine a nondiscriminatory manner of fairly allocating the Employer Stock to the accounts in accordance with paragraph 7.3.

8.3 Investment Options. After May 30, 1997, any assets in a Participant's Elective Contribution account which are invested in a common trust fund shall be transferred to the equivalent Investment Fund. On and after July 1, 1997, each Participant's Elective Contribution account may be invested in Employer Stock or one or more of the Investment Funds authorized by the Plan Committee and changes in investments may be made pursuant to paragraph 8.4. Participants who first become eligible to participate on or after July 1, 1997, shall file an investment election to invest their Elective Contribution account in Employer Stock or any Investment Fund(s) in increments of one percent (1%) or such other increments approved by the Plan Committee. If such an election is not filed, the Participant's Elective Contribution account shall be invested in an Investment Fund selected by the Plan Committee that primarily invests in fixed-income investments with shorter average maturities than other Investment Funds.

8.4 Transfer of Investments. On and after July 1, 1997, a Participant may request a change in the investment of his or her account among Employer Stock and the Investment Funds on any Valuation Date and in increments of one percent (1%) or such other increments approved by the Plan Committee subject to daily notification deadlines and settlement practices established by the Plan Committee. Purchases and sales of Employer Stock for any account, subject to the restrictions on such purchases or sales set forth in this Section VIII, may be initiated on any Valuation Date, subject to notification deadlines, for settlement as soon as possible subject to normal market settlement practices. After July 1, 1997, a Participant may change the investment of future Elective Contributions on any Valuation Date and such change shall be effective for new Elective Contributions as soon as reasonably possible, but not to exceed the end of the second pay period following receipt of the request. New investment elections for changes in the account or for investment of new contributions may not be made until settlement of outstanding change elections.

8.5 Special Rules Respecting Stock Elections. Whenever in its discretion the Plan Committee deems advisable, it may, by written notice, cancel any right to make additional investments in Employer Stock for a Plan Year until the Plan Committee is satisfied that any requirements imposed by federal or state securities laws relative to such Employer Stock election have been satisfied.

8.6 Election by Qualified Participant. On and after July 1, 1997, each Qualified Participant shall be permitted, on and after the first day of the month in which he or she attains age fifty-five, to direct the Plan as to the investment of all of the shares of Employer Stock allocated to any account, including Company Contribution accounts held for the Participant.

     (a) If a Participant becomes entitled to a distribution hereunder, then the Participant may require that any assets derived from the diversification of excess shares be used to purchase Employer Stock for any distribution made to the Participant. In such a situation, the provisions of paragraph 9.2 shall govern the purchase of such stock.

8.7 Diversification Options. If a Participant files an election pursuant to paragraph 8.6 on or after July 1, 1997, the Participant may direct the Trustee to sell all or part of such Employer Stock and invest the proceeds in any Investment Fund pursuant to the provisions of paragraph 8.4.

SECTION IX - DISTRIBUTIONS, WITHDRAWALS AND LOANS
-------------------------------------------------

9.1 Distributions Upon Disability, Retirement or Termination of Employment. Subject to the provisions of paragraphs 9.2, 9.3 and 9.9, a Participant's Total Account will be distributed to him or her in accordance with paragraph 9.2 upon filing a written election following his or her Disability or termination of service with the Company and all Affiliates due to Retirement or any other reason. If a Participant's Employment is terminated by death, or if he or she dies after termination but before the complete distribution of the account, his or her account (or the undistributed balance thereof) will be distributed to the Beneficiary following receipt of a written election, subject to the provisions of paragraph 9.10. If a Participant or Beneficiary is entitled to receive benefits from an account that does not exceed Three Thousand Five Hundred Dollars ($3,500) in value and the recipient does not file a written election for benefits within forty-five (45) days of receipt of election forms, distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible after the later of (i) fifty (50) days following delivery of the election forms or (ii) completion of six (6) semi-monthly payroll periods following the date the participant terminated employment. If a terminated Participant has already attained age sixty-two
     (62) and he or she does not file a written election for benefits within forty-five (45) days of receipt of election forms or, if later, by March 15 of the year following the year in which the Participant terminated Employment, distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible thereafter except as provided in paragraph 9.7 for distributions of Employer Stock, or as provided in paragraph 9.2.

9.2 Time of Payment. Any payment called for under this Section IX shall be made or commenced no later than the time prescribed in this Plan, or if no time is prescribed and subject to the provisions of paragraph 9.3, as soon as practicable after occurrence of the event giving rise to the right of payment, unless where the Participant has died, it is impossible for the Plan Committee to determine, within such period, the Beneficiary or legal representative entitled to payment. In such case, the Plan Committee shall make payment as soon as possible after such person can be determined. Where a distribution is triggered by termination of employment, the distribution generally will not be made until after four (4) semi-monthly pay periods following the termination to allow for all final contributions with respect to the Participant to be recorded in the Trust. Once a terminated or retired Participant or a Beneficiary attains age sixty-two (62), distribution of benefits hereunder shall commence except if a disabled Participant is receiving benefit service under the SunTrust Banks, Inc. Retirement Plan until normal retirement at age sixty-five (65) with five
     (5) years of service, then commencement of distribution of benefits hereunder may be delayed by the Participant until the individual's normal retirement under said Retirement Plan. Payment of a Participant's benefits must commence not later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

     (a)  the date on which the Participant attains age sixty-five (65); or

     (b) the tenth anniversary of the Participant's commencement of participation in this Plan; or

     (c) the date on which the Participant terminates service with the Employer;

     provided, however, that the distribution of a Participant's benefits shall begin in accordance with the provisions of paragraph 9.5. Any distribution is subject to the rights of a surviving spouse under paragraph 9.10 and to the rights of an alternate payee under paragraph 14.4.

9.3 Consent to Distribution Prior to Age Sixty-Two. Unless the provisions of paragraph 9.4 apply, no distribution of benefits may commence to a Participant before the Participant attains age sixty-two (62) unless the Participant is otherwise entitled to a distribution hereunder and the Participant provides written consent to the commencement of the distribution.

9.4 Limited Lump-Sum Payments. Notwithstanding anything to the contrary pertaining to the payment of benefits, a lump-sum payment shall be made to any Participant, spouse or Beneficiary where, at the time benefits commence, the fair market value of the Total Account does not exceed Three Thousand Five Hundred Dollars ($3,500), and such Participant, spouse or Beneficiary shall be paid a lump-sum amount equal to his or her interest in the Plan, thereby relinquishing any right or interest the recipient may have in any other payments hereunder. Payment shall commence as of a Valuation Date that is as soon as reasonably practicable following the date the Participant terminates employment for any reason and payment shall otherwise be made in accordance with this Section IX.

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

9.5 Limitation on Commencement and Period of Distribution. The following provisions set limits on the extent to which commencement of benefits may be delayed and on the time periods over which benefits may be distributed.

     (a) All distributions generally must commence by the Participant's "required beginning date", (as defined in this paragraph) subject to any distribution elections made in advance of the required beginning date, if applicable. A Participant's required beginning date is April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant is still actively employed by a Company on December 31 of the year in which the Participant attains age 70 1/2 and the Participant is not a five percent (5%) owner, as defined below, then the required beginning date shall be April 1 of the year following the year in which the Participant retires from the Company or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a five percent (5%) owner. A Participant shall be deemed to be a five percent (5%) owner if the Participant is a "5-percent owner" as defined in Section 416(i)(1)(B) of the Code for the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 or any later Plan Year. A mandatory distribution will be made in a lump sum at the Participant's required beginning date unless the Participant, pursuant to the provisions of this Section IX, makes a valid election to receive an alternative form of payment.

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

     (b) The Plan Committee may not direct the Trustee to distribute the Participant's benefit, nor may the Participant elect to have the Trustee distribute his benefit, under a method of payment which, as of the required beginning date, does not satisfy the minimum distribution requirements under Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder. The minimum distribution for a calendar year equals the Participant's benefit as of the latest Valuation Date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (subject to the requirements of the Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder). The Plan Committee will increase the Participant's benefit, as determined on the relevant Valuation Date, for contributions or forfeitures allocated after the last Valuation Date prior to the valuation calendar year, and will decrease the valuation by distributions made after such Valuation Date. For purposes of this valuation, the Plan Committee will treat any portion of the minimum distribution for the first distribution calendar year (as defined in Section 1.401(a)(9)-1, F-1 of the Treasury Regulations) made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Plan Committee must use the unisex life expectancy multiples under Section 1.72-9 of the Treasury Regulations using the attained age of the Participant (and any designated Beneficiary) as of the Participant's birthday (and any designated Beneficiary's birthday) in the calendar year with respect to which the calculation is made. The Plan Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Plan Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy. If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Plan Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury Regulations issued under Section 401(a)(9) of the Code for distributions made on or after the Participant's required beginning date and before the Participant's death. To satisfy the MDIB requirement, the Plan Committee will compute the minimum distribution required by this paragraph by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Plan Committee will compute the minimum distribution required by this paragraph solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than fifty percent (50%) of the present value of the total benefits payable to the Participant and his or her Beneficiaries. The Plan Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant. The minimum distribution for the first distribution calendar year is due by the Participant's required beginning date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's required beginning date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a nontransferable term certain annuity contract, the distribution satisfies this paragraph if the contract complies with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder.

     (c) The method of distribution to the Participant's Beneficiary must satisfy Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder. If the Participant's death occurs after his required beginning date or, if earlier, the date the Participant commences an irrevocable term certain annuity, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his required beginning date, and the Participant had not commenced an irrevocable term certain annuity, the method of payment to the Beneficiary, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five (5) years after the date of the

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

          Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Plan Committee may not direct payment of the Participant's Total Account over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 of the calendar year following the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's as of the latest Valuation Date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Plan Committee must use the unisex life expectancy multiples under
          Section 1.72-9 of the Treasury Regulations for purposes of applying this paragraph. The Plan Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Plan Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Plan Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid benefit, as soon as administratively practicable following the effective date of that request.

9.6 Distribution to Alternate Payee Pursuant to a Qualified Domestic Relations Order. Distribution of benefits to an Alternate Payee pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code and Paragraph 14.4) may commence in accordance with the distribution provisions of the Plan at any time as specified by such Qualified Domestic Relations Order. In such situations where the Alternate Payee's distribution occurs prior to commencement of distributions to the Participant whose account is subject to the Qualified Domestic Relations Order and prior to the date the Participant attains his "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code), the time and form of payment shall be determined pursuant to the Plan as if the Alternate Payee had been a Participant who terminated employment immediately prior to the date of distribution specified in the Qualified Domestic Relations Order. Notwithstanding the above, distribution of benefits to an Alternate Payee shall not commence prior to the earlier of
     (i) the date such Participant becomes eligible to receive a distribution or
     (ii) the date such Participant attains the "earliest retirement age" unless such Alternate Payee consents in writing to such early distribution, or unless the present value of the benefit to be paid to such Alternate Payee does not exceed Three Thousand Five Hundred Dollars ($3,500.00).

9.7 Manner of Distribution. The value of the Participant's accounts for distribution purposes shall be the value of his accounts at the most recent Valuation Date prior to the distribution. Prior to making a distribution of benefits, the Trustee shall advise the Participant, surviving spouse or Beneficiary, in writing, of the right to demand that benefits be distributed solely in Employer Stock. If a Participant, surviving spouse or Beneficiary demands that benefits be distributed solely in Employer Stock, distribution of a Participant's benefit will be made in whole shares or other units of Employer Stock. Any balance in a Participant's accounts not invested in Employer Stock will be applied to acquire for distribution the maximum number of whole shares or other units of Employer Stock at the then fair market value. The value of any fractional unit of Employer Stock or the unexpended balance will be distributed in cash. If Employer Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Employer Stock is acquired and then make such distribution unless the Participant, former Participant or Beneficiary requests otherwise. If the Trustee is unable to purchase the Employer Stock required for distribution, he shall make distribution in cash within one (1) year after the date the distribution was to be made. Once a distribution becomes payable and the Participant does not file a written election as to whether to receive his distribution in cash or in kind within forty-five (45) days after receipt of written notice of his right to file an election, the Participant shall be deemed to have elected to receive the Employer Stock allocated to his Employer Stock subaccounts unless the number of shares of Employer Stock to be distributed is less than fifty (50), in which case the distribution will be made in cash. Unless cash distributions are prescribed pursuant to this paragraph, distributions will be made in shares of Employer Stock, together with cash representing the value of fractional shares and cash from Investment Fund subaccounts. Pursuant to rules established by the Plan Committee, the Participant may elect to have all or a portion of his account distributed in cash. If any disputes or ambiguities arise with respect to distributions, the Trustee may ask the Plan Committee to resolve the dispute or ambiguity. In order to liquidate Employer Stock subaccounts for cash distributions, the Trustee may sell Employer Stock as follows:

     (a)  on the securities exchange on which the Employer Stock is listed, or

     (b) by means of a sale between the Trust subaccounts provided the following conditions are met:

          (i) the Trustee determines that a sale within the Trust subaccounts will be in the best interests of the terminated Participant and the remaining Participants and Beneficiaries,

          (ii) no sales commissions are charged on the transaction,

          (iii) the sales price is based upon the closing price of the Employer Stock on the securities exchange on which the Employer Stock is listed on the date of sale or, if the Employer Stock is not traded on said date, on the next date on which trading resumes, and

          (iv) the date of sale must be determined by the Trustee prior to 2:00 p.m. of the date of sale.

     If a terminated Participant's Employer Stock subaccount is liquidated for cash distribution purposes, the terminated Participant shall be entitled to receive an amount equal to the net cash proceeds received by the Trustee for each share of Employer Stock sold by the Trustee.

9.8 Payment Options. Once a Participant or Beneficiary becomes entitled to begin receiving benefits, he or she shall file a written request for benefits with the Trustee. Subject to paragraphs 9.4 and 9.5, the former Participant or Beneficiary shall be entitled to request in writing that the benefits be rolled over pursuant to paragraph 9.9 or paid under a method of payment selected by such Participant or Beneficiary, at his or her option, from those methods of payment set forth below, provided, however, that no distribution may be made under any method of payment which is in the form of a life annuity or joint and survivor annuity:

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

     (a)  A lump-sum distribution;

     (b) Approximately equal monthly, quarterly or annual installments (as selected by the recipient) paid over a fixed period of years selected by the Participant or Beneficiary provided such period does not exceed thirty (30) years, or if less, the period required pursuant to the provisions of paragraph 9.11. The Trustee shall estimate the approximately equal monthly, quarterly or annual installments (as selected by the recipient) that can be paid from the account over the fixed period of years selected by the Participant or Beneficiary. The Participant or Beneficiary will receive this monthly, quarterly or annual installment until the account is reduced below the amount of one installment payment or the fixed term of years is reached. If the account is reduced below the amount of one installment payment, on the date that the next installment is due the remaining balance shall be distributed regardless of the number of payments that were expected or the number of actual payments that are made and no further payments will be made. If the actual number of payments made equals the number of payments expected under the fixed term of years, the balance of the funds in the participant's account which remains after the final monthly payment has been deducted shall be distributed along with the final monthly payment. The Trustee shall set the installments after taking into consideration the balance in the account, the expected future earnings on the account, any expenses that may be allocated to the account and any other factors or reasonable actuarial assumptions that are necessary in making a reasonable estimate and such amount may be increased or decreased by the Trustee as of the beginning of any Plan Year if the Trustee determines that their original estimate needs to be materially revised in order to make approximately equal distributions over the remaining installments in the fixed term of years.

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

          An installment payment shall not be less than an amount equal to .0833 (for monthly installments), .25 (for quarterly installments) or one
          (1) (for annual installments) times the amount obtained by dividing the value of the Participant's account as of the most recent year-end Valuation Date by either (i) the Participant's life expectancy, or
          (ii) the joint and last survivor expectancy of the Participant and his or her designated Beneficiary at the time benefit payments commenced, less one (1) year for each Plan Year which has commenced since benefit payments commenced. Life expectancies shall be calculated using the return multiples of Treasury Regulation Section 1.72-9.

          After a Participant or Beneficiary has begun to receive installment payments as described above, such Participant or Beneficiary may elect, not more often than once in any twelve (12) month period, to accelerate payments by filing a written request for such acceleration of payments with the Plan Committee. The accelerated payments may be in the form of a lump sum payment or in the form of accelerated installment payments. Such accelerated payments shall commence as soon as administratively feasible after receipt of the written request by the Plan Committee.

9.9 Rollover to Eligible Retirement Plan. This paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Paragraph 9.6, the following definitions shall apply:

     An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

9.10 Designation of Beneficiary. Except as provided below, if a Participant dies before his Total Account has been distributed to him, then such Total Account shall be payable upon the death of the Participant to the Participant's Surviving Spouse regardless of any Beneficiary designation to the contrary, and no designated Beneficiary shall have any rights, claims, or actions for benefits under this Plan. If the Participant has no surviving Spouse, the Participant's Surviving Spouse cannot be located, or the Participant's Surviving Spouse consents in the manner described below, such Total Account may be paid to a Beneficiary designated by the Participant on a form filed with the Plan Committee or its designated agent. A consent by a Participant's Surviving Spouse under the Plan shall be effective only if the Surviving Spouse consents in writing to such election on a form prescribed by the Plan Committee, the consent acknowledges the effect of the election, the consent is witnessed by a representative of the Plan or a notary public, and the consent is received by the Plan Committee or its designated agent prior to the death of the Participant. A Participant may revoke the designation of a Beneficiary at

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

     any time by filing a written revocation with the Plan Committee or its designated agent prior to his death. A Participant may change the designated Beneficiary at any time prior to his death only in accordance with the provisions of the Plan and rules established by the Plan Committee. Any consent by a Surviving Spouse (or establishment that the consent of a Surviving Spouse may not be obtained) shall be effective only with respect to such spouse. If there is no Surviving Spouse, and (i) the designated Beneficiary does not survive the Participant, or (ii) no Beneficiary designation is in effect at the time of the death of the Participant, then the Beneficiary shall be the Participant's surviving issue, per stirpes, or if none surviving, the estate of the Participant. For purposes of this paragraph, the term "Surviving Spouse" shall mean the spouse of a Participant at the time of his death provided that they were legally married, in a religious or civil ceremony recognized under the laws of the state where the marriage was contracted, for at least one (1) year prior to the date of the Participant's death. The Plan Committee and any agent shall be fully protected in directing payment in accordance with a consent described above, and the Plan shall be discharged from liability to the extent of payments made pursuant to the consent.

9.11 Withdrawal of Benefits. Upon prior written notice as prescribed by regulations of the Plan Committee, a Participant may withdraw any portion of his account that is attributable to after-tax Employee contributions (Voluntary Contributions) made by the Participant under a Prior Plan or Prior PAYSOP. As set forth in subparagraphs (a) or (b) below, a Participant may withdraw benefits subject to the following conditions:

     (a) If a Participant who is employed by a Company can demonstrate that the condition of Hardship exists as determined by regulations established by the Plan Committee, upon prior written notice to the Plan Committee a Participant may withdraw any portion of his Elective Contributions made on or after January 1, 1993 (but not the earnings thereon). In addition, if the Plan Committee determines that the condition of Hardship exists, the Participant may withdraw any portion of his account that is attributable to (i) pre-tax Employee contributions made by the Participant under a Prior Plan, but excluding earnings on such contributions accrued after December 31, 1988, or (ii) Company Contributions allocated to the Participant's Company Contribution account after December 31, 1988 provided that such Company Contributions have been held by the Trustee and allocated to the account for at least twenty-four (24) months. However, the Plan Committee shall permit a hardship distribution only on account of an immediate and heavy financial need of the Participant, as determined by subparagraph (i) and only to the extent that the distribution is necessary to satisfy such immediate and heavy financial need, as determined by subparagraph (ii).

          (i) Deemed immediate and heavy financial need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

               (aa) Medical care for expenses described in section 213(d) of the
                    Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or for the need of these persons to obtain medical care described in section 213(d);

               (bb) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (cc) Payment of tuition and related educational fees for the next
                    12 months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in section 152 of the Code);

               (dd) The need to prevent the eviction of the employee from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

               (ee) Financial needs due to the death of the Participant, his spouse or dependents; or


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

               (ff) Any other catastrophic financial hardship that the Plan
                    Committee determines to be similar in severity to the reasons set forth in subparagraphs (aa) through (ee) above, but not including repayment of debt.

          (ii) Distribution deemed necessary to satisfy financial need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

               (aa) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant plus any income or excise taxes that will be due as a result of the hardship distribution.

               (bb) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer,

               (cc) The Participant's Elective Contributions will be suspended for at least 12 months after receipt of the hardship distribution, and

               (dd) The Participant may not make Elective Contributions for the
                    Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Elective Contributions for the taxable year of the hardship distribution.

     (b) In addition, upon a Participant's attainment of age fifty-nine and one-half (59-1/2) the Participant may withdraw all or part of his or her account. A withdrawal shall be effective and payment shall be made as soon as practicable after the withdrawal has been approved. There will be no suspension of contributions for withdrawals hereunder and the Participant shall be entitled to receive Company Contributions as provided herein.

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

9.12 Participant Loans. Participants, former Participants and Beneficiaries who are "parties in interest" as defined by Section 3(14) of ERISA may borrow funds from any accounts provided the loan is authorized pursuant to uniform and nondiscriminatory guidelines adopted by the Plan Committee and based upon the following standards and conditions:

     (i)An eligible Participant or Beneficiary shall be entitled to borrow from his account a portion of the net value of the account as of the most recent Valuation Date. The minimum amount of any loan shall be one thousand dollars ($1,000). The amount of any new loan from this Plan when added to the balance due on all loans to the Participant, former Participant or Beneficiary under this Plan and any other qualified plan of the Company or an Affiliate shall not exceed the lesser of
          (aa) or (bb) below.

               (aa) $50,000, reduced by the excess (if any) of

                    (1) The Participant's (or former Participant's or Beneficiary's) highest outstanding balance due on all loans from such Plans during the one (1) year period ending on the day before the date on which any new loan is made, over

                    (2) The outstanding balance due on all loans from such Plan on the date on which any new loan is made, or

               (bb) one-half (1/2) of the present value of the Participant's (or former Participant's or Beneficiary's) account.

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


          (ii) Loans shall be made available to all Participants, former Participants and Beneficiaries who are parties in interest on a reasonably equivalent and non-discriminatory basis. Except as provided in Section 72(p) of the Code, all loans shall be repaid within sixty (60) months of the date the loan was originally granted. All loans shall bear a reasonable rate of interest and shall require interest and principal payments to be amortized on a substantially level basis with payments not less frequently than quarterly. All loans must be adequately secured by collateral acceptable to the Plan Committee which may include a pledge of up to fifty percent (50%) of the Participant's, former Participant's or Beneficiary's account, subject to the consent requirement prescribed in this paragraph; provided, however, that the Trustee may not levy on the pledge and offset any portion of the Participant's account in excess of the Participant's net Voluntary Contributions remaining in the account until the Participant is at least fifty-nine and one half (59-1/2) years of age or the Participant is entitled to distribution of all or any portion of his account excluding Voluntary Contributions. In the case of a loan which is made from or secured by a pledge of any portion of the Participant's account which would be subject to the joint and survivor annuity rules set forth in Section 401(a)(11) of the Code if distributed at the time the loan is made, no such loan may be made unless the consent of the Participant and the Participant's Spouse (if any) is obtained to the loan and to the fact that a set-off of the account balance may occur to satisfy, in whole or in part, any unpaid loan balance in default. Such consent must be obtained within the ninety (90) day period before the making of the loan. New consents will be required upon any renegotiation, extension, renewal or other revision of the loan, which shall be treated as the making of a new loan on the date of the renegotiation, extension, renewal or other revision. Participant loans which are made solely from or secured solely by accounts that are not subject to the joint and survivor annuity rules shall not require spousal consent. No provision of this subparagraph shall be deemed to create a right in any Participant, spouse or Beneficiary to receive a distribution in the form of an annuity of any kind except as is specifically set forth elsewhere in this Plan document.

          (iii) Loans shall be considered investments of a self-directed account for the Participant, former Participant or Beneficiary and all interest thereon shall accrue to the self-directed account.

          (iv) The Plan Committee may adopt additional rules pertaining to Plan loans as may be necessary to protect the tax-qualified status of the Plan; to comply with ERISA and the Code; and to administer Plan loans in a manner which will prevent loan administration expenses from becoming an undue burden on the Plan, the Participants and the Employer, which may include reasonable loan fees.

9.13 Put Option. If Employer Stock is distributed to a Participant and such Employer Stock is not readily tradeable on an established market or is subject to a trading limitation when distributed, a Participant has a right to require the Company to repurchase the Employer Stock distributed to such Participant as required by Section 409(h) of the Code. For purposes of this paragraph, a "trading limitation" on Employer Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by paragraph 12.5) affecting the Employer Stock which would make the Employer Stock not as freely tradeable as stock not subject to such restriction. The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Employer Stock passes by reason of a Participant's death. (Under this paragraph "Participant" means a Participant and the Beneficiaries of the Participant under the Plan.) The put option must permit a Participant to put the Employer Stock to the Company. Under no circumstances may the put option bind the Plan or Trust. However, it shall grant the Plan or Trust an option to assume the rights and obligations of the Company at the time that the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Company's honoring such put option, the put option must permit the Employer Stock to be put, in a manner consistent with such law, to a third party (e.g., an Affiliate of the Company or a

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

     shareholder other than the Plan) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial. The option must be exercisable during a fifteen (15) month period which begins on the date the Employer Stock subject to the put option is distributed by the Plan and, if the put option is not exercised within such period, the put option must be exercisable during a period of at least sixty (60) days in the Plan Year following the Plan Year in which the distribution was made. However, in the case of Employer Stock that is publicly traded without restrictions when distributed, but ceases to be so traded within fifteen (15) months after distribution, the Company must notify each holder of such Employer Stock in writing on or before the tenth
     (10th) day after the date the Employer Stock ceases to be so traded that for the remainder of the fifteen (15) month period the Employer Stock is subject to the put option. The number of days between the tenth (10th) day and the date on which notice is actually given, if later than the tenth
     (10th) day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

     The put option is exercised by the holder notifying the Company in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which a put option must be exercisable is the value of the Employer Stock determined in accordance with Treasury Regulation Section 54.4975-11(d)(5). If the Employer Stock is not readily tradable on an established securities market, with respect to activities carried on by the Plan the value shall be determined by an independent appraiser who meets requirements similar to the requirements set forth in the regulations prescribed under Section 170(a)(1) of the Code. The provisions for payment under the put option must be reasonable. The deferral of payment is reasonable if adequate security and a reasonable interest rate are provided for any credit extended and provided payments are made as follows:

     (a) If the distribution constitutes a total distribution, as defined below, payment of the fair market value of a Participant's Employer Stock shall be made in five (5) substantially equal annual payments. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option.

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

     (b) If the distribution does not constitute a total distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Employer Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

     For purposes of this paragraph, a "total distribution" shall mean a distribution to a Participant or a Participant's Beneficiary, within one
     (1) taxable year of such recipient, of the entire balance to the credit of the Participant. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Company's articles of incorporation, unless so required by applicable state law.

     An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this paragraph. The Plan and the Trust Fund must not otherwise obligate itself to acquire Employer Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

9.14 Model Amendment Precluding In Service Distributions on Pension Plan Assets. Notwithstanding any provision of this Plan to the contrary, on and after March 12, 1995 to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions).

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SECTION X - TOP-HEAVY PLANS
---------------------------

10.1 Top-Heavy Defined. For all Plan Years beginning after December 31, 1983, the Plan shall be considered a Top-Heavy Plan if, as of the Top-Heavy Determination Date, either of the following occurs:

     (a) The sum of the present value of the Total Account (as set forth in paragraph 10.2) of Key Employees exceeds sixty percent (60%) of the present value of the Total Account of all Participants, or

     (b) The Plan is considered to be part of a Top-Heavy Group under paragraph 10.3.

     If a Participant remains employed but ceases to be a Key Employee, the present value of his Total Account shall be disregarded in the top-heavy determination for any Plan Year after the last Plan Year for which the Participant was a Key Employee.

                                      68a

     If a Participant has not performed services for the Company maintaining the Plan at any time during the five (5) year period ending on the Top-Heavy Determination Date, any accrued benefit for such Participant (or account balance of such Participant) shall be disregarded in the Top-Heavy Determination for such Plan Year.

10.2 Top-Heavy Valuation Date. The present value of a Participant's Total Account as of the Top-Heavy Determination Date shall be equal to the following:

     (a)  The Participant's Total Account as of the Top-Heavy Determination
          Date,

     (b) Contributions that are allocated to the Participant's Total Account as of the Top-Heavy Determination Date but not included in the Total Account for purposes of subparagraph (a) above, even though these amounts are not yet contributed to the trust as of said date, and

     (c) Any distributions from the trust made with respect to the Participant within the five (5) Plan Years ending on the Top-Heavy Determination Date.

     If the Plan is terminated, but would have been included in an aggregation group under Section 416(g)(2)(A)(i) of the Code had it not been terminated, then such distribution shall be taken into account under subparagraph (c) above.

10.3 Top-Heavy Group Defined. Any defined benefit plan or defined contribution plan which is a required aggregation plan, as defined below, shall be considered to be part of a Top-Heavy Group and therefore a Top-Heavy Plan if:

     (a)  The sum (as of the Top-Heavy Determination Date) of:

          (i) The present value of the cumulative accrued benefits, as adjusted pursuant to paragraph 10.7, for Key Employees (as modified by paragraph 10.8) under all defined benefit plans in such group, including frozen plans and plans terminated within the five-year period ending on the Top-Heavy Determination Date, and

          (ii) the present value of the Participant's Total Account, as defined in paragraph 10.2, of Key Employees, as modified by paragraph 10.8, under all defined contribution plans, including frozen plans, in such group,

     (b)  Exceeds 60 percent of a similar sum determined for all Employees.

     Any Company sponsored defined benefit plan or defined contribution plan, which is not a required aggregation plan, as defined below, shall not be considered a Top-Heavy Plan by virtue of the provisions of this Plan due to the fact the required aggregation group, with which such plans are permitted to be aggregated, is deemed to be a top-heavy group. A "required aggregation plan" is any defined benefit or defined contribution plan of the Company which includes any Key Employee as a participant or any other plan which enables a plan of the Company that includes any Key Employee to meet the requirements of Sections 401(a)(4) or 410 of the Code. Solely for the purpose of determining if this Plan, or any other plan included in a required aggregation group of which this Plan is a part, is a Top-Heavy Plan, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliate, or
     (b) if there is no such method, as if such benefit accrued no more rapidly than the slowest accrual rate of Section 411(b)(1)(C) of the Code.

10.4 Adjusted Section 415 Limitations. For each Plan Year in which the Plan is a Top-Heavy Plan, the overall limitations on combined plan contributions and benefits under Section 415 of the Code shall be reduced by substituting 1.0 for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in paragraph 5.12 of the Plan unless both of the following tests are satisfied:

     (a) The Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in each place that it appears in paragraph 10.1 and paragraph 10.3, and


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

     (b) Each Participant who is not a Key Employee receives an additional minimum benefit or contribution under a plan of the Company. In the case of a non-Key Employee participating only in a defined benefit plan, the additional minimum benefit for each year of service counted is one (1) percentage point, up to a maximum of ten (10) percentage points, of the Participant's average compensation for the five (5) consecutive years when the Participant had the highest aggregate compensation from the Company, computed as described in Section 416(c)(1)(D) of the Code. In the case of a non-Key Employee participating only in this or another defined contribution plan, the minimum contribution shall be four percent (4%) of the Participant's compensation. In the case of a non-Key Employee participating both in a defined benefit plan and this or another defined contribution plan, there shall be no additional minimum benefit, but the minimum contribution shall be seven and one-half percent (7.5%) of the Participant's compensation.

10.5 Anti-Cutback Rule. No change in the Plan's Top-Heavy status shall cause the account balance of any Participant to be reduced in violation of Section 411 of the Code.

10.6 Adjustments to Accrued Benefit. The present value of the cumulative accrued benefit of a Participant shall be calculated using the actuarial assumptions utilized in funding any defined benefit plan and shall include the aggregate distributions made with respect to such Participant under the Plan during the five-year period ending on the Top-Heavy Determination Date.

10.7 Employees Included in Computations. For the Plan Years beginning after December 31, 1984, the value of the accrued benefit and the Total Account, as defined in paragraph 10.2, of a Participant shall not be taken into account if the Participant has not performed at least one (1) hour of Service during the five-year period ending on the Top-Heavy Determination Date. If the former Employee is rehired thereafter and performs at least one (1) hour of Service, his or her total accrued benefit and Total Account shall be included in the top-heavy calculation. If a Participant remains employed but ceases to be a Key Employee, the present value of his or her accrued benefit and Total Account shall be disregarded in the top-heavy determination for any Plan Year after the last Plan Year for which the Participant was a Key Employee.

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

SECTION XI - ADMINISTRATION OF THE PLAN
---------------------------------------

11.1 Designation of Responsibility. The Plan shall be administered by a Plan Committee of not less than three (3) persons to be appointed by and serve at the discretion of the Chairman of the Compensation Committee (the "Chairman"). The Corporation or its 92 designated agent, shall be the Administrator of the Plan, within the meaning of ERISA. The authority to control and manage the operation and administration of the Plan and Trust is designated for the following fiduciaries within specified areas of responsibility:

     the Plan Committee,
     the Compensation Committee,
     the Trustee, and
     the Board.

     (a) The Plan Committee. The Plan Committee shall be the general administrator of the Plan and shall be entitled to make certain amendments to the Plan and shall have complete responsibility for the operation and administration of the Plan including those powers and duties set forth in paragraph 11.2 but excluding those areas of responsibility specifically or by necessary implication allocated in the Plan to the Trustee, the Compensation Committee or the Board. The Plan Committee shall elect a chairman from among its members and a secretary who need not be a member. The members of the Plan Committee may allocate among themselves by mutual consent, or to others pursuant to paragraph 11.2(g), specific Plan Committee responsibilities and functions for the operation and administration of this Plan, provided such allocation is reported in the minutes of the Plan Committee.

     (b) The Compensation Committee. The Compensation Committee may amend the Plan and perform such other duties as may be delegated to the Compensation Committee by the Board.

     (c) The Trustee. The Trustee has responsibility for the management, investments and control of the Trust Fund as described in Section XII and the Trust Agreement and for providing the financial information regarding the Trust as requested by the Plan Committee, the Board or a regulatory authority.

     (d) The Board. The Board shall have complete responsibility for the appointment and removal of the members of the Plan Committee, for the amendment and termination of the Plan and Trust Agreement, and for the performance of such other duties specifically or by necessary implication allocated to the Board.

11.2 Responsibility of the Plan Committee. In addition to the implied powers and duties which may be needed to carry out the administration of the Plan, the Plan Committee shall have the following specific responsibilities:

     (a) To amend the Plan provided such amendment does not affect the amount of Elective Contributions, Matching Contributions or Company Contributions a Participant may contribute to or receive in his Plan account.

     (b)  To designate Affiliates as Companies under the Plan.

     (c) To establish and enforce rules and regulations as required for the efficient administration of the Plan.

     (d) To make final determinations on a Participant or Beneficiary's eligibility to participate and eligibility for benefits from the Plan and to resolve disputes between claimants.

     (e) To set and adjust the percentage of Base Compensation deferred by Highly Compensated Active Participants pursuant to paragraphs 4.2 and 5.2.

     (f) To authorize disbursement of benefits by the Trustee to a Participant or Beneficiary.

     (g) To review, interpret, construe and remedy Plan provisions that are ambiguous or inconsistent. All determinations and actions of the Plan Committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the Plan Committee may revoke or modify a determination or action previously made in error. The Plan Committee will exercise all powers and authority given to it in a non-discriminatory manner, and will apply uniform administrative rules of general application to insure that persons in similar circumstances are treated alike.

     (h) To remove the Trustee and replace with a successor Trustee according to the provisions of the Trust Agreement.

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

     (i) To delegate to third parties by written instrument the authority to perform the following functions in accordance with the provisions of this Plan, the Trust Agreement and ERISA and other applicable laws:


          (i) to approve loans and direct the Trustee to fund the loans;

          (ii) to approve and direct the Trustee to complete distribution of benefits due hereunder following termination of employment for any reason as well as upon receipt of a request for an in-service distribution other than hardship distributions;

          (iii) to make determinations as to whether a Participant is under a Disability;

          (iv) to interpret Beneficiary designations and authorize the Trustee to distribute benefits following the death of a Participant or a Beneficiary; and

          (v) such other administrative duties similar to those delineated in this subparagraph (g) as determined in the sole discretion of the Plan Committee.

     (j) To perform such other actions as may be delegated to the Plan Committee by the Compensation Committee or the Board.


11.3 Responsibility of the Compensation Committee. The Compensation Committee shall have the following power and authority:

     (a)  To approve Plan amendments.


     (b) To perform such other actions as may be delegated to the Compensation Committee by the Board.

     (c) To delegate any of its responsibilities to the Plan Committee or other appropriate agents.

11.4 Responsibility of the Board. Subject to provisions of the Plan, the Board or its duly appointed agent shall have the following power and authority:

     (a)  To approve initial Plan provisions and subsequent amendments.

     (b) To terminate the Plan as required by changes within the Corporation and authorize completion of regulatory requirements.

     (c) To delegate any of its responsibilities to the Compensation Committee, the Plan Committee or other appropriate agents.

11.5 Records of the Plan Committee. The Plan Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Plan Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

11.6 Plan Committee Action. Action may be taken by the Plan Committee at any meeting where a majority of its members are present and at any such meeting any action may be taken which shall be approved by a majority of the members present. The Plan Committee may also take any action without a meeting that is approved by a majority of the Plan Committee members and is evidenced by a written document signed by a member of the Plan Committee. The Plan Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates. Such delegation may include, without limitation, the power to execute any document on behalf of the Plan Committee, and the Chairman of the Plan Committee shall be the agent of the Plan Committee and of the Plan for the service of legal process at the principal office of the Company.

11.7 Plan Committee Disqualification. A member of the Plan Committee who may be a Participant shall not vote on any question relating specifically to himself.

11.8 Compensation. No member of the Plan Committee shall receive any compensation from the Plan for his services as a Plan Committee member.

11.9 Reliance on Reports. The members of the Plan Committee and the officers and directors of the Corporation and of any Company shall be entitled to rely on all certificates and reports made by any duly appointed accountant, and on all opinions given by any duly appointed legal counsel. Such counsel may be counsel for the Corporation or any other Company or for the Trustee.

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

11.10 Use of Agents. Any member of the Plan Committee or any other fiduciary may use, employ, discharge or consult with one or more individuals, corporations or other entities with respect to advice regarding any responsibility, obligation or duty in connection with the Plan. Any member of either committee and any other fiduciary may designate other individuals, corporations, or other entities to carry out his responsibilities, obligations and duties with respect to the Plan, except to the extent that ERISA prohibits delegation of authority and discretion to manage and control the assets of the Trust. Such delegations may be revoked or modified at any time. Any such delegation, revocation or modification shall be made by written instruments signed by the respective committee member or other fiduciary, and a written record shall be kept thereof. No committee member or other fiduciary shall be liable for the directions, actions, or omissions of any individual, corporation, or other entity who has been designated to carry out any responsibilities, obligations or duties in connection with the Plan, but shall be fully protected by any action taken or suffered by him in good faith in reliance upon the advice or opinion of any such individual, corporation or other entity. To the extent compensation and expenses of agents or advisors of the Plan Committee constitute reasonable expenses of administering the Plan within the meaning of Sections 403(c)(1) and 404(a)(1)(A) of ERISA) the compensation (as fixed by the Plan Committee) of such agents or advisors shall be paid from the Trust Fund unless (1) the payment of such expense would constitute a "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code or (2) the Corporation elects in writing to pay such expenses.

11.11 Benefit Claims. The Plan Committee shall make all final determinations as to the right of any person to a benefit. Claims for benefits under the Plan shall be filed in writing with the Plan Committee. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application therefor is filed unless special circumstances require an extension of time for processing the claim in which case the Plan Committee shall provide written notice of the extension of time prior to expiration of the initial ninety (90) day period. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In the event the Plan has ambiguous, unclear or inconsistent provisions which impact the payment, amount or timing for receipt of benefits, the Plan Committee shall have full authority, as set forth in paragraph 11.2, to interpret, construe and/or remedy any such Plan provisions and to make a final determination as to the payment, amount or timing for distribution of benefits.

11.12 Notice of Committee Action and Appeals. Any Participant, Employee or Beneficiary of either, who has been denied a benefit, or feels aggrieved by any action of the Company, the Trustee or the Plan Committee, shall be entitled, upon written request to the Plan Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may then submit to the Plan Committee his or her written position, including all written evidence regarding the claim, not later than ninety (90) days after he has received written notification of the disposition of his claim. The Plan Committee shall then review the claim in full within the next sixty (60) days or, if special circumstances exist which require additional time to complete the review, then within a maximum of one-hundred twenty (120) days from receipt of the request for review, and the final decision following such review shall be made by the Plan Committee and shall be communicated to the claimant within said one-hundred twenty (120) day period. If the decision will not be made and communicated to the claimant within sixty (60) days of receipt of the request for review the claimant shall be notified in writing of the delay within said sixty (60) days or the claim shall be deemed to have been denied.

11.13 Annual Statements. As soon as practicable after the last Valuation Date of each Plan Year, or more often as determined by the Plan Committee, the Plan Committee shall prepare and deliver to each Participant a written statement showing as of that annual Valuation Date the following information as well as any additional information as determined by the Plan Committee:

     (a) The balance in his account in the Trust Fund as of the preceding annual Valuation Date;

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

     (b) The amount of contributions allocated to his account for the Plan Year ending on such annual Valuation Date;

     (c) The adjustments to his account to reflect his share of net earnings during the Plan Year ending on such annual Valuation Date; and

     (d)  The new balance in his account as of that annual Valuation Date.

11.14 Unclaimed Benefits. If at, after, or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Plan Committee, upon request of the Trustee, or at his own instance, shall determine, after a diligent search, such as the use of credit reporting agencies or procedures with government agencies for locating individuals, that the Participant, Beneficiary or other distributee can not be located or contacted, the Plan Committee may declare such individual as a lost Participant. In such event, all accounts held hereunder for such individual shall be forfeited as of the first Valuation Date coincident with or following the later of (i) the date the Plan Committee determines the individual is a lost Participant, or (ii) the first date the Plan allows the Plan Committee to direct the Trustee to distribute the lost Participant's benefits without the recipient's written consent as set forth pursuant to paragraphs 9.2 and 9.3; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made from forfeitures available in the current Plan Year or, if forfeitures are not sufficient, from funds specially contributed by the Company for such purpose. Any forfeiture resulting from the operation of this paragraph shall be applied to reduce the Company's Guarantee Matching Contributions with any excess used to reduce the Company's Performance Matching Contribution. If a forfeiture still remains unallocated, it shall be used as of the last Valuation Date of the Plan Year as an additional Performance Matching Contribution.

11.15 Indemnification. The members of the Plan Committee, the Trustee, the
      Board and the officers and directors of the Companies shall be indemnified to the extent permissible under law and consistent with the Corporation's charter and by-laws, and held harmless by the Companies for any costs, expenses, losses, liabilities or assessments arising out of any action taken or omitted by them in good faith in reliance upon the advice or opinion of any person selected by the fiduciaries to perform services for this Plan and all action so taken or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan. To the extent that a member of the Plan Committee is not protected and held harmless by or through insurance,

     (a) any expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by him or her on account of any action or proceeding, actual or threatened, which arises as a result of his or her being a member of the Plan Committee, provided he or she acted in good faith and neither settles nor compromises the action or proceeding against him, nor confesses any liability therefor, nor is ultimately determined to be liable for all or any portion of the amount stipulated in such action or proceeding or to be subject to an injunction or any other remedy which would constitute reasonable expenses of administering the Plan (within the meaning of Sections 403(c)(1) and { 404(a)(1)(A) of ERISA) shall be paid (or the member shall be reimbursed) from the Trust Fund unless
          (1) the payment of such expense would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code or (2) the Corporation elects in writing that the Companies will pay such expense.

     (b) Each Company at the direction of the Corporation shall indemnify, to the extent permissible under the law and consistent with such Corporation's charter and by-laws, such member of the Plan Committee from and against any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by him or her on account of any action or proceeding, actual or threatened, which arises as a result of being a member of the Plan Committee, provided such action or proceeding does not arise as a result of his or her own negligence, willful misconduct or lack of good faith, and such expense is not an expense of the Trust Fund.

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

SECTION XII - ADMINISTRATION OF THE TRUST FUND
----------------------------------------------

12.1 Appointment of Trustee. The Board shall appoint the initial Trustee to administer all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Plan Committee except that the Trustee may also be replaced by the Board. The Trustee shall have such rights, powers and duties as are contained in the Trust Agreement.

12.2 Management of Fund. All contributions to the Plan in cash shall be paid over to the Trustee and all Company contributions to the Plan in the form of Employer Stock shall be delivered to the Trustee. All contributions shall be invested and managed upon such terms and in such manner as set forth in the Plan and Trust Agreements.

12.3 Investment of Fund. Except with respect to Participant directed investments pursuant to paragraphs 8.3, 8.4 and 8.6, the Trustee's investment policy for the Trust Fund shall be to invest primarily in Employer Stock in accordance with the Trust Agreement. In this regard, the Trustee, or its designated agent, may receive Employer Stock from the Corporation or it may purchase Employer Stock from the Corporation or on the open market. The Trustee shall invest and protect any other assets of the Trust Fund in accordance with the Trust Agreement.

12.4 Voting Employer Stock. All Employer Stock (including fractional shares) allocated to a Participant's account shall be voted by the Trustee, in accordance with instructions from such Participant. The Company shall provide Participants with notices and information statements when voting rights are to be exercised, the content of which must generally be the same as for all holders of Employer Stock. Fractional shares may be voted by the Trustee on a combined basis, in order to reflect the direction of the Participants holding such shares. Participants shall have the right to determine confidentially whether shares held by them in the plan will be tendered in a tender or exchange offer. The Trustee shall determine the procedures that should be followed to insure such confidentiality. The Company may solicit Participants under proxy provisions applicable to all holders of Employer Stock. The Trustee shall vote any unallocated shares of Employer Stock in accordance with the best interests of the Participants and Beneficiaries. The Trustee shall refrain from voting allocated shares of Employer Stock for which it has not received instructions from the Participant to whose account the shares are allocated except to the extent required by statute, regulation or other law.

12.5 Loans Secured by Employer Stock. To the extent allowed by law, the Trustee shall borrow money upon directions in writing from the Plan Committee, provided the loan meets all of the requirements of this paragraph, this Plan and ERISA. All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to "exempt loans" set forth in Section 4975(d)(3) of the Code and Section 54.4975-7(b) of the Treasury Regulations and Section 408(b)(3) of ERISA and Section 2550.408b-3 of the Department of Labor Regulations, and all provisions of those statutes or regulations which are applicable to Employer Stock which have been purchased with the proceeds of such an Exempt Loan or which are used as collateral for such an Exempt Loan shall be complied with. Prior to entering into an Exempt Loan, the Trustee, or a special trustee appointed by the Board specifically for the purpose, must determine that (1) the Exempt Loan is primarily for the benefit of the Participants and Beneficiaries, (2) at the time the Exempt Loan is made, the interest rate for the loan and the price of the Employer Stock to be acquired with the loan proceeds should not be such that Plan assets might be drained off, and
     (3) the Exempt Loan is at least as favorable to the Plan as the terms of a comparable loan resulting from arm's-length negotiations between independent parties. An Exempt Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. The proceeds of an Exempt Loan must be used within a reasonable time after receipt only for the purpose of acquiring Employer Stock, repaying the Exempt Loan or repaying a prior Exempt Loan. An Exempt Loan may be secured by a collateral pledge of the Employer Stock so acquired. No other Trust Fund assets may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against the Trust Fund other than any Employer Stock remaining subject to pledge. Any pledge of Employer Stock must provide for the release of shares so pledged on a pro-rata basis pursuant to the provisions of Treasury Regulation Section 54.4975-7(b)(8) as payments on the Exempt Loan are repaid by the Trustees and such Employer Stock is allocated to Participants' accounts pursuant to paragraph 7.3(p). In the event of default on an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of such loan in default. If the lender is a "disqualified person," Plan assets may be transferred upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. Repayments of principal and interest on any Exempt Loan shall be made by the Trustee only from Company Contributions and Matching Contributions paid in cash to enable the Trustees to repay such Loan, from unallocated earnings attributable to such Company Contributions and Matching Contributions and from any cash dividends received by the Trust on unallocated Employer Stock held in the Employer Stock Suspense Account. Except as provided in paragraph 9.13 or as otherwise provided by applicable law, no Employer Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan and the protections and rights provided by this sentence shall continue to be applicable after the repayment of the Exempt Loan even if the Plan ceases to be an ESOP. In the event an Exempt Loan is entered into and it is subsequently determined that such loan does not comply with the requirements of Section 4975(d)(3) of the Code or the Treasury Regulation issued thereunder or Section 408(b)(3) of ERISA or the Labor Department Regulations issued thereunder for exempt loans to employee stock ownership plans, the Corporation shall use all reasonable efforts to bring the Exempt Loan into compliance with such provisions. If the Corporation is unable to bring the Exempt Loan into compliance by reasonable efforts, the Corporation may direct the Trustee in writing to sell all or a part of the Employer Stock in the Employer Stock Suspense Account (excluding any such stock that would be released if subparagraph 7.3(p) were applied immediately prior to such sale, which stock shall be allocated to Participants at the end of the Plan Year pursuant to subparagraph 7.3(f)) and to apply the proceeds of such sale to repay the Exempt Loan. The Corporation and other Companies hereunder shall contribute an amount necessary to pay any remaining balance due on such Exempt Loan. To the extent permitted by paragraph 5.10, any excess cash proceeds from such sale and any remaining Employer Stock in the Employer Stock Suspense Account after complete repayment of the Exempt Loan to which it relates shall be allocated proportionately to the Company Contribution Exempt Loan cash subaccounts or the Company Contribution Exempt Loan Employer Stock subaccount, respectively, of the Participants otherwise entitled to Company Contributions for the Plan Year based upon each such Participant's Company Contributions for the Plan Year to the total aggregate Company Contributions of all such Participants for the Plan Year; provided, however, that the total value of assets allocated pursuant to this sentence may not exceed fifty percent (50%) of the Companies' total aggregate Company Contributions for the Plan Year. Any remaining cash proceeds or Employer Stock shall be allocated to the Company contribution Exempt Loan cash subaccounts or Exempt Loan Employer Stock subaccounts of all Participants who have not terminated Employment as of the last day of such Plan Year for reasons other than death, Disability, or Retirement in proportion to the ratio that each such Participant's Base Compensation bears to the total aggregate Base Compensation for all such Participants. In the event an Exempt Loan is entered into and it is subsequently determined that a more favorable Exempt Loan can be obtained, the Corporation may direct the Trustee in writing to renegotiate the Exempt Loan provided the new loan is in the best interests of the Participants and Beneficiaries, it qualifies as an Exempt Loan hereunder and meets all of the requirements set forth hereunder. For purposes of this Section, the term "disqualified person" means all persons constituting "disqualified persons" pursuant to Section 4975(e)(2) of the Code or "parties in interest" under Section 3(14) of ERISA; the term "loan" includes a direct loan of cash, a purchase-money transaction, or an assumption of the obligation of the Trust; and the term "guarantee" includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.

12.6 Conversion of Employer Stock. Any Participant to whose account Employer Stock, other than common stock, has been allocated may at any time file with the Plan Committee written instructions in the form prescribed by the Plan Committee, that all or any designated portion of said Employer Stock be converted into common stock. Upon receipt of any such instructions, the Plan Committee shall promptly so advise the Trustee. Thereupon the Trustee shall promptly present the designated Employer Stock to the Corporation for conversion in accordance with their terms. The common stock issued upon conversion shall then be allocated to the account of the Participant concerned. The Trustee shall effect conversions involving fractional interests or fractional shares to the extent possible to reflect the direction of the Participants holding such interests or shares.

12.7 Acceptance of Transfers and Rollover Contributions. The Trustee, subject to Plan Committee approval, may accept funds transferred on behalf of a Participant from another trust forming part of a tax-qualified employee benefit plan or funds qualifying as a rollover contribution under Sections 408(d)(3) or 402(c) of the Code, provided that in the cases of a transfer from such a trust, the trust from which such funds are transferred specifically permits the transfer, the Trustee and Plan Committee are satisfied that the transfer or rollover contribution will not jeopardize the tax-qualified or exempt status of the Plan or Trust and the trust is not part of a plan to which the annuity requirements of Sections 401(a)(11) and 417 of the Code apply or, if such annuity requirements do apply, the Plan Committee determines, based on evidence submitted by the Participant that is satisfactory to the Plan Committee, that acceptance of the rollover contribution will not cause this Plan to become subject to such annuity rules. The Plan Committee shall develop such procedures, and may require such information from a plan sponsor, Trustee or a Participant desiring to make any transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this paragraph. The Trustee shall maintain a separate account for each Participant on whose behalf a transfer or rollover contribution is accepted, which shall receive the amount transferred or rolled over.


SECTION XIII - AMENDMENT OR TERMINATION OF THE PLAN
---------------------------------------------------

13.1 Right to Amend or Terminate the Plan. The Corporation expressly reserves the right to amend, terminate or suspend the Plan at any time and in any particular manner; provided, however, that no amendment or termination of the Plan may be made which would permit any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries, or which would diminish any rights accrued for the benefit of Participants or their Beneficiaries prior to the effective date of the amendment. Without limiting the foregoing provisions of this paragraph in any manner, the Corporation expressly reserves the right to amend the contribution and allocation provisions of this Plan at any time notwithstanding the fact that Employer Stock is held in the Employer Stock Suspense Account on the effective date of the amendment; provided, however, that any material amendment to the contribution and allocation provisions that is adverse to any Participant shall only become effective for Plan Years beginning after the date the amendment is adopted unless the amendment is required to maintain the Plan's status under Sections 401(a) or 4975(e)(7) of the Code. The Plan may be amended, retroactively, however, if necessary, to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Plan to meet the requirements of the Code or ERISA.

13.2 Continuance of Plan After Merger. The Plan shall not be automatically terminated by the Corporation's or a Company's acquisition by or merger with or into any other corporation or organization, but the Plan shall be continued after such merger. All rights to amend, modify, suspend or terminate the Plan may be transferred to the successor organization, effective as of the day of the merger.

13.3 Distribution Upon Termination. In the event of the termination of the Plan in whole or in part or upon the complete discontinuance of Company contributions, the accounts of affected Participants shall continue to be held in trust until payment at the time and in the manner prescribed in
     Section IX.

13.4 Certain Sales. In the event that a Company sells all or substantially all of the assets used in a trade or business and, as a result, a Participant becomes an employee of the acquiring company, distribution of the Participant's account balance shall be made in the manner prescribed in
     Section IX hereof as soon as practicable following the date of sale. In the event that all or substantially all of the stock of a Company is sold, distribution of the Participant's account balance shall be made in the manner prescribed in Section IX hereof as soon as practicable following the date of sale, regardless of whether the Participant remains in the employment of the Company or becomes an employee of the acquiring company.


SECTION XIV - MISCELLANEOUS
---------------------------

14.1 Facility of Payment. If any Participant, former Participant or Beneficiary, in the judgment of the Trustee or the Plan Committee, is legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Participant, former Participant or Beneficiary or to such other person or institution who, in the opinion of the Trustee or the Plan Committee, is then maintaining or has custody of such Participant, former Participant or Beneficiary. Such payments shall constitute a full discharge with respect to such payments. If the Trustee has any question or doubt as to the proper party to receive a distribution, the Trustee may ask the Plan Committee for written directions on the distribution.

14.2 No Contractual Right to Benefits. The Plan shall not be deemed to constitute a contract between any Company and any Participant or to be a consideration for, or an inducement for the Employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the Service of any Company or to interfere with the right of the Company to discharge any Employee at any time without regard to the effect such discharge shall have upon him as a Participant in the Plan.

14.3 Plan is Voluntary. While it is the intention of the Corporation that this Plan and the Trust shall be continued and that the contribution of the Corporation and Companies shall be made regularly each year, the Plan is entirely voluntary on the part of the Corporation and each Company, and the continuance of the Plan and Trust and the payments hereunder are not assumed as a contractual obligation of the Corporation or any Company, and each Company does not guarantee or promise to pay or cause to be paid any of the benefits provided by the Plan. Each Participant or Beneficiary or other person who shall claim the right to any payment of benefits under the Plan and Trust shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefor against the Corporation or any Company.

14.4 Nonalienation of Benefits. Any benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to being actually received by the person entitled to receive such benefits. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to receive benefits payable under this Plan shall be void. The Trust Fund shall not be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits under this Plan. Despite the general nonalienation of benefits provision set forth above, the Plan shall provide for the payment of benefits in accordance with the applicable requirements of a Qualified Domestic Relations Order. For purposes of this paragraph, a "Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which: (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and
     (ii) is made pursuant to a State domestic relations law (including community property law). For purposes of this paragraph, a "Qualified Domestic Relations Order" means a Domestic Relations Order, as defined above, which:

     (a) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan,

     (b)  Clearly specifies:

          (i) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

          (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

          (iii)the number of payments or period to which such order applies, and

          (iv) each plan to which such order applies,

     (c) Does not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan,

     (d) Does not require the Plan to provide increased benefits (determined on the basis of actuarial value), and

     (e) Does not require payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

            For purposes of this paragraph, the term "Alternate Payee" shall mean any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant. In the case of any Domestic Relations Order received by the Plan (i) the Plan Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of a Domestic Relations Order, and
            (ii) within a reasonable period after receipt of such order, the Plan Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination. The Plan Committee shall establish a reasonable procedure to determine the qualified status of Domestic Relations Orders, and to administer distributions under such qualified orders. Such procedures (i) shall be in writing, (ii) shall provide for the notification of each person specified in a Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and (iii) shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Committee, or by a court of competent jurisdiction, or otherwise), the Plan Committee shall segregate in a separate account of the Plan, or in an escrow account, the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within eighteen (18) months from the date of receipt of the order (or modification thereof) by the Plan Committee the same is determined to be a Qualified Domestic Relations Order, the Plan Committee shall pay the segregated amount (plus any interest thereon) to the person or persons entitled thereto. If within the eighteen (18) months it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period shall be applied prospectively only. If the Plan Committee or any other Plan fiduciary treats a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or takes action under Section 206(d)(3)(H) of ERISA, then the Plan's obligation to the Participant, a Surviving Spouse, and each Alternate Payee shall be discharged to the extent of any payment made.

14.5 Controlling Law. The Plan shall be construed and interpreted in accordance with the Code, ERISA and, to the extent not preempted, the laws of the State of Georgia.

14.6 Terminology. Masculine pronouns used herein shall refer to men and women or both, and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular whenever appropriate.

      Executed this 1st day of May, 1997.

ATTEST:                                   SUNTRUST BANKS, INC.

By  Ray Fortin                          By M. A. Eakens
   __________________________              _________________________

Title  CORP. SEC.                       Title   GROUP VP-HR
      _______________________                  ______________________


(CORPORATE SEAL)

                                  EXHIBIT A

                                     TO THE

                       SUNTRUST BANKS, INC. 401(k) PLAN

                              As of January 1, 1997

SunTrust Banks, Inc.
SunTrust Securities, Inc.
SunTrust Service Corporation
STI Trust & Investment Operations, Inc.
SunTrust Capital Markets, Inc.
SunTrust International Services
SunTrust Mortgage, Inc.
SunTrust Banks of Georgia, Inc.
SunTrust Bank, Atlanta
SunTrust Bank, South Georgia, N.A.
SunTrust Bank, Northeast Georgia, N.A.
SunTrust Bank, Augusta, N.A.
SunTrust Bank, Southeast Georgia, N.A.
SunTrust Bank, West Georgia, N.A.
SunTrust Bank, Middle Georgia, N.A.
SunTrust Bank, Northwest Georgia, N.A.
SunTrust Bank, Savannah, N.A.
Personal Express Loans, Inc.
TRUSCO Capital Management
STI Credit Corporation
SunTrust Banks of Florida, Inc.
SunTrust Bank, North Central Florida
SunTrust Bank, Gulf Coast


SunTrust Bank, North Florida, N.A.
SunTrust Bank, West Florida
SunTrust Bank, Mid-Florida, N.A.
SunTrust Bank, East Central Florida
SunTrust Bank, Treasure Coast, N.A.
SunTrust Bank, Nature Coast
SunTrust Bank, Southwest Florida
SunTrust Bank, Central Florida, N.A.
SunTrust Bank, South Florida, N.A.
SunTrust Bank, Tampa Bay
SunTrust Bank, Miami, N.A.
STB Management (South FL), Inc.
SunTrust Bank, Tallahassee, N.A.
Premium Assignment Corporation
SunTrust BankCard, N.A.
STI Capital Management, N.A.
SunTrust Banks of Tennessee, Inc.
SunTrust Bank, Nashville, N.A.
SunTrust Bank, South Central Tennessee, N.A.
SunTrust Bank, East Tennessee, N.A.
Sun Trust Bank, Chattanooga, N.A.
SunTrust Bank, Northeast Tennessee
SunTrust Bank, Alabama, N.A.

                                   EXHIBIT B

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

                            FORMER VENICE EMPLOYEES
                            -----------------------

                                  APPLICATION
                                  -----------

This Exhibit B shall be effective as of January 1, 1993. For purposes of this Exhibit B, the term "Former Venice Participant" means a person who was at any time a Participant of the Florida Westcoast Banks, Inc. Employee Stock Bonus Plan (the "Venice Plan") provided the individual has an account balance in the Venice Plan as of December 31, 1992 or is entitled by law to have this Plan reestablish a prior forfeiture under the Venice Plan due to reemployment by the Company after January 1, 1993. This Exhibit B shall only apply to a Former Venice Participant and, if applicable, to any individual who would have become a participant in the Venice Plan on January 1, 1993 if the Venice Plan had remained in existence on that date.

                                 Paragraph 3.1

                                 PARTICIPATION
                                 -------------

In addition to the provisions of paragraph 3.1 of the SunTrust Banks, Inc. 401(k) Plan (the "Plan"), each Former Venice Participant who is an actively employed Employee on January 1, 1993 shall be a Participant in this Plan on January 1, 1993. In addition, each individual who is an actively employed Employee on January 1, 1993 and who would have become a participant in the Venice Plan on January 1, 1993 if the Venice Plan had remained in existence on that date shall be a Participant in this Plan on January 1, 1993.

                              Sections VI and VII

                       VESTING, ACCOUNTS AND ALLOCATIONS
                       ---------------------------------

Employer contributions allocated to Subfund A (ESOP contributions) and Subfund B (leveraged ESOP contributions) of the Venice Plan which are subject to the five
(5) year cliff vesting schedule set forth in Section 10.02 of the Venice Plan along with Venice Plan earnings on such amounts shall be held in a Company Contribution account hereunder, and referred to as the Venice Participant Company Contribution account, which shall be separate from such Employee's Company Contribution account for discretionary Company contributions allocated under this Plan. The Venice Participant Company Contribution account shall be subject to the vesting table set forth in paragraph 6.2 hereunder with credit to the Venice Participant for all prior vesting service credited under the Venice Plan. Employer contributions allocated to Subfund C (tax credit ESOP contributions) of the Venice Plan along with Venice Plan earnings on such amounts shall be fully vested and shall be held in a PAYSOP account hereunder.

                             Paragraphs 8.6 and 8.7

                DIVERSIFICATION RIGHTS OF QUALIFIED PARTICIPANTS
                ------------------------------------------------
In addition to the diversification rights of participants as stated in paragraphs 8.6 and 8.7, each "qualified participant" may elect within ninety
(90) days after the close of each Plan Year during the "qualified election period" to direct the Trustee in writing as to the distribution in cash and/or Employer Stock of 25 percent of the total number of shares of Employer Stock acquired by or contributed to the Venice Plan or the Plan after December 31, 1986 that have ever been allocated to such qualified participant's Venice Participant Company Contribution Employer Stock subaccount (as defined in this Exhibit B) and PAYSOP Employer Stock subaccount (reduced by the number of such shares of Employer Stock previously distributed in cash and/or Employer Stock pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." If the "qualified participant" elects to direct the Trustee as to the distribution of his Venice Participant Company Contribution Employer Stock subaccount and PAYSOP Employer Stock subaccount, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Trustee as to the investment of such subaccounts, the "qualified participant" may elect a distribution in cash or Employer Stock of the portion of such subaccounts covered by the election within ninety (90) days after the 1st day of the period during which the election can be made. If Employer Stock subject to the restrictions of Section 409(d) of the Code regarding the eighty-four (84) month holding rule for a PAYSOP are subject to diversification pursuant to this Exhibit "B", then stock meeting the eighty-four (84) month rule shall be subject to diversification first, and thereafter stock still subject to the holding period shall be diversified in the order of shares which have been held in the Trust for the longest period of time.

Notwithstanding the above, if the fair market value (determined at the Valuation Date immediately preceding the first day on which a "qualified participant" is eligible to make an election) of Employer Stock acquired or contributed to the Venice Plan or the Plan after December 31, 1986 and allocated to a "qualified participant's" Venice Participant Company Contribution Employer Stock subaccount and PAYSOP Employer Stock subaccount is $500 or less, then such Employer Stock shall not be subject to this paragraph.

        For the purposes of this section the following definitions shall apply:

     (1) "qualified participant" means any Former Venice Participant who has completed ten (10) Plan Years of Service as a Participant under the Venice Plan and/or the Plan and has attained age 55.

     (2) "qualified election period" means the six (6) Plan Year period beginning with the Plan Year in which the Former Venice Participant first became a "qualified participant" or, if later, the six (6) Plan Year period beginning January 1, 1987.

                                  Paragraph 9.7

                 CONSENT TO DISTRIBUTION PRIOR TO AGE SIXTY-TWO
                 ----------------------------------------------

Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.8 apply, no distribution of benefits may commence to a Former Venice Participant prior April 1 of the year following the year such Former Venice Participant attains age 70 1/2 unless the Former Venice Participant provides written consent to the commencement of the distribution.

                                   EXHIBIT C

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

                           FORMER HOMETRUST EMPLOYEES
                           --------------------------

                                  APPLICATION
                                  -----------

This Exhibit C shall be effective as of January 1, 1993. For purposes of this Exhibit C, the term "Former HomeTrust Participant" means a person who was at any time a Participant of the Home Federal Savings Bank of Georgia Employee Stock Ownership Plan (the "HomeTrust Plan") provided the individual has an account balance in the HomeTrust Plan as of December 31, 1992 or is entitled by law to have this Plan reestablish a prior forfeiture under the HomeTrust Plan due to reemployment by the Company after January 1, 1993. This Exhibit C shall only apply to a Former HomeTrust Participant and, if applicable, to any individual would have become a participant in the HomeTrust Plan on January 1, 1993 if the HomeTrust Plan had remained in existence on that date.

                                 Paragraph 3.1

                                 PARTICIPATION
                                 -------------

In addition to the provisions of paragraph 3.1 of the SunTrust Banks, Inc. 401(k) Plan (the "Plan"), each Former HomeTrust Participant who is an actively employed Employee on January 1, 1993 shall be a Participant in this Plan on January 1, 1993. In addition, each individual who is an actively employed Employee on January 1, 1993 and who would have become a Participant in the HomeTrust Plan on January 1, 1993 if the HomeTrust Plan had remained in existence on that date shall be a Participant in this Plan on January 1, 1993.

                              Sections VI and VII

                       VESTING, ACCOUNTS AND ALLOCATIONS
                       ---------------------------------

"Before-Tax Contributions" to the HomeTrust Plan, as defined therein plus earnings thereon shall be held in an Elective Contribution account hereunder. "Employer Matching Contributions" to the HomeTrust Plan plus earnings thereon shall be held in a Matching Contribution account. "Employer Base Contributions" to the HomeTrust Plan plus earnings thereon shall be held in a Company Contribution Exempt Loan subaccount.

"Employer Discretionary Contributions" under the HomeTrust Plan plus earnings thereon shall be held in a Company Contribution subaccount hereunder. All accounts which receive funds from the HomeTrust Plan shall be fully vested at all times.

                                 Paragraph 9.7

                 CONSENT TO DISTRIBUTION PRIOR TO AGE SIXTY-TWO
                 ----------------------------------------------

Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.8 apply, no distribution of benefits may commence to a Former HomeTrust Participant prior to the date such Former HomeTrust Participant attains age 65 unless the Former HomeTrust Participant provides written consent to the commencement of the distribution.

                                   EXHIBIT D

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

                           FORMER FLORENCE EMPLOYEES
                           -------------------------

                                  APPLICATION
                                  -----------

This Exhibit D shall be effective as of July 1, 1993. For purposes of this Exhibit D, the term "Former Florence Participant" means a person who was at any time a Participant of the Employees' Retirement Savings Plan of the First National Bank of Florence (the "Florence Plan") provided the individual has an account balance in the Florence Plan as of June 30, 1993 or is entitled by law to have this Plan reestablish a prior forfeiture under the Florence Plan due to reemployment by the Company after June 30, 1993. This Exhibit D shall only apply to a Former Florence Participant and, if applicable, to any individual who would have become a participant in the Florence Plan on July 1, 1993 if the Florence Plan had remained in existence on that date.

                                 Paragraph 3.1

                                 PARTICIPATION
                                 -------------

In addition to the provisions of Paragraph 3.1 of the SunTrust Banks, Inc. 401(k) Plan (the "Plan"), each Former Florence Participant who is an actively employed Employee on July 1, 1993 shall be a Participant in this Plan on July 1, 1993. In addition, each individual who is an actively employed Employee on July 1, 1993 and who would have become a Participant in the Florence Plan on July 1, 1993 if the Florence Plan had remained in existence on that date shall be a Participant in this Plan on July 1, 1993.

                              Sections VI and VII

                        VESTING, ACCOUNTS AND ALLOCATIONS
                        ---------------------------------

"Elective Contributions" to the Florence Plan, as defined therein plus earnings thereon shall be held in the Elective Contribution account hereunder. "Matching Contributions" to the Florence Plan plus earnings thereon shall be held in the Employee's Matching Contribution account for Matching Contributions allocated under this Plan. "Discretionary Contributions" under the Florence Plan plus earnings thereon shall be held in the Company Contribution subaccount hereunder. Voluntary Savings Contributions" to the Florence Plan plus earnings thereon shall be held in a Voluntary Contribution Account hereunder. "Related Rollover Contributions" made to the Florence Plan plus earnings thereon shall be separately identified from other rollover amounts and held in a Participant rollover account hereunder. "Unrelated Rollover Contributions" to the Florence Plan plus earnings thereon shall be held in a Participant rollover account hereunder and commingled with any additional rollover contributions (other than "Related Rollover Contributions") allocated to this Plan. All accounts which receive funds from the Florence Plan shall be fully vested at all times.

                                 Paragraph 9.3

                                PAYMENT OPTIONS
                                ---------------

(a) Notwithstanding the provisions of Paragraph 9.3 of the Plan, a Former Florence Plan Participant may elect to receive a portion of his or her distribution in a lump sum distribution and to receive the remaining portion of the distribution in installment payments otherwise allowed under Paragraph 9.3 of the Plan.

(b) "Related Rollover Contributions" made to the Florence Plan and held in Florence Participant Related rollover accounts shall be subject to the following Qualified Joint and Survivor Annuity Rules:

        (i) A Florence Participant Related rollover account shall be payable only in the form of a Qualified Joint and Survivor Annuity unless, within the ninety (90) day period ending on the annuity starting date, the Participant elects another form of payment with the consent of his or her spouse (if applicable) as described below. A "Qualified Joint and Survivor Annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of his or her surviving spouse which is equal to one half (1/2) of the annuity payable during the joint lives of the Participant and his or her spouse. (In the case of an unmarried Participant, a "Qualified Joint and Survivor Annuity" is a single life annuity.)

       (ii) If a married Participant dies prior to his or her annuity starting date, the Plan Committee will direct the Trustee to distribute the Participant's vested benefit to the Participant's surviving spouse in the form of a Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect which waives the Preretirement Survivor Annuity, with appropriate spousal consent, or unless the Participant and his or her spouse were not married throughout the one (1) year period ending on the date of his or her death. A "Preretirement Survivor Annuity" is an annuity which is purchased with 100% of the Participant's vested benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. If the present value of the Preretirement Survivor Annuity does not exceed $3,500, the Plan Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a Preretirement Survivor Annuity. This section applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one (1) Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least ten (10) Years of Service and completed at least one
            (1) Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

            If the present value of the Preretirement Survivor Annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the Preretirement Survivor Annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods, and may elect any of the forms of payment, in lieu of the Preretirement Survivor Annuity. In the absence of an election by the surviving spouse, the Plan Committee must direct the Trustee to distribute the Preretirement Survivor Annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs:
            (i) the Participant's death; (ii) the date the Plan Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

            If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity or the Preretirement Survivor Annuity, the Plan Committee must direct the Trustee to distribute the Participant's vested benefit. The Plan Committee will reduce the Participant's vested benefit by any security interest held by the Plan by reason of a Participant loan to determine the value of the Participant's vested benefit distributable in the form of a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement of the Plan. For purposes of applying this section, the Plan Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a "Qualified Domestic Relations Order" defined by the Internal Revenue Code. The provisions of this section apply separately to the portion of the Participant's vested benefit subject to the Qualified Domestic Relations Order and to the portion of the Participant's vested benefit not subject to that order.

            The consent of the spouse of the Participant to payment in a form other than a Qualified Joint and Survivor Annuity and/or to a Beneficiary other than the spouse must be in writing and witnessed by a notary public and must acknowledge the effect of the election and consent. The Plan Committee may accept an election by a Participant to receive benefits in a form other than a Qualified Joint and Survivor Annuity if it is established to the satisfaction of the Plan Committee that there is no spouse, the spouse cannot be located, or such other circumstances as may be prescribed by Treasury Regulations. Any spousal consent shall only be applicable to the spouse granting such consent.

            No less than thirty (30) and no more than ninety (90) days before the "Annuity Starting Date", each Participant and his or her spouse (if applicable) shall be given a written notice to the effect that benefits attributable to his or her Florence Participant Related rollover account shall be payable in the form of a "Qualified
            Joint and Survivor Annuity" unless the Participant, with the consent of the spouse (if applicable), elects another form of benefit payment prior to the Annuity Starting Date. The notice shall describe, in a manner intended to be understood by the Participant and the spouse, the terms and conditions of the Qualified Joint and Survivor Annuity and shall include a general explanation of the financial effects of an election or absence of an election to choose another payment form. As used in this paragraph, "Annuity Starting Date" means the first day of the first period for which an amount is to be paid as an annuity or in any other form. The Plan Committee must provide a written explanation of the Preretirement Survivor Annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year in which the Participant attains age thirty-four (34); (2) a reasonable period after an Employee becomes a

            Participant; or (3) a reasonable period after the Qualified Joint and Survivor Annuity rules become applicable to the Participant. A reasonable period described in clauses (2), and (3) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from service before attaining age thirty-five (35), clauses (1), (2) and (3) do not apply and the Plan Committee must provide the written explanation within the period beginning one year before and ending one year after the separation from service. The written explanation must describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity comparable to the explanation of the Qualified Joint and Survivor Annuity. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.

            A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age thirty-five (35) and (b) the Participant's spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause
            (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age thirty-five (35), the Plan Committee will accept a waiver election as respects the Participant's vested benefit attributable to his service prior to his separation from service. Furthermore, if a Participant who has not separated from service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age thirty-five (35). A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation.

            A Participant, with the consent of his or her spouse, may elect on forms provided by the Plan Committee that in the event of the Participant's death, the Participant's Related rollover account shall be paid in accordance with paragraph 9.3 in lieu of the Preretirement Survivor Annuity, subject to the notice, election and spousal consent rules set forth above.

            Spousal consent is secured for a specific election only and such election may not be changed without obtaining a new spousal consent.

                                 Paragraph 9.7

                 CONSENT TO DISTRIBUTION PRIOR TO AGE SIXTY-TWO
                 ----------------------------------------------

Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.8 apply, no distribution of benefits may commence to a Former Florence Participant prior to the date such Former Florence Participant attains age 65 unless the Former Florence Participant provides written consent to the commencement of the distribution.

                                  EXHIBIT "E"

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

               FORMER KEY BISCAYNE BANK & TRUST COMPANY EMPLOYEES
               --------------------------------------------------

                                  APPLICATION
                                  -----------

For purposes of this Exhibit "E," the term "Former Key Biscayne Participant" means a person who was at any time a Participant of the Key Biscayne Bank 401(k) Profit Sharing Plan (the "Key Biscayne Plan") provided the individual had an account balance in the Key Biscayne Plan as of January 1, 1996 or is entitled by law to have the Key Biscayne Plan or the SunTrust Plan reestablish a prior forfeiture under the Key Biscayne Plan due to reemployment. This Exhibit "E" shall only apply to a Former Key Biscayne Participant and, if applicable, to any individual who would have become a participant in the Key Biscayne Plan on January 1, 1996, if the Key Biscayne Plan had remained in existence on that date.

                                 Paragraph 3.1

                                 PARTICIPATION
                                 -------------

In addition to the provisions of Paragraph 3.1 of the SunTrust Plan, each Former Key Biscayne Participant who is actively employed on January 1, 1996, shall be a Participant in the SunTrust Plan on January 1, 1996. In addition, each individual who would have become a Participant in the Key Biscayne Plan on January 1, 1996, if the Key Biscayne Plan had remained in existence on that date shall be a Participant in the SunTrust Plan on January 1, 1996.

                              Sections VI and VII

                       VESTING, ACCOUNTS AND ALLOCATIONS
                       ---------------------------------

"Salary Reduction Contributions" to the Key Biscayne Plan, as defined therein plus earnings thereon shall be held in an "Elective Contributions Account" hereunder. "Matching Contributions" to the Key Biscayne Plan plus earnings thereon shall be held in a "Matching Contribution Account" hereunder. "Employer Contributions" under the Key Biscayne Plan plus earnings thereon shall be held in a "Company Contributions Account". "Voluntary After Tax Contributions" to the Key Biscayne Plan plus earnings thereon shall be held in a "Voluntary Contributions Account" hereunder. "Rollover Contributions" to the Key Biscayne Plan plus earnings thereon shall be held in a "Participant Rollover Account" hereunder. All accounts which receive funds from the Key Biscayne Plan shall be fully vested at all times.

                                 Paragraph 9.3

                                PAYMENT OPTIONS
                                ---------------

(a) Notwithstanding the provisions of Paragraph 9.3 of the Plan, a Former Key Biscayne Participant may elect to receive the distribution of all of his or her benefits under the SunTrust Plan in any of the following forms:

        (i)    one sum.

       (ii)    an annuity for the life of the Participant.

      (iii) an annuity for the life of the Participant and upon his death 100% or 50% (whichever is specified when this option is elected) of the annuity amount will be continued to his or her spouse as his or her contingent annuitant. No further annuity benefits are payable after the death of both the Participant and his or her spouse.

       (iv) an annuity for the joint lives of the Participant and his or her spouse with 100% or 50% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor. No further benefits are payable after the death of both the Participant and his or her spouse.

        (v) an annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

(b) With respect to all Former Key Biscayne Participants, all "Prior Plan Accounts" established under the SunTrust Plan to identify accounts which were established under the Key Biscayne Plan and all benefits accrued under the SunTrust Plan for such participants shall be subject to the following Qualified Joint and Survivor Annuity Rules:

        (i) The "Prior Plan Accounts" referenced herein shall be payable only in the form of a Qualified Joint and Survivor Annuity unless, within the ninety (90) day period ending on the annuity starting date, the Participant elects another form of payment with the consent of his or her spouse (if applicable) as described below. A "Qualified Joint and Survivor Annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of his or her surviving spouse which is equal to one-half (1/2) of the annuity payable during the joint lives of the Participant and his or her spouse. (In the case of an unmarried Participant, a "Qualified Joint and Survivor Annuity" is a single life annuity.)

       (ii) If a married Participant dies prior to his or her annuity starting date, the Plan Committee will direct the Trustee to distribute the Participant's vested benefit to the Participant's surviving spouse in the form of a Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect which waives the Preretirement Survivor Annuity, with appropriate spousal consent, or unless the Participant and his or her spouse were not married throughout the one (1) year period ending on the date of his or her death. A "Preretirement Survivor Annuity" is an annuity which is purchased with 100% of the Participant's vested benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. If the present value of the Preretirement Survivor Annuity does not exceed $3,500, the Plan Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a Preretirement Survivor Annuity. This section applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one (1) Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least ten (10) Years of Service and completed at least one (l) Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

               If the present value of the Preretirement Survivor Annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the Preretirement Survivor Annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods, and may elect any of the forms of payment in lieu of the

        Preretirement Survivor Annuity. In the absence of an election by the surviving spouse, the Plan Committee must direct the Trustee to distribute the Preretirement Survivor Annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Plan Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

        If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity or the Preretirement Survivor Annuity, the Plan Committee must direct the Trustee to distribute the Participant's vested benefit. The Plan Committee will reduce the Participant's vested benefit by any security interest held by the Plan by reason of a Participant loan to determine the value of the Participant's vested benefit distributable in the form of a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement of the Plan. For purposes of applying this section, the Plan Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a "Qualified Domestic Relations Order" defined by the Internal Revenue Code. The provisions of this section apply separately to the portion of the Participant's vested benefit subject to the Qualified Domestic Relations Order and to the portion of the Participant's vested benefit not subject to that order.

        The consent of the spouse of the Participant to payment in a form other than a Qualified Joint and Survivor Annuity and/or to a Beneficiary other than the spouse must be in writing and witnessed by a notary public and must acknowledge the effect of the election and consent. The Plan Committee may accept an election by a Participant to receive benefits in a form other than a Qualified Joint and Survivor Annuity if it is established to the satisfaction of the Plan Committee that there is no spouse, the spouse cannot be located, or such other circumstances as may be prescribed by Treasury Regulations. Any spousal consent shall only be applicable to the spouse granting such consent.

        No less than thirty (30) and no more than ninety (90) days before the "Annuity Starting Date," each Former Key Biscayne Participant and his or her spouse (if applicable) shall be given a written notice to the effect that benefits under the SunTrust Plan, including his or her Key Biscayne Prior Plan Account, shall be payable in the form of a "Qualified Joint and Survivor Annuity" unless the Participant, with the consent of the spouse (if applicable), elects another form of benefit payment prior to the Annuity Starting Date. The notice shall describe, in a manner intended to be understood by the Participant and the spouse, the terms and conditions of the Qualified Joint and Survivor Annuity and shall include a general explanation of the financial effects of an election or absence of an election to choose another payment form. As used in this paragraph, "Annuity Starting Date" means the first day of the first period for which an amount is to be paid as an annuity or in any other form. The Plan Committee must provide a written explanation of the Preretirement Survivor Annuity to each such married Participant within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year in which the Participant attains age thirty-four (34); (2) a reasonable period after an Employee becomes a Participant; or (3) a reasonable period after the Qualified Joint and Survivor Annuity rules become applicable to the Participant. A reasonable period described in clauses (2) and (3) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from service before attaining age thirty-five (35), clauses (1), (2) and (3) do not apply and the Plan Committee must provide the written explanation within the period beginning one year before and ending one year after the separation from service. The written explanation must describe, in a manner consistent with

        Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity comparable to the explanation of the Qualified Joint and Survivor Annuity. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.

        A Former Key Biscayne Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age thirty-five (35) and (b) the Participant's spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age thirty-five (35), the Plan Committee will accept a waiver election as respects the Participant's vested benefit attributable to his service prior to his separation from service. Furthermore, if a Participant who has not separated from service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Committee will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age thirty-five
        (35). A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation.

        A Participant, with the consent of his or her spouse, may elect on forms provided by the Plan Committee that in the event of the Participant's death, the Participant's rollover account shall be paid in accordance with paragraph 9.3 in lieu of the Preretirement Survivor Annuity, subject to the notice, election and spousal consent rules set forth above.

        Spousal consent is secured for a specific election only and such election may not be changed without obtaining a new spousal consent.

                                  EXHIBIT "F"

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

                   FORMER PONTE VEDRA NATIONAL BANK EMPLOYEES
                   ------------------------------------------

                                  APPLICATION
                                  -----------

For purposes of this Exhibit "F," the term "Former Ponte Vedra Participant" means a person who was at any time a Participant of the Ponte Vedra National Bank Retirement Savings Plan (the "Ponte Vedra Plan") provided the individual had an account balance in the Ponte Vedra Plan as of April 1, 1996, or is entitled by law to have the Ponte Vedra Plan or the SunTrust Plan reestablish a prior forfeiture under the Ponte Vedra Plan due to reemployment. This Exhibit "F" shall only apply to a Former Ponte Vedra Participant and, if applicable, to any individual who would have become a participant in the Ponte Vedra Plan on April 1, 1996, if the Ponte Vedra Plan had remained in existence on that date.

                                 Paragraph 3.1

                                 PARTICIPATION
                                 -------------

In addition to the provisions of Paragraph 3.1 of the SunTrust Plan, each Former Ponte Vedra Participant who is actively employed on April 1, 1996, shall be a Participant in the SunTrust Plan on April 1, 1996. In addition, each individual who would have become a Participant in the Ponte Vedra Plan on April 1, 1996, if the Ponte Vedra Plan had remained in existence on that date shall be a Participant in the SunTrust Plan on April 1, 1996.

                              Sections VI and VII

                       VESTING, ACCOUNTS AND ALLOCATIONS
                       ---------------------------------

"Salary Reduction Contributions" to the Ponte Vedra Plan, as defined therein, plus earnings thereon shall be held in a "Prior Plan Elective Contributions Account" hereunder. "Matching Contributions" to the Ponte Vedra Plan plus earnings thereon shall be held in a "Prior Plan Matching Contribution Account" hereunder. "Employer Contributions" under the Ponte Vedra Plan plus earnings thereon shall be held in a "Prior Plan Company Contributions Account." "Voluntary After Tax Contributions" to the Ponte Vedra Plan, if any, plus earnings thereon shall be held in a "Post 1986 Voluntary Contributions Account" hereunder. "Rollover Contributions" to the Ponte Vedra Plan plus earnings thereon shall be separately identified from other rollover amounts and held in a "Participant Rollover Account" hereunder. All accounts which receive funds from the Ponte Vedra Plan shall be fully vested at all times.

                                 Paragraph 9.7

                 CONSENT TO DISTRIBUTION PRIOR TO AGE SIXTY-TWO
                 ----------------------------------------------

Notwithstanding the provision of paragraph 9.7, unless the provisions of paragraph 9.8 apply, no distribution of benefits may commence to a Former Ponte Vedra Participant prior to the date such Former Ponte Vedra Participant attains age 65 unless the Former Ponte Vedra Participant provides written consent to the commencement of the distribution.

                   FIRST AMENDMENT TO THE SUNTRUST BANKS, INC.
               401(k) PLAN (Amended and Restated January 1, 1997)


      WHEREAS, SunTrust Banks, Inc. (hereinafter referred to as the "Employer"), heretofore established, and there is now existing, a cash or deferred profit sharing plan known as the SunTrust Banks, Inc. 401(k) Plan (hereinafter referred to as the "Plan"); and

      WHEREAS, under the terms of the Plan, the Employer has reserved the ability to amend the Plan; and

      WHEREAS, the Employer desires to amend certain provisions of the Plan to comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 and with Revenue Procedure 96-55 pertaining to prohibiting in service distributions of funds previously held in money purchase pension plans.

      NOW, THEREFORE, The Plan is hereby amended and modified as follows:


      1. The provisions of Section IV of the Plan are hereby amended and modified by the addition of new paragraph 4.9 as hereinafter set forth:


      "4.9 Model Amendment for USERRA Service and Benefits Credit. Notwithstanding any provision of this Plan to the contrary, on and after December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
      Section 414(u). Loan repayments will be suspended under this Plan as permitted under code Section 414(u)(4)."

      2. The provisions of Section IX of the Plan are hereby amended and modified by the addition of new paragraph 9.14 as hereinafter set forth:

      "9.47 Model Amendment Precluding In Service Distributions on Pension Plan Assets. Notwithstanding any provision of this Plan to the contrary, on and after March 12, 1995 to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefits is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code
      Section 14(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions)."

      3. This FIRST AMENDMENT TO THE SUNTRUST BANKS, INC. 401(k) PLAN shall be effective as of December 12, 1994 for Paragraph 1 above and March 12, 1995 for Paragraph 2.


      IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed by its duly authorized officers and its corporate seal to be hereto affixed and attested.

      EXECUTED this __27th______ day of ____June___________________, 1997.


SUNTRUST BANKS, INC.                      ATTEST

BY:    Ray Fortin                         BY:     M. H. Ekins
       ------------------                         ----------------------

Title: Corp. Sec.                         Title:  Group V.P.--H.R.
       ------------------                         ----------------------

                  SECOND AMENDMENT TO THE SUNTRUST BANKS, INC.
               401(k) PLAN (Amended and Restated January 1, 1997)


      WHEREAS, SunTrust Banks, Inc. (hereinafter referred to as the "Employer"), heretofore established, and there is now existing, a cash or deferred profit sharing plan known as the SunTrust Banks, Inc. 401(k) Plan (hereinafter referred to as the "Plan"); and

      WHEREAS, under the terms of the Plan, the Employer has reserved the ability to amend the Plan; and

      WHEREAS, the Employer desires to amend certain provisions of the Plan to allow Participants to make Elective Contributions of two (2) percent up to fifteen (15) percent and to provide for automatic lump sum payments to Participants who are entitled to distribution upon disability, retirement or termination of employment and whose balance does not exceed Five Thousand Dollars ($5,000) pursuant to the Taxpayer Relief Act of 1997.

      NOW, THEREFORE, the Plan is hereby amended and modified as follows:

            1. Paragraph 4.2 of Section IV is hereby amended and modified to read as follows:

            "4.2  Elective  Contributions.  As of any Entry Date, a  Participant
            may, pursuant to a Compensation Deferral Agreement, direct the Company to contribute Elective Contributions from the Participant's Base Compensation to the Participant's Elective Contribution subaccount in the amount of 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%,
            11%, 12%, 13%, 14% or 15% of the amount of Base Compensation paid during the pay period provided that the aggregate Elective Contribution for any Participant for any calendar year may not exceed Seven Thousand Dollars ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes. Notwithstanding the provisions of the prior sentence, during the Plan Year, and as often as deemed necessary, the Plan Committee may (a) limit the percentage of Base Compensation that a Highly Compensated Active Participant may defer to any rate less than 15% of his Base Compensation, (b) limit the percentage of Base Compensation deferred by all Highly Compensated Active Participants who earn in excess of an amount of Base Compensation selected by the Plan Committee, (c) for future pay periods may limit the maximum dollar amount that a Highly Compensated Active Participant may defer during a Plan Year or (d) a combination of the methods set forth above, if the Plan Committee determines that such action may be necessary to satisfy either of the tests set forth in paragraph 5.1. After having made such a limitation regarding Highly Compensated Active Participants, the Plan Committee may later raise the then permitted percentage of Base Compensation or dollar amount contributed as Elective Contributions on behalf of Highly Compensated Active Participants if the Plan Committee determines that the earlier reduction in the maximum contribution rate or dollar amount for Highly Compensated Active Participants was not necessary to satisfy either of the tests set forth in paragraph 5.1. Elective Contributions shall be made on a payroll deduction basis each pay period."

            2. Paragraph 9.1 of Section IX is hereby amended and modified to read as follows:

            "9.1 Distributions Upon Disability, Retirement or Termination of Employment. Subject to the provisions of paragraphs 9.2, 9.3 and 9.9, a Participant's Total Account will be distributed to him or her in accordance with paragraph 9.2 upon filing a written election following his or her Disability or termination of service with the Company and all Affiliates due to Retirement or any other reason. If a Participant's Employment is terminated by death, or if he or she dies after termination but before complete distribution of the account, his or her account (or the undistributed balance thereof) will be distributed to the Beneficiary following receipt of a written election, subject to the provisions of paragraph 9.10. If a Participant or Beneficiary is entitled to receive benefits from an account that does not exceed Five Thousand Dollars ($5,000) in value and the recipient does not file a written election for benefits within forty-five (45) days of receipt of election forms, distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible after the later of (i) forty-five
            (45) days following delivery of the election forms or (ii) completion of six (6) semi-monthly payroll periods following the date the Participant terminated employment. If a terminated Participant is age sixty-two (62) or older and he or she does not file a written election for benefits within forty-five (45) days of receipt of election forms or, if later, by March 15 of the year following (i) the year in which the Participant terminated
            Employment or, if later (ii) the year in which they reach age sixty-two (62), distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible thereafter except as provided in paragraph 9.7 for distributions of Employer Stock, or as provided in paragraph 9.2."

            3. Paragraph 9.4 of Section IX is hereby amended and modified to read as follows:

            "9.4 Limited Lump-Sum Payments. Notwithstanding anything to the contrary pertaining to the payment of benefits, a lump-sum payment shall be made to any Participant, spouse or Beneficiary where, at the time benefits commence, the fair market value of the Total Account does not exceed Five Thousand Dollars ($5,000), and such Participant, spouse or Beneficiary shall be paid a lump-sum amount equal to his or her interest in the Plan, thereby relinquishing any right or interest the recipient may have in any other payments hereunder. Payment shall commence as of a Valuation Date that is as soon as reasonably practicable following the date the Participant terminates employment for any reason and payment shall otherwise be made in accordance with this Section IX."

            4. Paragraph 9.6 of Section IX is hereby amended and modified to read as follows:

            "9.6 Distribution to Alternate Payee Pursuant to a Qualified Domestic Relations Order. Distribution of benefits to an Alternate Payee pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code and paragraph 14.4) may commence in accordance with the distribution provisions of the Plan at any time as specified by such Qualified Domestic Relations Order. In such situations where the Alternate Payee's distribution occurs prior to commencement of distributions to the Participant whose account is subject to the Qualified Domestic Relations Order and prior to the date the Participant attains his "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code), the time and form of payment shall be determined pursuant to the Plan as if the Alternate Payee had been a Participant who terminated employment immediately prior to the date of distribution specified in the Qualified Domestic Relations Order. Notwithstanding the above, distribution of benefits to an Alternate Payee shall not commence prior to the earlier of (i) the date such Participant becomes eligible to receive a distribution or (ii) the date such Participant attains the "earliest retirement age" unless such Alternate Payee consents in writing to such early distribution, or unless the present value of the benefit to be paid to such Alternate Payee does not exceed Five Thousand Dollars ($5,000)."

            5. This SECOND AMENDMENT TO THE SUNTRUST BANKS, INC. 401(k) PLAN shall be effective as of January 1, 1998.

            IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed by its duly authorized officers and its corporate seal to be hereto affixed and attested.

            EXECUTED this 18th day of December, 1997.

ATTEST:                                   SUNTRUST BANKS, INC.


By:    __________________                 By:    ___________________

Title: __________________                 Title: ___________________

                   Third Amendment to the SunTrust Banks, Inc.
               401(k) Plan (Amended and Restated January 1, 1997)


      WHEREAS, SunTrust Banks, Inc. (hereinafter referred to as the "Employer"), heretofore established, and there is now existing, a cash or deferred profit sharing plan known as the SunTrust Banks, Inc. 401(k) Plan (hereinafter referred to as the "Plan"); and

      WHEREAS, under the terms of the Plan, the Employer has reserved the ability to amend the Plan; and

      NOW, THEREFORE, The Plan is hereby amended and modified as follows:


1. Effective January 1, 1993, Paragraph 9.11(a) of Section IX is amended and modified to read as follows:

      "(a) If a Participant who is employed by a Company can demonstrate that the condition of Hardship exists as determined by regulations established by the Plan Committee, upon prior written notice to the Plan Committee, a Participant may withdraw any portion of his (i) Elective Contributions made on or after January 1, 1993 (but not the earnings thereon) and (ii) Matching Contribution allocated to the Participant's Matching Contribution account on or after January 1, 1993 (but not the earnings thereon), provided that such Matching Contributions have been held by the Trustee and allocated to the account for at least twenty-four (24) months. In addition, if the Plan Committee determines that the condition of Hardship exists, the Participant may withdraw any portion of his account that is attributable to (i) pre-tax Employee contributions made by the Participant under a Prior Plan, but excluding earnings on such contributions accrued after December 31, 1988, or (ii) Company Contributions allocated to the Participant's Company Contributions account after December 31, 1988 provided that such Company Contributions have been held by the Trustee and allocated to the account for at least twenty-four (24) months. However, the Plan Committee shall permit a hardship distribution only on account of an immediate and heavy financial need of the Participant as determined by subparagraph (i) and only to the extent that the distribution is necessary to satisfy such immediate and heavy financial need, as determined by subparagraph (ii)."

2. Effective July 1, 1997, Paragraph 12.7 of Section XII is hereby amended and modified to read as follows:

      "12.7 Acceptance of Transfers and Rollover Contributions. The Trustee, subject to Plan Committee approval, may accept funds transferred on behalf of a Participant from another trust forming part of a tax-qualified employee benefit plan or funds qualifying as a rollover contribution under Sections 408(d)(3) or 402(c) of the Code, provided that in the case of a transfer from such a trust, the trust from which such funds are transferred specifically permits the transfer, the Trustee and Plan Committee are satisfied that the transfer or rollover contribution will not jeopardize the tax-qualified or exempt status of the Plan or Trust and the trust is not part of a plan to which the annuity requirements of Sections 401(a)(11) and 417 of the Code apply or, if such annuity requirements do apply, the Plan Committee determines, based on evidence submitted by the Participant that is satisfactory to the Plan Committee, that acceptance of the rollover contribution will not cause this Plan to become subject to such annuity rules. The Plan Committee shall develop such procedures, and may require such information from a plan sponsor, Trustee or a Participant desiring to make any transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this paragraph. The Trustee shall maintain a separate account for each Participant on whose behalf a transfer or rollover contribution is accepted, which shall receive the amount transferred or rolled over. Participants for whom a rollover contribution is accepted shall file an investment election to invest their rollover account in Employer Stock or any Investment Fund(s) in increments of one percent (1%) or such other increments approved by the Plan Committee. If such an election is not filed, the Participant's rollover account shall be invested in an Investment Fund selected by the Plan Committee that primarily invests in fixed-income investments with shorter average maturities than other Investment Funds."


3. Effective October 1, 1997, Exhibit "G" shall be attached and made part of the Plan and shall read as follows:

                                    "EXHIBIT "G"

                                       TO THE

                          SUNTRUST BANKS, INC. 401(k) PLAN

                  PARTICIPATION OF FORMER UNION PLANTERS EMPLOYEES
                  ------------------------------------------------

      In addition to the provisions of Paragraph 3.1 of the SunTrust Plan, each former Participant in the Union Planters Retirement Savings Plan (the "Union Planters Plan") who becomes an Employee of the Company or an Affiliate on September 5, 1997 shall be a Participant in the SunTrust Plan on October 1, 1997. In addition, each individual who would have become a Participant in the Union Planters Plan on September 5, 1997 if the Union Planters Plan had remained in existence on that date; and who becomes an Employee of the Company or an Affiliate on September 5, 1997 shall be a Participant in the SunTrust Plan on October 1, 1997."

4. Effective January 1, 1998, the first and second paragraphs of Paragraph 9.3(b)(ii) of Exhibit D is hereby amended and modified to read as follows:

      "(ii) If a married Participant dies prior to his or her annuity starting date, the Plan Committee will direct the Trustee to distribute the Participant's vested benefit to the Participant's surviving spouse in the form of a Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect which waives the Preretirement Survivor Annuity, with appropriate spousal consent, or unless the Participant and his or her spouse were not married throughout the one (1) year period ending on the date of his or her death. A "Preretirement Survivor Annuity" is an annuity which is purchased with 100% of the Participant's vested benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. If the present value of the Preretirement Survivor Annuity does not exceed $5,000, the Plan Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a Preretirement Survivor Annuity. This section applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one (1) Hour of Service with the Employer after August 22, 1994, or (ii) separates from Service with at least ten
      (10) Years of Service and completes at least one (1) Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

      If the present value of the Preretirement Survivor Annuity exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the Preretirement Survivor Annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods, and may elect any of the forms of payment, in lieu of the Preretirement Survivor Annuity. In the absence of an election by the surviving spouse, the Plan Committee must direct the Trustee to distribute the Preretirement Survivor Annuity on the first distribution date following the close of the Plan Year in which the latest of the following occurs: (i) the Participant's death; (ii) the date the Plan Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62."


5. Effective January 1, 1998, the first and second paragraphs of Paragraph 9.3(b)(ii) of Exhibit E is hereby amended and modified to read as follows:

      "(ii) If a married Participant dies prior to his or her annuity starting date, the Plan Committee will direct the Trustee to distribute the Participant's vested benefit to the Participant's surviving spouse in the form of a Preretirement Survivor Annuity, unless the Participant has a valid waiver election in effect which waives the Preretirement Survivor Annuity, with appropriate spousal consent, or unless the Participant and his or her spouse were not married throughout the one (1) year period ending on the date of his or her death. A "Preretirement Survivor Annuity" is an annuity which is purchased with 100% of the Participant's vested benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. If the present value of the Preretirement Survivor Annuity does not exceed $5,000, the Plan Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a Preretirement Survivor Annuity. This section applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one (1) Hour of Service with the Employer after August 22, 1994, or (ii) separates from Service with at least ten
      (10) Years of Service and completes at least one (1) Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

      If the present value of the Preretirement Survivor Annuity exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the Preretirement Survivor Annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods, and may elect any of the forms of payment, in lieu of the Preretirement Survivor Annuity. In the absence of an election by the surviving spouse, the Plan Committee must direct the Trustee to distribute the Preretirement Survivor Annuity on the first distribution date following the close of the Plan Year in which the latest of the following occurs: (i) the Participant's death; (ii) the date the Plan Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62."


      IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed by its duly authorized officers and its corporate seal to be hereto affixed and attested.

      EXECUTED this ________ day of _________________________, 1999.


SUNTRUST BANKS, INC.                      ATTEST

BY:    _________________________                BY:    _________________________

Title: ________________________                 Title: _________________________

                  Fourth Amendment to the SunTrust Banks, Inc.
               401(k) Plan (Amended and Restated January 1, 1997)


      WHEREAS, SunTrust Banks, Inc. (hereinafter referred to as the "Employer"), heretofore established, and there is now existing, a cash or deferred profit sharing plan known as the SunTrust Banks, Inc. 401(k) Plan (hereinafter referred to as the "Plan"); and

      WHEREAS, under the terms of the Plan, the Employer has reserved the ability to amend the Plan; and

      NOW, THEREFORE, The Plan is hereby amended and modified as follows:

1. Effective January 1, 1999, Exhibit "H" shall be attached and made part of the Plan and shall read as follows:

                                  "EXHIBIT "H"

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

   PARTICIPATION OF FORMER CITIZENS BANK OF MARIANNA AND GADSEN STATE BANK
   ------------------------------------------------------------------------
                                    EMPLOYEES
                                    ---------

      In addition to the provisions of Paragraph 3.1 of the SunTrust Plan, each former Participant in the Citizens State Bank Profit Sharing Plan (the "Citizens Bank Plan") who becomes an Employee of the Company or an Affiliate on October 31, 1998 shall be a Participant in the SunTrust Plan on January 1, 1999. In addition, each individual who would have become a Participant in the Citizens Banks Plan on January 1, 1999 if the Citizens Bank Plan had remained in existence on that date; and who becomes an Employee of the Company or an Affiliate on October 31, 1998 shall be a Participant in the SunTrust Plan on January 1, 1999.


2. Effective January 1, 1999, Exhibit "I" shall be attached and made part of the Plan and shall read as follows:

                                  "EXHIBIT "I"

                                     TO THE

                        SUNTRUST BANKS, INC. 401(k) PLAN

                PARTICIPATION OF FORMER FIRST UNION EMPLOYEES
                ---------------------------------------------

      In addition to the provisions of Paragraph 3.1 of the SunTrust Plan, each former Participant in the First Union Savings Plan (the "First Union Plan") who becomes an Employee of the Company or an Affiliate on December 31, 1998 shall be a Participant in the SunTrust Plan on January 1, 1999. In addition, each individual who would have become a Participant in the First Union Plan on January 1, 1999 if such individual remained employed by First Union on that date; and who becomes an Employee of the Company or an Affiliate on December, 1998 shall be a Participant in the SunTrust Plan on January 1, 1999."


3. Effective January 1, 1999, paragraph 2.22.1 is added to Section II, which shall read as follows:

      "2.22.1 Eligible Compensation shall mean for any Plan Year, the sum of (i) the base salary paid during a Plan Year to a Participant by a Company and shall include, without limitation, vacation pay, draw for a commission Employee, short-term disability pay, sick pay, compensation for shift differential, (ii) any other contributions made on behalf of the Participant for the Plan Year which are not currently includible in gross income by reason of the application of Section 125, 132(f), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code (relating to cafeteria plans, qualified transportation fringes, cash or deferred arrangements, salary reduction-type simplified employee pensions, and tax deferred annuities, respectively), (iii) certain bonuses, commissions, and incentive compensation, which shall be determined from time to time by the Board or Compensation Committee and attached as Exhibit "J"; and shall exclude overtime pay, stock options, stock appreciation rights, imputed income and contributions to other employee pensions and welfare benefits plans or other similar enumeration. Eligible Compensation taken into account for purposes of this Plan shall be limited to $160,000 or such greater amount as may be provided in accordance with Treasury Regulations."


4. Effective January 1, 1999, paragraph 2.16 of Section II is amended and modified to read as follows:

      "2.16 Compensation Deferral Agreement shall mean an agreement pursuant to which the Participant agrees to defer receipt, pursuant to paragraph 4.2 hereof, of a stipulated percentage of his Eligible Compensation and the Company agrees to contribute to the Plan the amount so deferred as an Elective Contribution."


5. Effective January 1, 1999, paragraph 4.2 of Section IV is amended and modified to read as follows:

      "4.2 Elective Contributions. As of any Entry Date, a Participant may, pursuant to a Compensation Deferral Agreement, direct the Company to contribute Elective Contributions from the Participant's Eligible Compensation to the Participant's Elective Contribution subaccount in the amount of 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15%
      of the amount of Eligible Compensation paid during the pay period provided that the aggregate Elective Contribution for any Participant for any calendar year may not exceed Seven Thousand Dollar ($7,000), as adjusted by the Treasury Department pursuant to Section 402(g) of the Code for cost of living changes. Notwithstanding the provisions of the prior sentence, during the Plan Year, and as often as deemed necessary, the Plan Committee may (a) limit the percentage of Eligible Compensation that a Highly Compensated Active Participant may defer to any rate less than 15% of his Eligible Compensation, (b) limit the percentage of Eligible Compensation deferred by all Highly Compensated Active Participants who earn in excess of an amount of Eligible Compensation selected by the Plan Committee, (c) for future pay periods may limit the maximum dollar amount that a Highly Compensated Active Participant may defer during a Plan Year or (d) a combination of the methods set forth above, if the Plan Committee determines that such action may be necessary to satisfy either of the tests set forth in paragraph 5.1. After having made such a limitation regarding Highly Compensated Active Participants, the Plan Committee may later raise the then permitted percentage of Eligible Compensation or dollar amount contributed as Elective Contributions on behalf of Highly Compensated Active Participants if the Plan Committee determines that the earlier reduction in the maximum contribution rate or dollar amount for Highly Compensated Active Participants was not necessary to satisfy either of the tests set forth in paragraph 5.1. Elective Contributions shall be made on a payroll deduction basis each pay period."


6. Effective January 1, 1999, paragraph 4.3 of Section IV is amended and modified to read as follows:

      "4.3 Changes to Contribution Rate. If a Participant is eligible to make Elective Contributions during a Plan Year, he or she may elect to increase or decrease the percentage of Eligible Compensation that is being deferred to a whole percentage allowed pursuant to paragraph 4.2. The new election shall become effective on the first day of the month following the month in which the election is received by the Plan Committee. Deferral rates for Elective Contributions in force at the end of the Plan Year for each Participant shall carryover and remain in force at the same percentage rate for the next Plan Year unless the Participant files a new Compensation Deferral Agreement. Regardless of the number of deferral elections filed in a Plan Year, a Participant may direct the Company to discontinue making Elective Contributions at any time by giving written notice to the Plan Committee of such suspension on a form provided by the Plan Committee, or in such other manner as may be authorized by the Plan Committee, prior to the beginning of the month for which the suspension is to become effective. Notwithstanding the prior provisions of this paragraph, if a Participant discontinues Elective Contributions during a
      Plan Year, the Participant may change the rate of or resume Elective Contributions only as of the following January 1 or any Entry Date thereafter by giving notice to the Plan Committee, or in such other manner as may authorized by the Plan Committee, prior to the beginning of the month that Elective Contributions are to resume. If a Participant has not deferred Elective Contributions during a Plan Year, the Participant may direct the Company to contribute Elective Contributions from the Participant's Eligible Compensation as of any Entry Date by giving notice to the Plan Committee, or in such other manner as may be authorized by the Plan Committee, prior to the beginning of the month that includes such Entry Date."


7. Effective January 1, 1999, paragraph 4.4 of Section IV is amended and modified to read as follows:

      "4.4 Matching Contributions. The Company may, at its discretion, make a Matching Contribution to each Participant who made Elective Contributions during the Plan Year. The Board or the Compensation Committee prior to the beginning of each Plan Year shall determine the percentage of Elective Contributions that will be contributed by the Company as Matching
      Contributions for the Plan Year and such determination shall be communicated to each Participant prior to the beginning of each Plan Year. The Board or the Compensation Committee may set a Guarantee Matching Contribution and/or a Performance Matching Contribution. Any Performance Matching Contribution shall be allocated only to the Matching Contribution subaccounts of Active Participants who made Elective Contributions during the Plan Year and such allocation shall be calculated on a semi-monthly basis based upon the actual Elective Contributions contributed in each semi-monthly payroll period of the Plan Year even though the Performance Matching Contribution may not be contributed until after the end of the year. If the Board or the Compensation Committee does not set a Matching Contribution schedule prior to any Plan Year, the Company shall contribute a Guaranteed Matching Contribution for such Plan Year only for Elective Contributions up to two percent (2%) of the Participant's Eligible Compensation and such Matching Contributions shall be equal to fifty percent (50%) of such eligible Elective Contributions deferred by the Participant and such allocation shall be calculated on a semi-monthly basis based upon the actual Elective Contributions contributed in each semi-monthly payroll period of the Plan Year even though the Guaranteed Matching Contribution may be contributed at such intervals as determined by the Corporation."

8. Effective January 1, 1999, Section XIV is amended to add the following paragraph:

      "14.7 Authorization for Certain Suspension in Transactions. Notwithstanding any other provision of the Plan, the Plan Committee or its delegate is authorized to suspend temporarily certain transactions under the Plan as may be reasonably necessary to accommodate a material change in the record keeping or administrative systems which may be required as the result of a significant change in the design or administration of the Plan or Trust, such as, but not limited to, a plan merger, a change in investment funds or record keepers or a material change in record keeping systems or programs. Such suspension may last only for such period as may be reasonably necessary to effectuate the change and shall be limited only to those transactions that cannot reasonably be completed during the suspension, such as investment fund transfers, changes in contribution rate, and completion of distributions requests, loans and withdrawals. The Plan Administrator shall notify Participants within a reasonable time of the effective date of such suspension and the date when suspended transactions may resume. The authority granted under this Section 14.7 is not intended, and shall not be construed, to allow employer discretion prohibited by Code Section 401(a)(4) and 411(d)(6) and related Treasury Regulations."



      IN WITNESS WHEREOF, the Employer has caused this Fourth Amendment to be executed by its duly authorized officers and its corporate seal to be hereto affixed and attested.

      EXECUTED this ________ day of _________________________, 1999.


SUNTRUST BANKS, INC.                            ATTEST

BY:    _________________________                BY:    _________________________

Title: ________________________                 Title: _________________________

           FIFTH AMENDMENT TO THE SUNTRUST BANKS, INC. 401(K) PLAN
               (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)
------------------------------------------------------------------------------

      The SunTrust Banks, Inc. 401(k) Plan, as amended and restated as of January 1, 1997, and subsequently amended, is further amended as set forth below effective as of April 1, 1999, unless otherwise stated:


1. Paragraph 9.1 of Section IX is amended and modified to read as follows:

      "9.1 Distributions Upon Disability, Retirement or Termination of Employment. Subject to the provisions of paragraph 9.2, 9.3 and 9.9, a Participant's Total Account Balance will be distributed to him or her in accordance with paragraph 9.2 upon filing a written election following his or her Disability or termination of service with the Company and all Affiliates due to Retirement or any other reason. If a Participant's employment is terminated by death, or if he or she dies after termination but before complete distribution of the account, his or her account (or the undistributed balance thereof) will be distributed to the Beneficiary following receipt of a written election, subject to the provisions of paragraph 9.10. If a Participant or Beneficiary is entitled to receive benefits from an account that does not exceed Five Thousand Dollars ($5,000) in value and the recipient does not file a written election for benefits within forty-five (45) days of receipt of election forms, distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible after the later of (i) forty-five (45) days following delivery of the election forms or (ii) completion of six (6) semi-monthly payroll periods following the date the participant terminated employment. If a terminated Participant is age seventy and a half (70 1/2) or older and he or she does not file a written election for benefits within forty-five (45) days of receipt of election forms or, if later, by March 15 of the year following (i) the year in which the Participant terminated Employment, or if later (ii) the year in which they reach age seventy and a half (70 1/2), distribution of benefits shall commence in accordance with the Plan as soon as reasonably possible thereafter except as provided in paragraph 9.7 for distributions of Employer Stock, or as provided in paragraph 9.2."


2. Paragraph 9.2 of Section IX is amended and modified to read as follows:

      "9.2 Time of Payment. Any payment called for under this Section IX shall be made or commenced no later than the time prescribed in this Plan, or if no time is prescribed and subject to the provisions of paragraph 9.3, as soon as practicable after occurrence of the event given rise to the right of payment, unless where the Participant has died, it is impossible for the Plan Committee to determine, within such period, the Beneficiary or legal representative entitled to payment. In such cases, the Plan Committee shall make payment as soon as possible after such person can be determined. Where a distribution is triggered by termination of employment, the distributions generally will not be made until after four
      (4) semi-monthly pay periods following the termination to allow for all final contributions with respect to the Participant to be recorded in the Trust. Payment of a Participant's benefits must commence not later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

(a)   the date on which the Participant attains age seventy and a half (70 1/2);
      or

(b) the tenth anniversary of the Participant's anniversary of participation in this Plan; or

(c)   the date on which the Participant terminates service with the Employer;

            provided however, that the distribution of a Participant's benefit shall begin in accordance with the provisions of paragraph 9.5. Any distribution is subject to the rights of a surviving spouse under paragraph 9.10 and to the rights of an alternate payee under paragraph 14.4."


3. Paragraph 9.3 of Section IX is amended and modified to read as follows:

      "9.3 Consent to Distribution Prior to Age Seventy and a Half (70 1/2). Unless the provisions of paragraph 9.4 apply, no distribution of benefits may commence to a Participant before the Participant attains age seventy and a half (70 1/2) unless the Participant is otherwise entitled to a distribution hereunder and the Participant provides written consent to the commencement of the distribution."

4. Paragraph 9.11(a) of Section IX is amended and modified to read as follows:

      "(a) If a Participant who is employed by a Company can demonstrate that the condition of Hardship exists as determined by regulations established by the Plan Committee, upon prior written notice to the Plan Committee, a Participant may withdraw any portion of his (i) Elective Contributions made on or after January 1, 1993 (but not the earnings thereon) and (ii) Matching Contribution allocated to the Participant's Matching Contribution account on or after January 1, 1993, provided that such Matching Contributions have been held by the Trustee and allocated to the account for at least twenty-four (24) months. In addition, if the Plan Committee determines that the condition of Hardship exists, the Participant may withdraw any portion of his account that is attributable to (i) pre-tax Employee contributions made by the Participant under a Prior Plan, but excluding earnings on such contributions accrued after December 31, 1988, or (ii) Company Contributions allocated to the Participant's Company Contributions account after December 31, 1988 provided that such Company Contributions have been held by the Trustee and allocated to the account for at least twenty-four (24) months. However, the Plan Committee shall permit a hardship distribution only on account of an immediate and heavy financial need of the Participant as determined by subparagraph (i) and only to the extent that the distribution is necessary to satisfy such immediate and heavy financial need, as determined by subparagraph (ii)."


5. Paragraph 9.7 of Exhibit "C" is amended and modified to read as follows:

           "CONSENT TO DISTRIBUTION PRIOR TO AGE SEVENTY AND A HALF
           --------------------------------------------------------

      Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.4 apply, no distribution of benefits may commence to a Former HomeTrust Participant prior to the date such Former HomeTrust Participant attains age 70 1/2 unless the Former HomeTrust Participating provides written consent to the commencement of the distribution."


6. Paragraph 9.7 of Exhibit "D" is amended and modified to read as follows:

           "CONSENT TO DISTRIBUTION PRIOR TO AGE SEVENTY AND A HALF
           --------------------------------------------------------

      Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.3 of this Exhibit "D" apply, no distribution of benefits may commence to a Former Florence Participant prior to the date such Former Florence Participant attains age 70 1/2 unless the Former Florence Participant provides written consent to the commencement of the distribution."


7. Paragraph 9.7 of Exhibit "F" is amended and modified to read as follows:

           "CONSENT TO DISTRIBUTION PRIOR TO AGE SEVENTY AND A HALF
           --------------------------------------------------------

      Notwithstanding the provisions of paragraph 9.7, unless the provisions of paragraph 9.4 apply, no distribution of benefits may commence to a Former Ponte Vedra Participant prior to the date such Former Ponte Vedra Participant attains age 70 1/2 unless the Former Ponte Vedra Participant provides written consent to the commencement of the distribution."

           SIXTH AMENDMENT TO THE SUNTRUST BANKS, INC. 401(k) PLAN
               (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)
------------------------------------------------------------------------------


      The SunTrust Banks, Inc. 401(k) Plan, as amended and restated as of January 1, 1997, and subsequently amended, is further amended as set forth below effective as of July 1, 1999, unless otherwise stated:


1. Paragraph 2.22.1 of Section II is amended and modified to read as follows:

      "2.22.1 Eligible Compensation shall mean for any Plan Year, the sum of (i) the base salary paid during a Plan Year to a Participant by a Company and shall include, without limitation, vacation pay, draw for a commission Employee, short-term disability pay, sick pay, compensation for shift differential, (ii) any other contributions made on behalf of the Participant for the Plan Year which are not currently includible in gross income by reason of the application of Section 125, 132(f), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code (relating to cafeteria plans, qualified transportation fringes, cash or deferred arrangements, salary reduction-type simplified employee pensions, and tax deferred annuities, respectively), (iii) overtime pay, (iv) certain bonuses, commissions, and incentive compensation, which shall be determined from time to time by the Board or Compensation Committee and attached as Exhibit "J"; and shall exclude, stock options, stock appreciation rights, imputed income and contributions to other employee pensions and welfare benefits plans or other similar enumeration. Eligible Compensation taken into account for purposes of this Plan shall be limited to $160,000 or such greater amount as may be provided in accordance with Treasury Regulations.

2. Paragraph 3.1 of Section III is amended and modified to read as follows:

      "3.1 Participation. Each Employee who was a Participant immediately prior to January 1, 1993 shall remain a Participant in this Plan as of January 1, 1993, provided he is an Eligible Employee. Every other Employee who is an Eligible Employee shall be eligible to participate in the Plan in accordance with the following rules:

      (a) Elective Contributions. Each Eligible Employee shall be eligible to participate in the Plan for purposes of Elective Contributions as provided in paragraph 4.2 as of the first Entry Date next following the calendar month that follows the date the Eligible Employee is hired provided the Eligible Employee is still in the employ of the Company on that Entry Date.

      (b) Matching Contributions. Each Eligible Employee shall be eligible to participate in the Plan for purposes of Matching Contributions as provided in 4.4 as of the Entry Date next following the date the Eligible Employee completes at least one (1) year of Service, provided the Eligible Employee is still in the employ of the Company on that Entry Date.


3. Paragraph 4.4 of Section IV is amended and modified to read as follows:

      "4.4 Matching Contributions. The Company may, at its discretion, make a Matching Contribution to each Participant's Matching Contribution subaccount for each Participant who made an Elective Contribution during the Plan Year. The Board or the Compensation Committee prior to the beginning of each Plan Year shall determine the percentage of Elective Contributions that will be contributed by the Company as Matching
      Contributions for the Plan Year and such determination shall be communicated to each Participant prior to the beginning of each Plan Year."

          SEVENTH AMENDMENT TO THE SUNTRUST BANKS, INC. 401(K) PLAN
               (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)


      WHEREAS, the SunTrust Banks, Inc. (the "Corporation" or "Employer") heretofore established, and there is now existing, a cash or deferred profit sharing plan known as the SunTrust Banks, Inc. 401(k) Plan, as amended and restated as of January 1, 1997, and subsequently amended (the "401(k) Plan"); and

      WHEREAS, under the terms of the 401(k) Plan, the Employer has reserved the ability to amend the 401(k) Plan; and

      WHEREAS, on December 31, 1998 Crestar Financial Corporation ("Crestar") became a wholly-owned subsidiary of the Corporation, as a result of the merger of SMR Corporation (Va), a wholly-owned subsidiary of the Corporation into and with Crestar, with Crestar as the surviving entity; and

      WHEREAS Crestar sponsors a profit sharing plan with a cash or deferred arrangement known as the Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, and subsequently amended (the "Thrift Plan"); and

      WHEREAS   Crestar   sponsors  the  Crestar  Merger  Plan  for  Transferred
Employees, as amended and restated through December 31, 1994, and subsequently amended (the "Merger Plan"), a frozen 401(k) plan; and

      WHEREAS, Crestar is amending the Thrift Plan and the Merger Plan to provide that each such Plan is amended to be and is merged into and with the 401(k) Plan effective as of July 1, 1999 and that the assets and liabilities of each such Plan and its trust shall be transferred to the 401(k) Plan and its trust; and

      WHEREAS, the Corporation wishes to amend its 401(k) Plan to consolidate the Thrift Plan and the Merger Plan with and into the SunTrust Banks, Inc. 401(k) Plan and to ensure protection of all Internal Revenue Code Section 411(d)(6) benefits extended to the participants in the Thrift Plan and the Merger Plan.

      NOW THEREFORE BE IT RESOLVED, that effective July 1, 1999 or as soon as practicable thereafter (the "Transfer Date"), the 401(k) Plan is amended to provide that the Trustee for the 401(k) Plan shall accept a trustee-to-trustee transfer from the trustee of the Thrift Plan and from the trustee of the Merger Plan of the assets and liabilities of each such Plan immediately before such transfer.

      FURTHER RESOLVED, that such transfers shall be completed in accordance with the requirements of Section 414(l) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury Regulations, and the account balance of each participant in the 401(k) Plan immediately after the transfers to the 401(k) Plan will be equal to or greater than the sum of the account balances each such participant had in the Thrift Plan, the Merger Plan and the 401(k) Plan immediately prior to such transfers; and

      FURTHER RESOLVED that as of the Transfer Date, the 401(k) Plan shall assume the liabilities of the Thrift Plan and Merger Plan for payment of benefits from such plans and any benefit features, rights and options with respect to such accounts transferred from the Thrift Plan and the Merger Plan shall be preserved to the extent required by Section 411(d)(6) of the Code.

      FURTHER RESOLVED, that the Plan is hereby amended and modified by the addition of Exhibit "J" as attached hereto, which shall follow Exhibit "I."

      IN WITNESS THEREOF, SunTrust Banks, Inc. has caused this Seventh Amendment to the 401(k) Plan to be executed this ____ day of June, 1999.


SunTrust Banks, Inc.                Attest



By: ____________________________    By: ____________________________


Title: __________________________   Title: __________________________

                                   EXHIBIT "J"

                   TO THE SUNTRUST BANKS, INC. 401(k) PLAN

                           FORMER CRESTAR PARTICIPANTS


                                   APPLICATION
                                   -----------

For purposes of this Exhibit "J," the term "Former Crestar Participant" means a person who was at any time a Participant in the Crestar Employees' Thrift and Profit Sharing Plan, as amended and restated through December 31, 1994, and subsequently amended (the "Thrift Plan") or the Crestar Merger Plan for Transferred Employees, as amended and restated through December 31, 1994, and subsequently amended (the "Merger Plan") provided the individual had an account balance in the Thrift Plan or the Merger Plan as of June 30, 1999 or is entitled to by law to have the Thrift Plan, Merger Plan or the SunTrust Banks, Inc. 401(k) Plan (the "401(k) Plan") reestablish a prior forfeiture under the Thrift Plan or Merger Plan due to reemployment. This Exhibit "J" shall only apply to a Former Crestar Participant and, if applicable, to any individual who would have become a participant in the Thrift Plan or the Merger Plan on July 1, 1999 if the Thrift Plan or Merger Plan had remained in existence on that date.


                                  Paragraph 3.1

                                  PARTICIPATION
                                  -------------

In addition to the provisions of paragraph 3.1 of the 401(k) Plan, each Former Crestar Participant who has an account balance in the Thrift Plan or the Merger Plan on July 1, 1999, shall be a Participant in the 401(k) Plan on July 1, 1999. In addition, each individual who is eligible to become a Participant in the Thrift Plan or Merger Plan on July 1, 1999 if the Thrift Plan or Merger Plan had remained in existence on that date shall become eligible to enroll as a Participant in the 401(k) Plan on July 1, 1999.

                              Sections VI and VII

                        VESTING, ACCOUNTS AND ALLOCATIONS
                        ---------------------------------

"401(k) Account" and "Unmatched 401(k) Contribution Account" as defined in the Thrift Plan and Merger Plan, plus earnings thereon shall be held in an Elective Contribution account hereunder. "Rollover Account" as defined in the Thrift Plan and Merger Plan plus earnings thereon shall be held in a Participant rollover account hereunder. "After Tax Account" as defined in the Thrift Plan and Merger Plan plus earnings thereon shall be held in a Voluntary Contribution account hereunder. "PAYSOP Account" as defined in the Thrift Plan plus earnings thereon shall be held in a Company Contribution account hereunder. "Matching Account," "Profit Sharing Account" and "Pre-1987 Employer Account" as defined in the Thrift Plan and/or Merger Plan shall be held in a Prior Crestar Employer
Contribution account hereunder. "Pension Account" to the Merger Plan plus earnings thereon shall be held in a Prior Crestar Employer Merger account hereunder.

All accounts that are transferred from the Thrift Plan or Merger Plan are 100% vested. All accounts in the 401(k) Plan which receive funds from the Thrift Plan or Merger Plan shall be 100% vested at all times.


                             Paragraphs 8.6 and 8.7

               DIVERSIFICATION RIGHTS OF QUALIFIED PARTICIPANTS
               ------------------------------------------------

In addition to the diversification rights of Participants as stated in paragraphs 8.6 and 8.7, each Former Crestar Plan Participant may elect to transfer his Prior Crestar Employer Account balance from one more investment funds to any other investment funds available under the 401(k) Plan. A Participant may transfer, in multiples of 1%, from one investment fund to one or more investment funds. A Participant may realign the investments for his Prior Crestar Employer Account balance by designating transfers, in multiples of 1%, among the investment funds he chooses from those available under the 401(k) Plan.


                                  Paragraph 9.8

                                 PAYMENT OPTIONS

(A) Qualified Joint and Survivor Annuity. Notwithstanding the provision of paragraph 9.8 of the 401(k) Plan, any portion of a Former Crestar Participant's account in the Merger Plan that as of June 30, 1999 was subject to the Survivor Annuity Requirements provided under section 8.4 of the Merger Plan shall continue to be subject to such provisions with regard to that portion of his Total Account that is attributable to such portion of his Merger Plan Account balance as of June 30, 1999, plus earnings thereon on and after July 1, 1999.

(B) Partial Lump Sum. A Former Crestar Participant retires on his Early, Normal or Postponed Retirement Date, as defined under the Thrift Plan, may elect, in lieu of receiving a lump sum payment, to have his Total Account distributed in installment payments, or a combination of a partial lump sum and installments. Any such installments shall be in cash and in approximately equal amounts over any period elected by the Participant (or his guardian or committee) up to 15 years, but in no event may the payment period exceed the Participant's life expectancy as set forth in the rules and regulations under Codess.401(a)(9) with respect to minimum distributions.


                                 Paragraph 9.11

                             WITHDRAWAL OF BENEFITS
                             ----------------------

(A) Withdrawals. In addition to the provisions of paragraph 9.11, a Former Crestar Plan Participant may request a withdrawal from his Total Account in accordance with the following:

      (1) Accounts Available. Withdrawals requested under this subsection on or after July 1, 1999, may be made from a Participant's Voluntary Contribution Account, Company Contribution Account, Rollover Account, and Prior Crestar Employer Account, except that no Employer contributions allocated to his Prior Crestar Employer Contribution Account within the 24-month period immediately preceding the effective date of the withdrawal may be withdrawn. No withdrawals under this subsection may be made from the portion of a Participant's Account that is security for a Plan loan, or from a Participant's Elective Contribution account, Matching Contribution account, Qualified Nonelective account or Prior Crestar Employer Merger account.

      (2) Frequency. A Participant may request a withdrawal under this subsection once in each calendar year and at such other times as the Committee from time to time may determine.

      (3) No rollover of withdrawals. Any amount withdrawn pursuant to this subsection may not be rolled over to the Plan as a Rollover Contribution.

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